SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 1)


Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:
[X]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission
       Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Under Rule 14a-12



                             PLM INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):



[ ]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.   Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------


2.   Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------


3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------


4.   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
5.   Total fee paid:


--------------------------------------------------------------------------------



[X] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.  Amount Previously Paid:

--------------------------------------------------------------------------------
2.  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
3.  Filing Party


-------------------------------------------------------------------------------

4.  Date Filed:

--------------------------------------------------------------------------------



                                                        December 17, 2001



                                [PLM LETTERHEAD]


Dear Stockholder:                                AGREEMENTS CONTEMPLATED THEREBY,
                                                 INCLUDING THE MERGER, AND (III)
You are invited to attend a special              RECOMMENDED THAT PLM'S STOCKHOLDERS
meeting of stockholders of PLM                   APPROVE THE MERGER PROPOSAL.
International, Inc. ("PLM") at the law
offices of Nixon Peabody LLP, 437
Madison Avenue, 24th Floor, New York,            Among the factors considered by the PLM
New York, on January 8, 2002, at 10:00           Board of Directors in evaluating the
a.m., local time. At the special                 merger was the opinion dated December
meeting, you will be asked to consider           21, 2000 of Imperial Capital LLC that,
and approve the merger of MILPI                  as of such date, the cash consideration
Acquisition Corp. ("MILPI") with and             to be received by PLM stockholders
into PLM, pursuant to an Agreement and           pursuant to the tender offer and the
Plan of Merger dated as of December 22,          merger was fair from a financial point
2000.                                            of view to such stockholders. The
                                                 written opinion of Imperial Capital is
The merger is the second and final step          attached as Annex B to the enclosed
of MILPI's acquisition of PLM. The first         proxy statement and you should read it
step was a tender offer by MILPI for all         carefully and in its entirety.
of the outstanding shares of common
stock of PLM at a price of $3.46 per             The enclosed proxy statement provides
share, to the seller in cash, which was          you with a summary of the merger
completed on February 7, 2001. The               agreement and the merger, and provides
second step of MILPI's acquisition of            additional information about the parties
PLM consists of the merger of MILPI with         involved. Following the approval of the
and into PLM. Upon completion of the             merger proposal by PLM stockholders, the
merger, each share of PLM common stock,          closing of the merger will occur as
other than shares held by MILPI and              promptly as practicable after the
dissenting PLM stockholders who perfect          special meeting, subject to the
their appraisal rights, will be                  satisfaction or waiver of the conditions
converted into the right to receive the          to the closing of the merger.
same $3.46 in cash, without interest.
                                                  PLEASE READ THE PROXY STATEMENT
The affirmative vote of holders of a              CAREFULLY. WHETHER OR NOT YOU PLAN TO
majority of the shares of PLM common              ATTEND THE SPECIAL MEETING, YOU ARE
stock outstanding and entitled to vote            REQUESTED TO PROMPTLY COMPLETE, SIGN AND
at the special meeting is necessary to            DATE THE ENCLOSED PROXY CARD AND RETURN
approve the merger proposal. As a result          IT IN THE ENVELOPE PROVIDED. THIS WILL
of the tender offer, MILPI owns                   NOT PREVENT YOU FROM VOTING YOUR SHARES
6,284,261 shares of PLM common stock, or          IN PERSON IF YOU SUBSEQUENTLY CHOOSE TO
83.2% of the outstanding common stock,            ATTEND THE SPECIAL MEETING.
which is sufficient for MILPI to assure
approval of the merger proposal at the            On behalf of our Board of Directors, we
special meeting. As a result, the                 thank you for your continued support and
affirmative vote of other PLM                     again urge you to vote for the proposed
stockholders will not be required to              merger.
approve the merger proposal.
                                                  Very truly yours,
THE BOARD OF DIRECTORS OF PLM HAS
UNANIMOUSLY (I) DETERMINED THAT THE
MERGER AGREEMENT AND THE MERGER ARE
ADVISABLE AND FAIR TO, AND IN THE BEST
INTERESTS OF, PLM AND PLM's                       Stephen M. Bess
STOCKHOLDERS, (II) APPROVED AND ADOPTED           President and Chief Executive Officer
THE MERGER AGREEMENT AND THE
TRANSACTIONS AND THE RELATED








                             PLM INTERNATIONAL, INC.


                              120 Montgomery Street
                                   Suite 1350
                         San Francisco, California 94104


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JANUARY 8, 2002





To PLM Stockholders:                              THE PLM BOARD OF DIRECTORS UNANIMOUSLY
                                                  RECOMMENDS THAT STOCKHOLDERS APPROVE THE
NOTICE IS HEREBY GIVEN that a special             MERGER PROPOSAL.
meeting of stockholders of PLM
International, Inc., a Delaware
corporation ("PLM"), will be held at              Under Delaware law, stockholders of PLM
10:00 a.m. on January 8, 2002 at the law          are eligible to exercise appraisal
offices of Nixon Peabody LLP, 437                 rights in connection with the merger. A
Madison Avenue, New York, New York. A             stockholder that does not vote in favor
proxy card and proxy statement for the            of the merger proposal and complies with
special meeting are enclosed.                     other necessary procedural requirements
                                                  will have the right to dissent from the
The special meeting is for the purpose            merger and to seek appraisal of the fair
of:                                               value of their shares if the merger is
                                                  completed. For a description of
1.   Considering and voting upon the              appraisal rights and the procedures to
Agreement and Plan of Merger (the                 be followed to assert them, stockholders
"merger agreement"), dated as of                  should review the provisions of Section
December 22, 2000, by and between MILPI           262 of the Delaware General Corporation
Acquisition Corp. ("MILPI") and PLM, and          Law. A copy of these provisions is
the merger (the "merger") contemplated            included as Annex C to the accompanying
thereby. A copy of the merger agreement           proxy statement.
is attached as Annex A to the
accompanying proxy statement. The merger
agreement and the merger contemplated             Your vote is important. Whether or not
thereby are referred to in the                    you plan to attend the special meeting,
accompanying proxy statement as the               please complete, date and sign the
"merger proposal."                                enclosed proxy card and return it in the
                                                  enclosed envelope. If you attend the
2.   Transacting such other business as           special meeting, you may revoke your
may properly come before the special              proxy and vote personally on each matter
meeting and any adjournments thereof. At          brought before the special meeting.
present, our Board of Directors is not
aware of any other business that will be          By Order of the Board of Directors,
presented for consideration at the
special meeting.

Approval of the merger proposal requires          Stephen M. Bess
the affirmative vote of the holders of            President and Chief Executive Officer
at least a majority of the votes
entitled to be cast by holders of PLM             San Francisco, California
common stock. Stockholders of record of           December 17, 2001
PLM at the close of business on December
11, 2001 are entitled to notice of, and
to vote at, the special meeting and at
any and all adjournments or
postponements thereof.





         YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN
               YOUR PROXY CARD IN THE ENCLOSED ENVELOPE PROMPTLY.


                 This proxy statement, dated December 17, 2001,
                will first be mailed to stockholders on or about
                               December 17, 2001.

                               SUMMARY TERM SHEET

     This proxy statement solicits your vote in favor of the approval of the merger of MILPI Acquisition Corp. with and into PLM International, Inc., pursuant to an Agreement and Plan of Merger dated as of December 22, 2000. Upon completion of the merger:

        o Each outstanding share of PLM common stock (other than shares held by MILPI and by shareholders who perfect their appraisal rights) will be converted into the right to receive $3.46, without interest, payable in cash (see pages 19 to 20);

        o Each outstanding option to purchase PLM common stock will be converted into the right to receive cash in an amount equal to the excess, if any, of $3.46 over the exercise price of the option (see page 22); and

        o PLM will become a wholly owned subsidiary of MILPI Holdings, LLC and will cease to be a publicly traded company (see pages 17 and 19).

     We plan to complete the merger as soon as possible following the special meeting, subject to satisfaction or waiver of the conditions to the merger. Although we cannot predict exactly when all conditions will be satisfied, we hope to complete the merger promptly following the special meeting (see pages 20 and 22).






                 QUESTIONS AND ANSWERS ABOUT THE MERGER PROPOSAL



Q: WHAT AM I BEING ASKED TO VOTE ON?              Q: WHAT WILL I RECEIVE IN THE MERGER?


     A: You are being asked to vote to                 A: If the merger is completed, our
approve and adopt the merger agreement            stockholders (other than MILPI and
entered into between PLM and MILPI and            stockholders who perfect their appraisal
the merger contemplated by the merger             rights) will receive $3.46 in cash,
agreement.                                        without interest, for each share of PLM
                                                  common stock they own.
Q: WITH WHOM ARE WE MERGING?
                                                  Q: DOES MILPI HAVE THE CASH TO PAY FOR
     A: MILPI will merge with and into            THE SHARES?
PLM. MILPI is a wholly owned subsidiary
of MILPI Holdings, LLC ("MILPI                         A: MILPI has informed us that it
Holdings"), which is wholly owned by              has sufficient financial resources to
four separate trusts. Following the               pay the merger consideration, and
closing of the merger, two of the trusts          MILPI's obligation to pay for PLM shares
will liquidate their assets and, in               is not conditioned on any financing. Two of the
connection with the liquidation, sell or          four trusts have committed to provide
otherwise dispose of their interests in           MILPI's direct parent, MILPI Holdings,
MILPI Holdings. Each of the four trusts           with the funding necessary for the completion
are partially owned by AFG ASIT                   of the merger. MILPI Holdings, in turn has
Corporation ("AFG ASIT"), which acts as           committed to provide MILPI with such funds.
managing trustee for each of the four             MILPI anticipates that approximately 70% of
trusts. AFG ASIT is wholly owned by               these funds will be obtained from existing
Equis II Corporation ("Equis II"), which          resources and internally generated funds of
is wholly owned by Semele Group, Inc.             the two trusts and that approximately 30% of
("Semele"). Semele is a Delaware                  these funds will be obtained by means of a
corporation and the common stock of               short-term, unsecured loan from PLM.
Semele is traded on the OTC Bulletin
Board under the symbol VSLF.OB. MILPI
was formed for the purpose of entering            Q: WHY IS THE BOARD OF DIRECTORS
into a business combination transaction           RECOMMENDING THAT I VOTE TO APPROVE AND
with us and has carried on no activities          ADOPT THE MERGER PROPOSAL?
other than in connection with the
acquisition of PLM. As a result of the                 A: In the opinion of the Board of
proposed merger, MILPI will own all of            Directors, the terms and provisions of
our stock.                                        the merger agreement and the merger are
                                                  fair to and in the best interests of PLM
                                                  and its stockholders. To review the
                                                  background of and reasons for the
                                                  merger, see pages 6 to 11.







Q: WHEN AND WHERE IS THE SPECIAL                       A: We plan to complete the merger
MEETING?                                          as soon as possible after the special
                                                  meeting, subject to the satisfaction or
     A: The special meeting of                    waiver of the conditions to the merger.
stockholders of PLM will be held at               Although we cannot predict exactly when
10:00 a.m. on January 8, 2002 at the law          all conditions will be satisfied, we
offices of Nixon Peabody LLP, 437                 hope to complete the merger promptly
Madison Avenue, 24th Floor, New York,             following the special meeting.
New York.
                                                  Q: WHEN CAN I EXPECT TO RECEIVE THE
Q: WHO CAN VOTE AT THE PLM SPECIAL                MERGER CONSIDERATION FOR MY SHARES?
MEETING?
                                                       A: Once you have submitted your
     A: You can vote at the special               properly completed letter of
meeting if you owned shares of PLM                transmittal, PLM stock certificates and
common stock (the "shares") at the close          other required documents (which will be
of business on December 11, 2001 (the             sent to you in a separate mailing) to
"record date"). As of the close of                Mellon Investor Services LLC (the
business on that day, approximately               "Paying Agent" for the merger), the
7,554,510 shares were outstanding.                Paying Agent will send you the merger
                                                  consideration as promptly as practicable
Q: HOW MANY VOTES ARE REQUIRED TO                 following the completion of the merger.
APPROVE THE MERGER PROPOSAL?                      MILPI will issue a press release once
                                                  the merger has been completed.
     A: The affirmative vote of the
holders of a majority of all outstanding          Q: WHEN SHOULD I SEND IN MY STOCK
shares of PLM common stock as of the              CERTIFICATES?
close of business on the record date is
required to approve the merger proposal.               A: After the special meeting, you
MILPI already owns a majority of such             will be sent a letter of transmittal to
shares as a result of the tender offer            complete and return to the Paying Agent.
("tender offer" or "offer") made                  In order to receive the merger
pursuant to the merger agreement, and             consideration as promptly as practicable
has agreed to vote in favor of the                following the completion of the merger,
merger proposal. Thus, the approval of            you must send the Paying Agent your
the merger proposal is assured without            validly completed letter of transmittal
the vote of any other stockholder.                together with your PLM stock
                                                  certificates as instructed in the
Q: WHAT HAPPENS IF I DO NOT VOTE?                 separate mailing.

     A: Since the affirmative vote of             Q: WHAT DO I NEED TO DO NOW?
the holders of a majority of the
outstanding shares is required to                      A: Just indicate your vote on your
approve the merger agreement and the              proxy card, sign and mail your proxy
merger, your failure to vote will have            card in the enclosed return envelope as
the same effect as a vote against the             soon as possible so that your shares may
merger. However, because MILPI owns a             be represented at the special meeting.
majority of the shares and has agreed to          The meeting will take place on January
vote in favor of the merger proposal,             8, 2002. Our Board of Directors
the approval of the merger proposal is            unanimously recommends that you vote FOR
assured without the vote of any                   the approval of the merger proposal.
stockholder other than MILPI.
Accordingly, if the merger takes place,           Q: IF MY SHARES ARE HELD IN "STREET"
you will still be paid the merger                 NAME BY MY BROKER, WILL MY BROKER VOTE
consideration, unless you exercise your           MY SHARES FOR ME?
appraisal rights.
                                                   A: Your broker will vote your
Q: WHAT RIGHTS DO I HAVE IF I OPPOSE THE          shares only if you provide instructions
MERGER?                                           to your broker on how to vote. You
                                                  should instruct your broker to vote your
     A: Stockholders who oppose the               shares by following the directions
merger may exercise appraisal rights but          provided to you by your broker. Without
only if they comply with the procedures           instructions, your broker will not vote
of Section 262 of the Delaware General            any of your shares held in "street" name
Corporation Law, summarized on pages 17           and the effect will be the same as a
to 18, and included in its entirety as            vote against the merger proposal.
Annex C to this proxy statement.


                                                  Q: CAN I CHANGE MY VOTE AFTER I HAVE
Q: WHEN WILL THE MERGER OCCUR?                    MAILED IN MY SIGNED PROXY CARD?



      A: Yes. You can change your vote at              A: Your receipt of the merger
any time before we vote your proxy at             consideration will be a taxable
the special meeting. You can do so in             transaction for U.S. federal income tax
one of three ways. First, you can send a          purposes and possibly for state, local
written notice stating that you would             and foreign income tax purposes as well.
like to revoke your proxy to the                  The tax consequences of the merger to
Secretary of PLM at the address given             you will depend entirely upon your own
below. Second, you can request a new              financial and tax situation. You should
proxy card and complete and send it to            consult your tax and legal advisors for
the Secretary of PLM at the address               a full understanding of the tax
given below. Third, you can attend the            consequences of the merger to you.
special meeting and vote in person. You
should send any written notice or                 Q: WHO CAN ANSWER FURTHER QUESTIONS?
request for a new proxy card to the
attention of the Secretary, PLM                        A: If you would like additional
International, Inc., 120 Montgomery St.,          copies of this proxy statement or a new
Suite 1350, San Francisco, California             proxy card or if you have questions
94104.                                            about the merger, you should contact the
                                                  Investor Relations Department of PLM at
Q: WHAT ARE THE TAX CONSEQUENCES OF THE           (800) 626-7549.
MERGER TO ME?







                                TABLE OF CONTENTS

                                               PAGE                                                      PAGE



SUMMARY TERM SHEET..............................i         ANNEX A - AGREEMENT AND PLAN OF
QUESTIONS AND ANSWERS ABOUT THE MERGER PROPOSAL.i           MERGER......................................A-1
SUMMARY.........................................1         ANNEX B - OPINION OF IMPERIAL
INTRODUCTION....................................3           CAPITAL.....................................B-1
THE COMPANIES...................................3         ANNEX C - DELAWARE GENERAL
THE SPECIAL MEETING.............................4           CORPORATION LAW SECTION 262.................C-1
  Date, Time and Place..........................4
  Matters to be Considered......................4
  Record Date; Shares Outstanding and Entitled
    to Vote.....................................4
  Quorum; Vote Required.........................4
  Share Ownership of Management and Certain
    Stockholders................................4
  Voting and Revocation of Proxies..............4
  Proxy Solicitation............................5
THE MERGER PROPOSAL.............................5
  Purpose, Structure and Effect of the Merger...5
  Background of the Transaction.................6
  Reasons for the Merger and Board of
    Directors Recommendation...................10
  Recommendation of Our Board of Directors.....11
  Opinion of PLM's Financial Advisor...........12
  Interests of Officers and Directors in the
    Transaction................................14
  Completion and Effectiveness of Merger.......15
  Structure of the Merger and Conversion of
    PLM Common Stock...........................15
  Certain Federal Income Tax Considerations....15
  Accounting Treatment.........................16
  Regulatory Approvals.........................16
  State Takeover Laws..........................16
  Delisting and Deregistration of PLM
    Common Stock after the Merger..............17
APPRAISAL RIGHTS...............................17
CHANGE OF CONTROL..............................18
SOURCE AND AMOUNT OF FUNDS.....................18
THE TRANSACTION AGREEMENTS.....................19
  The Merger Agreement.........................19
  The Escrow Agreement.........................24
  The Confidentiality Agreement................25
  The Transition Services, Employment and
    Consulting Agreements......................25
SECURITY OWNERSHIP OF CERTAIN
  BENEFICIAL OWNERS AND
  MANAGEMENT...................................27
OTHER MATTERS..................................28
STOCKHOLDER PROPOSALS..........................28
WHERE YOU CAN FIND MORE
  INFORMATION..................................28






                                       -iv-



                                     SUMMARY


     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION ABOUT THE MERGER PROPOSAL
CONTAINED IN THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS
IMPORTANT TO YOU. THIS SUMMARY IS NOT INTENDED TO BE A COMPLETE DESCRIPTION AND
IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION
CONTAINED IN THIS PROXY STATEMENT OR INCORPORATED BY REFERENCE IN THIS PROXY
STATEMENT OR IN THE DOCUMENTS ATTACHED AS ANNEXES OR EXHIBITS HERETO. TO
UNDERSTAND THE MERGER PROPOSAL MORE FULLY AND FOR A COMPLETE DESCRIPTION OF THE
LEGAL TERMS OF THE MERGER PROPOSAL, YOU SHOULD READ CAREFULLY THIS ENTIRE
DOCUMENT AND THE DOCUMENTS WE REFER YOU TO. WE HAVE INCLUDED PAGE REFERENCES
PARENTHETICALLY TO DIRECT YOU TO THE PLACE IN THIS DOCUMENT WHERE YOU CAN FIND A
MORE COMPLETE DESCRIPTION OF THE TOPICS PRESENTED IN THE SUMMARY.




              THE COMPANIES                       shares of PLM common stock outstanding
                 (PAGE 3)                         and entitled to vote at the special
                                                  meeting. Stockholders will have one vote
     PLM primarily manages a diversified          at the special meeting for each share of
portfolio of over $700 million (based on          PLM common stock owned by them on the
original equipment cost) of                       record date.
transportation and related equipment for
various investment programs sponsored by               VOTE REQUIRED. Approval of the
PLM and for other third-party investors.          merger proposal will require the
                                                  affirmative vote of the holders of a
     MILPI is a newly formed Delaware             majority of the shares of PLM common
corporation organized in connection with          stock outstanding on the record date.
the offer and the merger and has not              Because MILPI currently owns in excess
carried on any activities other than in           of 50% of the common stock of PLM and
connection with the offer and the                 will vote the shares in favor of the
merger. MILPI is 100% owned by MILPI              merger proposal, the approval of the
Holdings. MILPI Holdings is owned by              merger is assured.
four separate trusts. Following the
closing of the merger, two of the trusts               SOLICITATION OF PROXIES. PLM will
will liquidate their assets and, in               bear the cost of soliciting proxies from
connection with the liquidation, sell or          stockholders. In addition to
otherwise dispose of their interests in           solicitation by mail, our directors,
MILPI Holdings. Each of the four trusts           officers and regular employees may
are partially owned by AFG ASIT, which            solicit proxies from stockholders by
acts as managing trustee for each of the          telephone, telegram, personal interview
four trusts. AFG ASIT is wholly owned by          or otherwise. Our directors, officers
Equis II, which is wholly owned by                and employees will not receive
Semele, a Delaware corporation whose              additional compensation but may be
common stock is listed on the Nasdaq              reimbursed for out-of-pocket expenses in
Small Cap Market under the symbol VSLF.           connection with their solicitation of
                                                  proxies. Brokers, nominees, fiduciaries
           THE SPECIAL MEETING                    and other custodians have been requested
                (PAGE 4)                          to forward soliciting material to the
                                                  beneficial owners of shares of PLM
     MATTERS TO BE CONSIDERED AT THE              common stock held of record by them, and
SPECIAL MEETING. We will hold the                 such custodians will be reimbursed by us
special meeting at the law offices of             for their reasonable expenses.
Nixon Peabody LLP, 437 Madison Avenue,
24th Floor, New York, New York, at 10:00             OUR RECOMMENDATION TO STOCKHOLDERS
a.m. on January 8, 2002. Stockholders                           (PAGES 4, 11)
will be asked to consider and vote upon
the merger proposal and to transact such               Our Board of Directors has
other business as may properly come               unanimously determined that the merger
before the special meeting.                       agreement and merger are advisable and
                                                  fair to, and in the best interests of,
     RECORD DATE; SHARES ENTITLED TO              PLM and its stockholders and has
VOTE. You are entitled to vote at the             approved and adopted the merger
meeting if you owned shares of common             agreement and merger and recommends that
stock of PLM as of the close of business          you vote in favor of the merger
on December 11, 2001, the record date.            proposal.
On the record date, there were
approximately 7,554,510







      OPINION OF FINANCIAL ADVISOR                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
                (PAGE 12)                                         (PAGE 15)


     In deciding to approve the merger                 Your receipt of the merger
agreement and the transactions                    consideration will be a taxable
contemplated thereby, including the               transaction for U.S. federal income tax
tender offer and the merger, our Board            purposes and possibly for state, local
of Directors considered an opinion dated          and foreign income tax purposes as well.
December 21, 2000 of Imperial Capital,            The tax consequences of the merger to
its financial advisor. The opinion                you will depend entirely upon your own
stated that, as of such date and based            financial and tax situation. You should
upon and subject to the assumptions,              consult your tax and legal advisors for
qualifications and limitations set forth          a full understanding of the tax
in its written opinion, the $3.46 per             consequences of the merger to you.
share in cash to be received by the
holders of common stock in the offer and                  CONDITIONS TO THE MERGER
the merger was fair, from a financial                          (PAGES 16, 22)
point of view, to such holders. The
opinion of Imperial Capital is attached                Consummation of the merger is
as Annex B to this proxy statement. We            subject to various conditions, including
encourage you to read this opinion                the approval of the merger by the
carefully and in its entirety.                    requisite vote of PLM stockholders and
                                                  the absence of any law, court order or
 INTERESTS OF OFFICERS AND DIRECTORS IN THE       injunction prohibiting the merger, which
              TRANSACTION                         conditions are summarized on pages 22 to 23
                (PAGE 14)                         of this proxy statement and listed in their
                                                  entirety in the merger agreement.
     Certain officers and directors of
MILPI and PLM may have interests in the                       APPRAISAL RIGHTS
merger that are different from or in                              (PAGE 17)
addition to your interests as a
stockholder. For example, certain of our               Under Section 262 of the Delaware
employees have entered into agreements            General Corporation Law, PLM
relating to their employment following            stockholders have the right to dissent
the consummation of the merger.                   from the merger and demand appraisal of,
                                                  and to receive payment in cash of the
   COMPLETION OF THE MERGER, STRUCTURE            fair market value of, their shares. A
              OF THE MERGER                       full discussion of these appraisal
                (PAGE 15)                         rights is included on pages 17 to 18 of
                                                  this proxy statement and the relevant
     Subject to the satisfaction or               provisions of the Delaware General
waiver of the remaining conditions to             Corporation Law are included as Annex C
the merger, as promptly as practicable            to this proxy statement.
after the merger proposal is approved,
MILPI will merge with and into PLM and
the merger will become effective. At the
effective time of the merger, the
separate existence of MILPI will cease,
PLM will become a wholly owned
subsidiary of MILPI Holdings and will
continue as the surviving corporation.
In addition, each share of PLM common
stock that is issued and outstanding
immediately prior to the effective time
(other than shares held by PLM as
treasury shares, shares held by MILPI
and shares for which the holders thereof
have properly exercised their appraisal
rights) will be automatically converted
into the right to receive cash in the
amount of $3.46 per share.

     The merger agreement is attached as
Annex A to this proxy statement. We
encourage you to read the agreement in
its entirety, as it is the legal
document that governs the merger.




                                  INTRODUCTION



     This proxy statement and the accompanying form of proxy are being furnished to the holders of shares of common stock, $.01 par value, of PLM International, Inc., a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of PLM for use at the special meeting of the stockholders of PLM to be held on January 8, 2002, at the law offices of Nixon Peabody LLP, 437 Madison Avenue, 24th Floor, New York, New York, at 10:00 a.m., local time.



                                  THE COMPANIES



     PLM is a Delaware corporation formed in 1987. The principal offices of PLM are located at 120 Montgomery Street, Suite 1350, San Francisco, California 94104 and its telephone number is (415) 445-3201. PLM primarily manages a diversified portfolio of over $700 million (based on original equipment cost) of transportation and related equipment for various investment programs sponsored by PLM and for other third-party investors. PLM owned 100% of the stock of American Finance Group, Inc., which holds and leases industrial and commercial equipment for its own account and for third-party investors, until March 1, 2000 when PLM sold it to Guaranty Federal Bank. Additionally, PLM operated a trailer leasing business comprised of approximately 22 trailer rental yards, and trailers owned and managed by PLM, until September 30, 2000, when it sold its trailer leasing operations to Marubeni America Corporation for $70 million in cash and the assumption of $48.6 million in debt and other liabilities. In connection with the sale of the trailer leasing operations, PLM's Board of Directors adopted a plan of partial liquidation of PLM and on November 3, 2000, PLM paid a partial liquidating distribution of $5.00 per share to PLM stockholders.



     MILPI is a newly formed Delaware corporation organized in connection with the offer and the merger and has not carried on any activities other than in connection with the offer and the merger. The principal offices of MILPI are located at 200 Nyala Farms, Westport, Connecticut 06880 and its telephone number is (203) 341-0515. Until immediately prior to the time that MILPI purchased PLM stock pursuant to the tender offer, MILPI did not have any significant assets or liabilities or engage in activities other than those incident to its formation and capitalization and the transactions contemplated by the tender offer and the merger. Because MILPI is newly formed and has minimal assets and capitalization, no meaningful financial information regarding MILPI is available.



     MILPI is 100% owned by MILPI Holdings. MILPI Holdings is owned by four trusts: AFG Investment Trust A, AFG Investment Trust B, AFG Investment Trust C, and AFG Investment Trust D (the "four trusts"). In connection with its review of the preliminary proxy materials, the staff of the Securities and Exchange Commission informed the two trusts that it believes that two of the trusts may be unregistered investment companies within the meaning of the Investment Company Act of 1940. Although the trusts do not believe that they are unregistered investment companies, AFG Investment Trusts A and B will liquidate their assets in order to resolve with the SEC staff the question of whether the two trusts are unregistered investment companies. In connection with the liquidation, AFG Investment Trusts A and B will sell or otherwise dispose of their interests in MILPI Holdings. In addition, MILPI Holdings has amended its operating agreement so that the additional funds necessary to complete the merger will not be provided by AFG Investment Trusts A and B. Instead, AFG Investment Trusts C and D will provide the additional funds, with a portion of the funds being loaned to the two trusts by PLM.

     AFG ASIT is managing trustee of the four trusts, has a 1% economic interest in each of the four trusts, has an 8.25% economic interest in the special beneficiary of the four trusts and owns approximately 99% of the Class B Units of each of the four trusts, which gives it approximately a 62% voting interest in the four trusts. AFG ASIT is 100% owned by Equis II and Equis II is 100% owned by Semele. In addition to its interests in Equis II, Semele holds an ownership interest in a 274 acre land parcel located in Southern California known as the Rancho Malibu property and an equity interest in a company that owns a ski resort, a local public utility and land which is held for development. Semele also has an interest in a limited partnership having a tax interest in a diversified pool of lease contracts owned by an institutional investor and in limited partnerships that are engaged in equipment leasing and real estate, including two commercial buildings located in Washington D.C. and in Sydney, Australia, respectively, that are leased to an investment-grade educational institution. The common stock of Semele is traded on the OTC Bulletin Board under the symbol VSLF.OB.

                               THE SPECIAL MEETING


DATE, TIME AND PLACE



     The special meeting is scheduled to be held at the law offices of Nixon Peabody LLP, 437 Madison Avenue, 24th Floor, New York, New York, on January 8, 2002, beginning at 10:00 a.m., local time.




MATTERS TO BE CONSIDERED

     At the special meeting, PLM stockholders will be asked to consider and vote upon the merger proposal. Approval of the merger proposal by the stockholders of PLM is a condition to PLM's participation in the merger.




     THE BOARD OF DIRECTORS OF PLM HAS UNANIMOUSLY (I) DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE ADVISABLE AND FAIR TO, AND IN THE BEST INTERESTS OF, PLM AND PLM'S STOCKHOLDERS, (II) APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE TRANSACTIONS AND RELATED AGREEMENTS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND (III) RECOMMENDED THAT PLM'S STOCKHOLDERS APPROVE THE MERGER PROPOSAL.




     Our Board of Directors knows of no other matters that will be presented for consideration at the special meeting. If any other matters properly come before the special meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE




     Our Board of Directors has fixed the close of business on December 11, 2001 as the record date for the determination of the holders of PLM's common stock entitled to notice of and to vote at the special meeting.

     Only holders of record of PLM common stock as of the close of business on the record date will be entitled to notice of and to vote at the special meeting. As of the record date, there were approximately 7,554,510 shares of PLM common stock outstanding and entitled to vote at the special meeting, held by approximately [ ] stockholders of record, with each share entitled to one vote.




QUORUM; VOTE REQUIRED

     The presence, in person or represented by proxy, of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the special meeting will constitute a quorum. Approval of the merger proposal will require the affirmative vote of the holders of a majority of the shares of PLM common stock outstanding on the record date. Because MILPI owns in excess of 50% of the shares of PLM and these shares will be present at the special meeting and voted in favor of the merger proposal, the approval of the merger is assured.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS




     As of the close of business on the record date, MILPI beneficially owned 6,284,261 shares of PLM common stock (collectively representing approximately 83.2% of the voting power of PLM common stock). MILPI has agreed to vote for approval of the merger proposal.

     As of the close of business on the record date, PLM's directors and executive officers and their affiliates may be deemed to be the beneficial owners of 6,284,261 shares of PLM common stock (collectively representing approximately 83.2% of the voting power of PLM common stock).




VOTING AND REVOCATION OF PROXIES

     Stockholders are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Shares of PLM common stock represented by properly executed proxies received by PLM and not revoked will be voted at the special meeting in accordance with the instructions contained in the proxy cards. If instructions are not given, proxies will be voted FOR authorization of the merger proposal. However, brokers do not have discretionary authority to vote shares held in street name. Therefore, the failure of beneficial owners of shares held in street name to give voting instructions to brokers will result in broker non-votes. Broker non-votes, abstentions and the failure to vote will have the same affect as votes cast against authorization of the proposed merger.

     If any other matters are properly presented at the special meeting for consideration, the persons named in the enclosed form of proxy and acting under the proxy will have discretion to vote on such matters in accordance with their best judgment. Because our by-laws require advance notice of any business to be properly transacted at a meeting of stockholders, our Board of Directors does not expect any other matters to be presented at the special meeting, and the persons named in the enclosed form of proxy will not use their discretionary authority to present any material matters not discussed in this proxy statement. In addition, we do not expect any changes to the terms of the merger proposal described in this proxy statement, and the persons named in the enclosed form of proxy will not use their discretionary authority to approve any changes to the merger proposal that are materially different than the terms of the merger proposal described in this proxy statement without giving stockholders an opportunity to change their vote.



     Any proxy card signed and returned by a stockholder may be revoked at any time before it is voted either by delivering to the Secretary of PLM, at PLM International, Inc., 120 Montgomery Street, Suite 1350, San Francisco, California 94104, written notice of such revocation or a duly executed proxy bearing a later date or by attending the special meeting and voting in person. Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.



PROXY SOLICITATION



     We will bear the costs of solicitation of proxies and the cost of preparing, printing and mailing this proxy statement in connection with the special meeting. In addition to solicitation by mail, our directors, officers and regular employees may solicit proxies from stockholders by telephone, telegram, personal interview or otherwise. Our directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with their solicitation of proxies. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of shares of PLM common stock held of record by them, and such custodians will be reimbursed by us for their reasonable expenses.

     YOU SHOULD NOT SEND ANY STOCK CERTIFICATES REPRESENTING SHARES OF PLM COMMON STOCK WITH YOUR PROXY. INSTEAD, YOU WILL RECEIVE A SEPARATE MAILING WITH INSTRUCTIONS TO MAIL YOUR STOCK CERTIFICATES WITH YOUR LETTER OF TRANSMITTAL TO THE PAYING AGENT.




                               THE MERGER PROPOSAL


PURPOSE, STRUCTURE AND EFFECT OF THE MERGER

     The purpose of the merger is for MILPI to acquire all of the outstanding capital stock of PLM and to provide PLM stockholders (other than MILPI and those who perfect their appraisal rights) with $3.46 in cash for each share of PLM common stock that they hold. In connection with the merger: (i) PLM will become a wholly owned subsidiary of MILPI Holdings; and (ii) the holders of PLM common stock (other than MILPI and those who perfect their appraisal rights) will receive $3.46 per share of common stock, in cash.

     The structure of the merger calls for MILPI to be merged with and into PLM. PLM will be the surviving corporation and will be a wholly owned subsidiary of MILPI Holdings. Under the merger agreement, the officers and directors of MILPI immediately prior to the effective time of the merger shall be the officers and directors of the surviving corporation on and immediately following the effective time of the merger.

     If the merger is consummated, the stockholders of PLM will no longer have any equity interest in PLM, and therefore will not share in its future earnings and growth. Instead, each stockholder (other than those who perfect their appraisal rights) will receive, upon surrender to the Paying Agent of a letter of transmittal and their PLM stock certificate or certificates, the merger consideration. Following the effective time of the merger, PLM will apply to the Securities and Exchange Commission for the deregistration of the PLM common stock and will no longer be subject to periodic reporting requirements under the Securities Exchange Act of 1934, as amended ("1934 Act"), and the PLM common stock will be delisted from the American Stock Exchange.

BACKGROUND OF THE TRANSACTION

     DISCUSSIONS WITH MILPI



     In 1996, Equis Financial Group L.P. ("EFG"), a representative of MILPI, sold to PLM its lease origination business, a customer list and the name American Finance Group. In 1997, EFG offered to purchase PLM for $5.00 per share with certain contingencies. This offer was rejected by our Board of Directors, for reasons including the inadequacy of the amount offered. Also in 1997, three officers of EFG and two non-affiliated individuals formed a committee (the "Committee") to solicit proxies from stockholders of PLM with respect to certain proposals submitted for a vote at PLM's annual meeting of stockholders that were designed to: amend PLM's bylaws and certificate of incorporation; terminate a stockholder rights plan (poison pill) in effect at that time; and add two of the Committee's designees to PLM's Board of Directors. The intent of the proxy solicitation was to make it easier for a third party to purchase PLM without the approval of PLM's Board of Directors. The Committee's proxy solicitation did not receive enough votes to elect directors, and the other proposals did not receive enough votes to be adopted. PLM terminated the rights plan on its own, immediately prior to the annual meeting at which the proxy vote occurred.

     In 1997 and 1998, EFG periodically made inquiries to PLM as to whether or not PLM would be interested in discussing a sale of PLM or of PLM's subsidiary, PLM Financial Services Inc. ("FSI"). In March of 1999, EFG sent a letter to PLM's Board of Directors offering to purchase PLM for $7.50 per share. In April of 1999, representatives of EFG held discussions with representatives of PLM to review certain public information; and then EFG increased its offer to $7.75 per share plus all of the after-tax proceeds from the sale of PLM's wholly owned subsidiary American Finance Group, Inc. ("AFG") in excess of $23,000,000. In May of 1999, EFG signed a confidentiality agreement with PLM enabling it to receive confidential information. It also contained a customary standstill provision that precluded certain actions by EFG to acquire shares of PLM for five years without the consent of PLM's Board of Directors. By letter dated May 20, 1999, EFG increased the proposed purchase price to $8.45 per share. This offer was subject to numerous conditions, including the substantiation of the values of the equipment held by PLM's affiliates and the consent of all of PLM's lenders to waive the acceleration of their loans upon a change of control. During 1999, PLM's operations included the trailer leasing business ("Trailer Leasing"), investment management operations ("Investment Management") and AFG. In 2000, PLM sold AFG and Trailer Leasing, and on November 3, 2000, stockholders of PLM received $5.00 per share as a partial liquidating distribution.

     On May 27, 1999, PLM's Board of Directors met to discuss the offer from EFG and, in addition to seeking a higher price, asked EFG to remove all conditions from its offer. EFG was unwilling to either increase its offer or to remove all conditions. Nonetheless, EFG and PLM thereafter exchanged information and EFG was provided with introductions to PLM's lenders. By the middle of August 1999, both parties determined to abandon the above-described transaction, however at that time EFG expressed an interest in making a direct equity investment in PLM. By letter dated September 1, 1999, the Board of Directors of PLM informed EFG that it was not interested in the proposal and discussions between EFG and PLM were terminated.

     On November 3, 1999, the Board of Directors of PLM engaged Imperial Capital to pursue strategic and financial alternatives for maximizing stockholder value on a near term basis, including a possible transaction or series of transactions representing a merger, consolidation, or any other business combination, a sale of all or a substantial amount of the business, securities, or assets of PLM, or a recapitalization or spin-off.



     In November of 1999, Imperial Capital prepared a letter containing public information about PLM, which was sent, along with a confidentiality agreement, to 200 parties whom Imperial Capital or PLM believed would be interested in acquiring PLM or a significant portion thereof. Of these parties, approximately 50, including MILPI (through its representative EFG), expressed an interest in receiving further information and signed and returned to

Imperial Capital the confidentiality Agreement. During December 1999 and January 2000, Imperial Capital prepared two confidential information memorandums, and distributed them to those parties who had signed the confidentiality agreement. One of the memoranda prepared by Imperial Capital described Trailer Leasing and the other described Investment Management. Imperial Capital received a number of expressions of interest for Trailer Leasing, for Investment Management and for PLM as a whole. EFG submitted an expression of interest regarding Investment Management. As a result of the responses received by Imperial Capital, PLM's Board of Directors instructed Imperial Capital to proceed first with a sale of Trailer Leasing. PLM closed the sale of Trailer Leasing to Marubeni America Corporation on September 29, 2000.

     In October 2000, Imperial Capital was directed by the PLM Board of Directors to prepare a new confidential information memorandum describing PLM in its then current form (primarily Investment Management). Imperial Capital distributed this new confidential memorandum to approximately 14 parties who had either initially submitted bids (or expressions of interest), or had otherwise expressed interest, to purchase Investment Management, including MILPI. Among other things, this new confidential information memorandum contained the financial projections which are attached as Annex C to this proxy statement. These financial projections were prepared by us, and reflect various assumptions with respect to general business and economic conditions, anticipated results and other matters. These projections are therefore subject to significant business, economic and competitive uncertainties beyond our control, and they do not take into account any changes in PLM's operations or capital structure which may result from the merger. Consequently, these projections are likely to vary from our actual results of operations, and those variations could be material.

     In mid-October of 2000, after receiving the confidential information memorandum, MILPI, in conjunction with The Diversified Group ("Diversified"), orally submitted a bid of $3.00 per share to Imperial Capital, subject to conducting due diligence. On October 25, 2000, based upon feedback from Imperial Capital that its $3.00 bid was insufficient, Diversified submitted to Imperial Capital a written indication of interest in acquiring PLM at $3.25 per share.

     On October 23, 2000, Jan Melgaard, President of Sigma Aircraft Management, LLC, a consultant to MILPI, visited PLM and met with Doug Fowler, Senior Aircraft Attorney of PLM, and Richard Brock, CFO of PLM, to conduct due diligence on aircraft owned by PLM's affiliates.



     Based upon further feedback from Imperial Capital that its new bid of $3.25 per share was still insufficient, on October 30, 2000, Diversified submitted a letter to PLM, whereby it increased its bid to $3.50 per share. This bid was not subject to any financing contingency or any contingency associated with the outcome of material litigation. As a condition to continued due diligence, and entering into negotiations intended to produce a definitive agreement, Diversified required PLM to agree to a three-week exclusivity period during which PLM could not enter into any letter of intent or other written agreements relating to the transactions with other parties unless it paid Diversified a fee of $1,000,000. Such letter agreement was signed that day. Later on the same day, James A. Coyne, Vice President of MILPI, Robert N. Tidball, Chairman of the Board of Directors of PLM, Stephen M. Bess, President and Chief Executive Officer and a Director of PLM, Susan C. Santo, Vice President, General Counsel and Secretary of PLM, and Peter Gatto, Director of Taxation of PLM, as well as representatives of Diversified, Imperial Capital and legal counsel to PLM, discussed by telephone a proposed structure for the transaction.




     On November 1 and 2, 2000, Mr. Coyne visited PLM to conduct due diligence and met with Messrs. Tidball and Bess, Ms. Santo and John McCarthy, PLM's Director of Financial Analysis and Planning.



     On November 15, 2000, Messrs. Coyne and Reese discussed the proposed terms and structure of a transaction that would not include Diversified, with Diversified's consent. On November 16, 2000, Mr. Coyne sent Imperial Capital a written confirmation of such terms, which terms were revised by Mr. Coyne on November 17, 2000.


     On November 17, 2000, counsel for MILPI delivered to counsel for PLM a first draft of a definitive merger agreement and a form of voting and tender agreement for certain stockholders of PLM. Advisors to and counsel for PLM objected to several provisions of the draft merger agreement, including the terms of the tender offer, conditions to the tender offer, terms restricting PLM's ability to negotiate with third parties regarding a superior proposal, and the ability of the parties to terminate the merger agreement.

     From November 20 through November 22, 2000, legal counsel to MILPI visited PLM to conduct further due diligence.

     On December 4 and 5, 2000, Mr. Coyne, along with MILPI's legal counsel, met with Messrs. Bess and Tidball and Ms. Santo of PLM, representatives of Imperial Capital and PLM's legal counsel, at the offices of PLM's legal counsel, to negotiate the terms of the merger agreement, including those terms specifically mentioned above. Among other things, MILPI agreed to eliminate or revise certain terms of the tender offer, conditions to the tender offer, terms restricting PLM's ability to negotiate with third parties regarding a superior proposal, and the ability of the parties to terminate the merger agreement.


     On December 11, 2000, the Board of Directors of PLM held a special meeting to discuss the auction process Imperial Capital had been conducting. All of the members of PLM's Board of Directors were present. Also present were representatives of Imperial Capital (to discuss the auction process and to answer questions from the Board), legal counsel to PLM, and Mr. Coyne, who attended a portion of the meeting. The Board of Directors discussed all firm proposals which had been received, including the consideration offered, the status and availability of financing for each proposal, the extent to which each bidder had conducted due diligence, and the readiness and ability of each bidder to promptly execute and effect a transaction. The Board of Directors was advised that, except for MILPI, no persons had expressed an interest in acquiring the shares at a price equal to or greater than MILPI's offer of $3.50 per share that was not subject to the outcome of material litigation. Imperial Capital further advised the Board of Directors that it was prepared to issue an opinion that the receipt of $3.50 per share by the stockholders of PLM would be fair to such holders from a financial point of view. After such discussions, the Board of Directors determined that MILPI's offer of $3.50 per share, which was not subject to a financing contingency or to the outcome of any material litigation, was superior to all other offers, and it instructed legal counsel to PLM to continue negotiations with MILPI to finalize the merger agreement. On December 13, 2000, Imperial Capital delivered the above-described opinion. From December 11, 2000 through December 20, 2000, the parties continued negotiations. On December 20, 2000, as a result of continued due diligence and negotiations between the parties concerning certain provisions of the merger agreement, MILPI informed PLM of its intent to decrease the bid price per share in conjunction with modifying certain conditions to the offer.



     On December 21, 2000, MILPI revised its bid to $3.46 per share and agreed to modify certain conditions to the offer. Later that day, the Board of Directors of PLM met to consider the offer price and merger consideration and the other terms and conditions of the merger agreement. All members of the Board of Directors were present. Also present were representatives of Imperial Capital and legal counsel to PLM. At the Board of Directors meeting, the Board asked Imperial Capital whether it could deliver an opinion that payment of $3.46 was fair to the PLM stockholders from a financial point of view. Imperial Capital stated that it was of the opinion that the consideration to be received by PLM's stockholders pursuant to the offer and in connection with the merger is fair to such holders from a financial point of view, and that such opinion replaces the opinion it issued on December 13, 2000. The Board of Directors unanimously voted to approve the merger agreement, the escrow agreement and the voting agreement and the transactions contemplated thereby, including the merger and the offer, and authorized Mr. Tidball to execute and deliver such agreements as promptly as practicable.

     On December 22, 2000, PLM and MILPI executed the merger agreement and the escrow agreement, and PLM, MILPI and certain stockholders of PLM executed the voting agreement. On December 22, 2000, both PLM and MILPI issued press releases announcing the execution of the merger agreement.

     On December 29, 2000, MILPI filed with the SEC a Schedule TO and commenced the tender offer, and PLM filed with the SEC a Schedule 14D-9 responding to the Schedule TO.

     On January 5, 2001, PLM entered into the transition services agreements with three of its executive officers.

     On February 7, 2001, MILPI announced that it had accepted for payment and paid for all PLM shares tendered into the offer. Such shares represent approximately 83.2% of the outstanding shares of PLM.


     Also on February 7, 2001, in accordance with the terms of the merger agreement, seven of PLM's eight directors resigned from the Board of Directors and the remaining director, Robert N. Tidball, elected two persons designated by MILPI, Gary D. Engle and James A. Coyne, to serve as directors of PLM. At the same time, Mr. Tidball resigned as Chairman of the Board. Mr. Engle was then elected as his replacement as Chairman.

     On April 2, 2001, the transition services agreement between PLM and Susan
C. Santo, one of its executive officers, was amended.

     On April 20, 2001, Mr.Tidball resigned as a director.

     On May 16, 2001, Timothy P. Perkins, Stephen M. Bess and Richard K. Brock were elected as directors. On the same day, a board resolution decreased the number of directors from eight to three and Messrs. Bess and Brock resigned as directors as a result of the decrease in the number of directors. After their resignations were accepted, Messrs. Engle, Perkins and Coyne were the remaining directors.

     On June 8, 2001, the transition services agreement between PLM and Mr. Brock was amended. At the same time, PLM entered into an engagement letter with Mr. Brock to retain his services as a consultant.

     On August 2, 2001, the transition services agreement between PLM and Mr. Bess was amended.

     As of September 12, 2001, a board resolution increased the number of directors from three to four and John Einarsen was appointed to the board.



     DISCUSSIONS WITH PARTIES OTHER THAN MILPI

     On October 26, 2000, representatives of a third-party, along with its advisor, visited PLM to conduct initial due diligence. On or about November 21, 2000, this third-party informed Imperial Capital that it was unlikely to proceed in its evaluation of PLM, or submit a bid, until all material litigation was settled. However, when Imperial Capital informed representatives of this third-party that PLM was in discussion with a potential buyer who would assume all risks associated with material litigation, the third-party indicated it would carry on with its due diligence, and, on November 28, 2000, it submitted to Imperial Capital a written bid to acquire PLM for $2.07 per share. The bid was not subject to any financing contingency or to the settlement of material litigation. Imperial Capital informed this third-party that such bid was significantly below other bids already received.

     On November 1, 2000, representatives of another third-party and its advisor met with representatives of PLM and Imperial Capital to discuss a possible acquisition of PLM. On November 9, 2000, representatives of this third-party indicated in a telephone conversation with Imperial Capital that it was unlikely to submit a bid for PLM. The following day, November 10, 2000, its representatives again indicated in a telephone conversation with Imperial Capital that it would not submit a bid for PLM.

     On November 8 and 9, 2000, representatives of another third-party and its advisors visited PLM and met with PLM's management to discuss the operations of PLM. On November 15, 2000, after completion of initial due diligence, representatives of this third-party orally informed Imperial Capital that it would be willing to pay $2.75 per share for all outstanding shares of PLM. Imperial Capital thereafter informed these representatives that PLM had already received a bid of more than $3.00 per share, and in response to such information, these representatives indicated they would conduct further evaluation to determine if they were willing to increase the amount this third-party would pay per share. The following day, on November 16, 2000, this third-party submitted a written indication of interest at $3.25 per share, subject to obtaining financing, settlement of material litigation and completion of due diligence.

     On November 21, 2000, Imperial Capital spoke with representatives of this third-party regarding its bid of November 16, 2000, and informed such representatives that PLM had received a bid in excess of the November 16 bid, and that such other bid was not subject to any financing contingency or any contingency related to the outcome of material litigation. This third-party reiterated to Imperial Capital its interest in acquiring PLM, and stated to Imperial Capital that its advisors would shortly visit PLM to conduct further due diligence to determine whether it was willing to increase its offer.

     From November 29 through December 1, 2000, representatives of, and advisors to, this third-party visited PLM to conduct further due diligence and to discuss operations and financial and legal matters with management of PLM. On December 4, 2000, its representatives informed Imperial Capital by telephone that the third-party would not offer more than $3.25 per share, which was still subject to settlement of all material litigation. However, it was willing to consider making an offer for a significantly lesser amount which would not be conditioned upon the settlement of all material litigation, and it might be willing to agree to pay PLM's stockholders an additional amount if all material litigation was favorably settled. Its representatives also indicated the third-party would provide a comfort letter from its bank as to its ability to finance the transaction. After Imperial Capital discussed the matter with representatives of the Board, Imperial Capital orally informed the third-party that such offer was insufficient.

     The next day, on December 5, 2000, representatives of the third-party called Imperial Capital to inform Imperial Capital that the third-party was evaluating whether it could increase or modify its offer. On December 8, 2000, the third-party submitted a new written bid to PLM for $3.60 per share. However, such bid remained conditioned upon the outcome of all material litigation, obtaining necessary financing and completion of additional due diligence. On December 11, 2000, Imperial Capital spoke via telephone with representatives of the third-party regarding the bid it submitted on December 8, 2000, and the third party reiterated that it was unwilling to pay $3.60 per share unless all material litigation was favorably resolved. The third-party also informed Imperial Capital that its financing had yet to be finalized.

     Later that week, representatives of this third-party orally withdrew the party's December 8 bid and offered $3.25 per share, subject only to financing and completion of their due diligence. Members of PLM's Board of Directors discussed this offer with representatives of the third-party, who confirmed that it was the third-party's best and final offer.

     On November 17, 2000, another third-party submitted a written bid of $3.50 per share to PLM subject to due diligence, the settlement of all material litigation and a financing contingency. As of that date, this third-party had not conducted significant due diligence nor had it or its advisors visited PLM. On November 21, Imperial Capital spoke with representatives of this third-party to discuss PLM's requirements for an acceptable bid, but the third-party never modified its offer.

REASONS FOR THE MERGER AND BOARD OF DIRECTORS RECOMMENDATION

     In reaching its determination to approve the merger and the offer and to recommend them to PLM's stockholders, the Board of Directors of PLM considered the following factors, each of which in the view of the Board of Directors, supported such determinations:



     (i) the amount of consideration to be received by PLM's stockholders in the offer and the merger pursuant to the merger agreement, as well as the fact that stockholders would receive a cash payment with no financing condition;


     (ii) PLM's prospects if it were to remain independent, including the risks inherent in remaining independent, and the prospects of PLM going forward as an independent company;

     (iii) the financial condition, historical results of operations and business and strategic objectives of PLM, as well as the risks involved in achieving those objectives;

     (iv) other historical information concerning PLM's business, prospects, financial performance and condition, operations, technology, management and competitive position;

     (v) the fact that the $3.46 per share to be paid in the offer and as the consideration in the merger represents a premium of approximately 56% over $2.22, the per-share average closing price of PLM shares on the AMEX for the 30 trading days prior to December 21, 2000;

     (vi) current financial market conditions, and historical market prices, volatility and trading information with respect to the common stock of PLM;

     (vii) the presentation from Imperial Capital and the written opinion dated December 21, 2000 of Imperial Capital that, as of such date and based upon and subject to the matters set forth therein, the $3.46 in cash to be paid in the offer and the merger was fair from a financial point of view to PLM stockholders;

     (viii) the high likelihood that the proposed acquisition would be consummated, in light of the experience and financial capabilities of MILPI and its affiliates, and that the proposed acquisition could be consummated more quickly than a long-form merger and, on the other hand, the risks to PLM if the acquisition were not consummated or were not consummated for a significant period of time, including a potential negative effect on (a) PLM's operating results and (b) PLM's stock price;

     (ix) the terms of the merger agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations;

     (x) the fact that pursuant to the merger agreement, PLM is not prohibited from responding to any unsolicited Acquisition Proposal (as defined in the merger agreement) to acquire PLM in the manner provided in the merger agreement, and PLM may terminate the merger agreement and accept a Superior Proposal (as defined in the merger agreement) subject to PLM's compliance with the terms of the merger agreement and PLM's obligation to pay the Termination Fee and Expenses (as defined in the merger agreement) in the amount and in the manner described in the merger agreement. The merger agreement defines Superior Proposal as a bona fide unsolicited written Acquisition Proposal to acquire a majority of the voting power of the shares of PLM common stock then outstanding or all or substantially all the assets of PLM for consideration consisting of cash or securities which the PLM Board of Directors concludes in good faith (after consultation with and receipt of advice from PLM's financial advisors and outside legal counsel), taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, (a) would, if consummated, result in a transaction that is more favorable to PLM's stockholders (in their capacities as stockholders), from a financial point of view, than the Transactions (as defined in the merger agreement), and (b) is reasonably capable of being completed, including a conclusion that its financing, to the extent required, is then committed or is, in the good faith judgment of the PLM Board of Directors (after consultation with and receipt of advice from PLM's financial advisors and outside legal counsel), reasonably capable of being financed by the person making such acquisition proposal; and


     (xi) the fact that pursuant to the merger agreement, MILPI agreed to pay PLM liquidated damages if MILPI breached the merger agreement and such breach resulted in a failure to consummate the Transactions on or before June 30, 2001.



     The members of the Board of Directors evaluated the various factors listed above in light of their knowledge of the business, financial condition and prospects of PLM, and based upon the advice of financial and legal advisors. In light of the number and variety of factors that the Board of Directors considered in connection with their evaluation of the offer and the merger, the Board of Directors did not find it practicable to assign relative weights to the foregoing factors and, accordingly, the Board of Directors did not do so. In addition to the factors listed above, the Board of Directors considered the fact that consummation of the offer and the merger would eliminate the opportunity of the stockholders to participate in any potential future growth in the value of PLM, but determined that this loss of opportunity was reflected by the price of $3.46 per share to be paid in the offer and the merger.


RECOMMENDATION OF OUR BOARD OF DIRECTORS



     The Board of Directors of PLM has unanimously (i) determined that the terms of the merger are advisable and fair to, and in the best interests of, the stockholders of PLM, (ii) approved and adopted the merger agreement and the transactions and the related agreements contemplated thereby, including the merger, and (iii) recommended that PLM's stockholders approve the merger proposal.

OPINION OF PLM'S FINANCIAL ADVISOR



     Imperial Capital was engaged by PLM's Board of Directors in November 1999 to act as exclusive financial advisor to PLM to explore strategic and financial alternatives, including a possible transaction or series of transactions representing a merger, consolidation or any other business combination, or a sale of all or a substantial amount of the business, securities or assets of PLM.

     In connection with the merger agreement, on December 21, 2000 Imperial Capital rendered its opinion to the Board of Directors. The opinion stated that, as of such date and based upon and subject to certain matters stated therein, the consideration to be received by PLM common stockholders in the transaction is fair to such stockholders from a financial point of view. A copy of the opinion, which sets forth the assumptions made, matters considered, the scope and limitations on the review undertaken and the procedures followed by Imperial Capital, is attached as Annex B to this document and is incorporated into this proxy statement by reference. You are urged to read the Imperial Capital opinion carefully and in its entirety for assumptions made, matters considered and limits of the review by Imperial Capital. Stockholders should note that the opinion expressed by Imperial Capital was prepared at the request and for the information of our Board of Directors and does not constitute a recommendation to any holder of PLM common stock as to how to vote with respect to the transaction. The Imperial Capital opinion does not address the business decision of our Board of Directors to engage in the transaction or the relative merits of any alternatives discussed by our Board of Directors. No limitations were placed on Imperial Capital by the Board of Directors with respect to the investigation made, the procedures followed or the factors considered in preparing and rendering its opinion.

     In connection with rendering its opinion, Imperial Capital, among other things:

        o Analyzed certain historical business and financial information relating to PLM, including our Annual Report on Form 10-K for the year ended December 31, 1999 and our Quarterly Report on Form 10-Q for the period ended September 30, 2000;

        o Reviewed certain financial forecasts and other data provided to Imperial Capital by PLM, including business plans prepared by our senior management;

        o Conducted discussions with members of our senior management with respect to the historical operations, businesses and prospects of PLM, the strategic objectives of PLM and possible benefits that may be realized from the merger;

        o Reviewed public information with respect to certain other companies with financial profiles that Imperial Capital deemed to be relevant;

        o Reviewed the historical market prices and trading activity for our common stock and compared them with those of certain publicly traded companies that Imperial Capital deemed relevant;

        o Prepared and delivered to over 200 potential financial and strategic buyers an executive summary describing PLM and subsequently prepared and delivered to over 50 interested parties a confidential information memorandum describing PLM;

        o Reviewed four written letters of interest to purchase the shares of PLM; and

        o Conducted such other financial studies, analyses and investigation as Imperial Capital deemed appropriate.

     In preparing its opinion and with our consent, Imperial Capital relied on the accuracy and completeness of the foregoing financial and other information and did not assume responsibility for independent verification of such information or conduct any independent valuation or appraisal of any of our assets, nor was Imperial Capital furnished with any such appraisals. With respect to the financial forecasts, Imperial Capital assumed, with our consent, that the financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of our management as to the future financial performance of PLM. Imperial Capital also relied upon assurances of our senior management that they were unaware of any facts that would make the information or financial forecasts provided to Imperial Capital incomplete or misleading. Imperial Capital assumed no responsibility for, and expressed no view as to, such forecasts or the assumptions on which they were based.

     The Imperial Capital opinion was based upon economic, monetary and market conditions existing on the date of the opinion. Imperial Capital expressed no opinion, nor should one be implied, as to the current fair market value of PLM's common stock or the prices at which PLM's common stock will trade at any time.

     The following paragraphs summarize the significant analyses performed by Imperial Capital in arriving at its opinion.

     AUCTION PROCESS ANALYSIS. Imperial Capital conducted an auction process, which Imperial Capital believes helps to establish the relative market for a business. Imperial Capital believes that a company is best able to determine the fair value of its operations by soliciting bids from a number of the most logical buyers of such operations. As part of the auction process for PLM and its business, Imperial Capital distributed an executive summary describing the operations of PLM to more than 200 parties. These parties included financial and strategic buyers. This information was delivered with a confidentiality agreement which, if signed, would allow the parties who signed it to receive non-public information about PLM. Imperial Capital received more than 50 signed confidentiality agreements and subsequently sent to those parties a confidential information memorandum describing Trailer Leasing and a confidential information memorandum describing Investment Management. This process allowed PLM to receive expressions of interest for Trailer Leasing, Investment Management and for the entire company. After reviewing the expressions of interest, PLM determined that it would be in the best interests of the PLM stockholders to sell Trailer Leasing first and then to sell the common stock of PLM at a later date.

     After closing the sale of Trailer Leasing in September 2000, Imperial Capital distributed a confidential information memorandum describing the remaining operations of PLM as of October 2000. This memorandum was sent to the same parties who had submitted expressions of interest for Investment Management and to other interested parties. Four parties submitted expressions of interest for PLM. A summary of the expressions of interest and the resulting negotiations for parties other than MILPI is included in the description of the background of the transaction on pages 6 to 10. As mentioned under that description, two of the bidders submitted bids in excess of $3.46 per share, each conditioned on the outcome of material litigation. Given such condition (a condition not present in the MILPI bid), Imperial Capital discounted the true value of such bids accordingly. Those negotiations resulted in PLM's Board of Directors determining to accept MILPI's bid of $3.46 per share and MILPI and PLM entering into the merger agreement.

     DISCOUNTED CASH FLOW ANALYSIS. Imperial Capital analyzed the unleveraged after-tax cash flows of PLM based on financial projections prepared by our management for 7 years. These projections were based on management's assumptions that the court approves as structured the equitable class action settlement relating to PLM Equipment Growth Fund V, PLM Equipment Growth Fund VI and PLM Equipment Growth & Income Fund VII. The discounted cash flow analysis determined the present value of the unleveraged after-tax cash flows generated over the projection period and then added a terminal value based on ranges of multiples of EBITDA. Imperial Capital also analyzed the present value of unleveraged after-tax cash flows assuming a range of perpetual growth rates that Imperial Capital deemed relevant. For purposes of its analysis, and because PLM's Investment Management Business is a liquidating business rather than a growth business, Imperial Capital chose zero as the terminal value for PLM. Further, given the nature of PLM's business, market position, volatility of revenues, cash flow and earnings, and illiquidity of its equity and/or ownership interests as a small public company, Imperial Capital chose a discount rate of 25% for which to discount PLM's projected cash flow. This discounted cash flow analysis indicated a net present value of PLM stock of approximately $3.37 per share.

     LIQUIDATION ANALYSIS. Imperial Capital analyzed the liquidation value of PLM as of November 30, 2000. This analysis is relevant because PLM's primary business is investment management, a business that is liquidating over the next seven years based on the anticipated termination dates of the various investment programs managed by PLM. The liquidation analysis is used to estimate the proceeds that would be assumed to be received in a liquidation of PLM. This liquidation analysis indicated a value of PLM stock of approximately $3.40 per share.

     PREMIUM ANALYSIS. Imperial Capital reviewed the stock trading history of PLM common stock and took into consideration that, on November 3, 2000, PLM made a $5.00 partial liquidating distribution to stockholders. On November 6, 2000, PLM's common stock traded on the AMEX ex-distribution and closed at $2.25 per share. The average closing price of PLM shares for the 30 trading days ending on December 21, 2000 was $2.22 per share. The $3.46 per share consideration represents a premium of approximately 53.8% over the $2.25 per share bid and a premium of approximately 55.9% over the $2.22 per share bid.

     Imperial Capital would normally utilize traditional premium analyses in relation to comparable companies and comparable transactions as a factor in reaching its conclusion regarding the fairness of a transaction from a financial point of view. However, Imperial Capital determined that such analyses would not be meaningful with respect to the current transaction. In reaching its determination, Imperial Capital considered, among other things, that:

        o PLM could properly be viewed as effectively operating in liquidation mode, rather than as a going concern;

        o PLM was a defendant in litigation which, in the event of a final judgment or settlement adverse to PLM, could have a material adverse effect on the value of PLM and on PLM's ability to enter into a transaction similar to the current transaction; and

        o There were no comparable transactions either in PLM's industry or of PLM's size.

     The summary of the Imperial Capital opinion set forth above does not purport to be a complete description of the data and analyses presented or considered by Imperial Capital. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, Imperial Capital's analysis must be considered as a whole and that considering any portion of Imperial Capital's analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Imperial Capital opinion.


     In the ordinary course of its business and in accordance with applicable state and federal securities laws, Imperial Capital may trade PLM securities for its own account and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.


     Under the terms of an engagement letter, Imperial Capital was to be paid a retainer fee of $50,000, a fee of $175,000 for any fairness opinion rendered to PLM and success fees of varying percentages of the aggregate consideration received in a transaction involving (i) all of PLM (1.50%), (ii) Trailer Leasing (1.0%), and (iii) Investment Management (1.75%). PLM also agreed, under a separate agreement, to indemnify Imperial Capital, its affiliates and each of its directors, officers, agents and employees and each person, if any, controlling Imperial Capital or any of its affiliates against certain liabilities, including liabilities under federal securities laws.

     PLM paid Imperial Capital the $50,000 retainer fee in November 1999, a fee of $175,000 for rendering a fairness opinion in connection with PLM's sale of Trailer Leasing in May 2000, and a net success fee of approximately $925,000 upon the sale of Trailer Leasing in September 2000. PLM also reimbursed Imperial Capital for its out of pocket expenses in connection with the sale of Trailer Leasing. PLM paid Imperial Capital a fee of $175,000 for rendering its December 2000 opinion (which amount the parties had agreed would be paid regardless of the result of the opinion). In addition, PLM paid Imperial Capital a net success cash fee of approximately $315,000 on February 16, 2001 and reimbursed its out of pocket expenses. However, Imperial Capital will not be entitled to any additional fees or compensation in the event the merger is not approved or otherwise consummated.


INTERESTS OF OFFICERS AND DIRECTORS IN THE TRANSACTION

     In considering the recommendation of the PLM Board of Directors with respect to the merger proposal, PLM stockholders should be aware that certain members of management and of the PLM Board of Directors have interests in the transaction that may be different from, or in addition to, the interests of the PLM stockholders. For example, certain of our employees entered into agreements relating to their employment following the consummation of the merger. See "The Transaction Agreements -- The Transition Services and Employment Agreements." The merger agreement also provides current and former officers and directors with certain rights to indemnification as described below. See "The Transaction Agreements-- The Merger Agreement-- Director and Officer Liability." The PLM Board of Directors was aware of such interests and considered them, among other matters, in approving the merger agreement, the merger and the related transactions.


COMPLETION AND EFFECTIVENESS OF MERGER

     The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including approval of the merger proposal by the stockholders of PLM. Except for stockholder approval, all other conditions to the merger have, to date, been satisfied. So long as there continues to be no prohibition by any provision of applicable law and no injunction or prohibition by any order, judgment, decree, injunction or ruling by a governmental entity, the merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware. We intend to complete the merger as promptly as possible following the special meeting.

STRUCTURE OF THE MERGER AND CONVERSION OF PLM COMMON STOCK

     In accordance with the merger agreement and Delaware law, MILPI will be merged with and into PLM. As a result of the merger, the separate corporate existence of MILPI will cease and PLM will survive the merger as a wholly owned subsidiary of MILPI Holdings. The merger requires the approval of a majority of the holders of PLM common stock and will be consummated as promptly as practicable after the receipt of such PLM stockholder approval, subject to the satisfaction or waiver of other conditions to the merger.


     In the merger, all of the outstanding shares of PLM common stock (other than shares held by MILPI and those shares as to which dissenters' rights have been properly perfected) will be canceled in exchange for the right to receive $3.46 in cash, without interest.



CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain U.S. federal income tax consequences of the merger to holders whose shares of PLM common stock are converted into the right to receive cash in the merger (whether upon receipt of the merger consideration or pursuant to the proper exercise of dissenters' rights). The discussion applies only to holders of shares of PLM common stock in whose hands such shares are capital assets (generally assets held for investment), and may not apply to PLM common stock received pursuant to the exercise of employee stock options or otherwise as compensation, or to holders of PLM stock who are not citizens or residents of the United States of America.


     THE TAX DISCUSSION SET FORTH BELOW IS BASED UPON PRESENT LAW (WHICH MAY BE SUBJECT TO CHANGE, POSSIBLY ON A RETROACTIVE BASIS). BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH HOLDER OF PLM COMMON STOCK SHOULD CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX EFFECTS OF THE MERGER TO SUCH HOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.



     The receipt of cash pursuant to the merger (whether as merger consideration or pursuant to the proper exercise of dissenters' rights) will be a taxable transaction for U.S. federal income tax purposes (and also may be a taxable transaction under applicable state, local and foreign income tax laws). In general, for U.S. federal income tax purposes, a holder of PLM common stock will recognize gain or loss equal to the difference between such holder's adjusted tax basis in the stock converted to cash in the merger and the amount of cash received therefor. Such gain or loss generally will be capital gain or loss. Certain non-corporate holders (including individuals) will be subject to tax on the net amount of such capital gain at a maximum rate of 20% provided the shares of PLM common stock were held for more than 12 months. The deduction of capital losses is subject to certain limitations under U.S. federal income tax law. Holders of PLM common stock should consult their own tax advisors in this regard.

     Payments in connection with the merger may be subject to backup withholding at a 31% rate. Backup withholding generally applies if a holder (i) fails to furnish such holder's social security number or taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) fails properly to report interest or dividends, or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN provided is such holder's correct number and that such holder is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of U.S. federal income tax provided certain information is furnished to the Internal Revenue Service. Certain persons, including corporations and financial institutions, generally are exempt from backup withholding. Certain penalties apply for failure to furnish correct information and for failure to include the reportable payments in income. Each holder of PLM stock should consult with such holder's own tax advisor as to such holder's qualifications for exemption from withholding and the procedure for obtaining such exemption.

ACCOUNTING TREATMENT

     The merger will be accounted for using the purchase method of accounting with MILPI as the acquiror.

REGULATORY APPROVALS

     PLM is not aware of any pending legal proceeding relating to the merger. Except as described in this subsection, PLM is not aware of any governmental license or regulatory permit that appears to be material to its business that might be adversely affected by MILPI's acquisition of shares as contemplated herein or of any approval or other action by any governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of shares by MILPI as contemplated herein.


     In connection with its review of the preliminary proxy materials, the staff of the Securities and Exchange Commission informed the four trusts that it believes two of the trusts may be unregistered investment companies within the meaning of the Investment Company Act of 1940. Although the trusts do not believe that they are unregistered investment companies, AFG Investment Trusts A and B will liquidate their assets in order to resolve with the SEC staff the question of whether the two trusts are unregistered investment companies. In connection with the liquidation, AFG Investment Trusts A and B will sell or otherwise dispose of their interests in MILPI Holdings. In addition, MILPI Holdings has amended its operating agreement so that the additional funds necessary to complete the merger will not be provided by AFG Investment Trusts A and B. Instead, AFG Investment Trusts C and D will provide the additional funds, with a portion of the funds being loaned to the two trusts by PLM.


STATE TAKEOVER LAWS

     PLM is incorporated under the laws of the State of Delaware. In general,
Section 203 of the Delaware General Corporation Law prevents an "interested stockholder" (generally a person who owns or has the right to acquire 15% or more of a corporation's outstanding voting stock, or an affiliate or associate thereof) from engaging in a "business combination" (defined to include mergers and certain other transactions) with a Delaware corporation for a period of three years following the date such person became an interested stockholder unless, among other things, prior to such date the Board of Directors of the corporation approved either the business combination or the transaction in which the interested stockholder became an interested stockholder. On December 21, 2000, prior to the execution of the merger agreement, PLM's Board of Directors, by unanimous vote of all directors present at a meeting held on such date, approved and adopted the merger agreement and determined and declared that each of the offer and the merger are fair and advisable to, and in the best interest of, the stockholders of PLM. Accordingly, Section 203 is inapplicable to the merger agreement and the transactions contemplated thereby, including the merger.

     A number of other states have adopted laws and regulations applicable to attempts to acquire securities of corporations which are incorporated, or have substantial assets, stockholders, principal executive offices or principal places of business, or whose business operations otherwise have substantial economic effects, in such states. In Edgar v. MITE Corp., the Supreme Court of the United States invalidated on constitutional grounds the Illinois Business Takeover Statute, which, as a matter of state securities law, made takeovers of corporations meeting certain requirements more difficult. However, in 1987, in CTS Corp. v. Dynamics Corp. of America, the Supreme Court held that the State of Indiana may, as a matter of corporate law and, in particular, with respect to those aspects of corporate law concerning corporate governance, constitutionally disqualify a potential acquiror from voting on the affairs of a target corporation without the prior approval of the remaining stockholders. The state law before the Supreme Court was by its terms applicable only to corporations that had a substantial number of stockholders in the state and were incorporated there.



     PLM, directly or through its subsidiaries, conducts business in a number of states throughout the United States, some of which have enacted takeover laws. PLM and MILPI do not know whether any of these laws will, by their terms, apply to the merger and have not made any attempt to comply with any such laws. Should any person seek to apply any state takeover law, PLM and MILPI will take such action as then appears desirable, which may include challenging the validity or applicability of any such statute in appropriate court proceedings. In the event it is asserted that one or more state takeover laws is applicable to the merger, and an appropriate court does not determine that it is inapplicable or invalid as applied to the merger, PLM and/or MILPI might be required to file certain information with, or receive approvals from, the relevant state authorities or PLM's stockholders. In addition, if enjoined, PLM and MILPI might be delayed in continuing or consummating the merger.



DELISTING AND DEREGISTRATION OF PLM COMMON STOCK AFTER THE MERGER

     If the merger is completed, PLM will apply to the Securities and Exchange Commission for the deregistration of the PLM common stock and will no longer be subject to periodic reporting requirements under the 1934 Act, and the PLM common stock will be delisted from the American Stock Exchange.

                                APPRAISAL RIGHTS



     Under the Delaware General Corporation Law (the "Delaware General Corporation Law"), even if the merger is approved by the holders of the requisite number of shares of PLM common stock, you are entitled to refuse the merger consideration to which you would otherwise be entitled under the merger agreement and to instead exercise appraisal rights and obtain payment of the "fair value" for your shares under the terms of the Delaware General Corporation Law. In order to effectively exercise your appraisal rights, you must satisfy each of the following primary requirements.



o You must hold shares in PLM as of the date you make your demand for appraisal rights and continue to hold shares in PLM through the effective date of the merger.

o You must deliver to PLM a written notice of your demand of payment of the fair value for your shares prior to the taking of the vote at the special meeting.

o You must not have voted in favor of or consented to the merger and the merger agreement.


     If you fail to comply with any of the above conditions or otherwise fail to comply with the requirements of Section 262 of the Delaware General Corporation Law, you will have no appraisal rights with respect to your shares. See Section 262 of the Delaware General Corporation Law, a copy of which is attached hereto as Annex C.

     The determination of fair value takes into account all relevant factors, but excludes any appreciation or depreciation in anticipation of the applicable merger. The costs of the appraisal proceeding may be determined by the Delaware Court of Chancery and allocated among the parties, as the Delaware Court of Chancery deems equitable under the circumstances. Upon your application for appraisal, the Delaware Court of Chancery may order all or a portion of the expenses incurred by you in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, you will bear your own expenses.


     Written demands, notices or other communications concerning the exercise of appraisal rights should be addressed to:

                             PLM International, Inc.
                              120 Montgomery Street
                                   Suite 1350
                         San Francisco, California 94104
                              Attention: Secretary
                                 (415) 445-3201



     All written notices must be executed by, or with the consent of, the holder of record. The notice must identify you and indicate your intention to demand payment of the fair value for your shares. In the notice, your name should be stated as it appears on your stock certificate(s). If your shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, your demand must be executed by or for the fiduciary. If you own the shares with another person, such as in a joint tenancy or tenancy in common, your demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute your demand for appraisal. However, the agent must identify you and any other owners of the shares and expressly disclose the fact that, in exercising the demand, he or she is acting as agent for you and any other owners.

     IF YOU ARE CONTEMPLATING THE EXERCISE OF THE RIGHTS SUMMARIZED ABOVE IN CONNECTION WITH THE MERGER, YOU ARE URGED TO CONSULT WITH YOUR OWN LEGAL COUNSEL. THE DESCRIPTION OF SECTION 262 CONTAINED IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX C ATTACHED TO THIS PROXY STATEMENT AND THE DELAWARE GENERAL CORPORATION LAW. FAILURE TO FOLLOW PRECISELY ALL OF THE STEPS REQUIRED BY SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW WILL RESULT IN THE LOSS OF YOUR APPRAISAL RIGHTS. ANY DEMANDS, NOTICES, CERTIFICATES OR OTHER DOCUMENTS REQUIRED TO BE DELIVERED IN CONNECTION WITH YOUR EXERCISE OF APPRAISAL RIGHTS SHOULD BE SENT TO PLM AT THE ADDRESS INDICATED ABOVE. THE PROCESS OF DISSENTING REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. THOSE WISHING TO DISSENT SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER THE DELAWARE GENERAL CORPORATION LAW.


                                CHANGE OF CONTROL



     On February 7, 2001, MILPI accepted for payment and paid for all of the shares of PLM common stock validly tendered in its tender offer at an aggregate purchase price of approximately $21.7 million using funds provided to MILPI Holdings by the four trusts, as described below in "SOURCE AND AMOUNT OF FUNDS." Consequently, MILPI Holdings, as the sole owner of MILPI, may be deemed to own beneficially an aggregate of 6,284,261 shares, or approximately 83.2% of the outstanding shares of common stock of PLM. Pursuant to the merger agreement, MILPI was entitled, upon purchase of and payment for shares under the tender offer, to designate such number of directors to the Board of Directors of PLM as would give MILPI representation proportionate to its ownership interest. Pursuant thereto, Mr. Bess, Randall L.W. Caudill, Douglas P. Goodrich, Warren G. Lichtenstein, Howard M. Lorber, Harold R. Somerset and Robert L. Witt resigned from their positions on the PLM Board of Directors. On April 20, 2001, Mr. Tidball resigned his position on the board. On May 16, 2001, Timothy P. Perkins, Mr. Bess and Mr. Brock were appointed to the PLM Board of Directors. On the same day, a board resolution decreased the number of directors from eight to three and Messrs. Bess and Brock resigned. On September 12, 2001, a board resolution increased the number of directors from three to four and John Einarsen was appointed to the PLM Board of Directors. Messrs. Engle, Coyne, Perkins and Einarsen are thus directors of PLM and may be deemed to be affiliates of PLM.



                           SOURCE AND AMOUNT OF FUNDS



     The total amount of funds required by MILPI to purchase shares pursuant to the merger is estimated to be approximately $4.4 million. The merger is not conditioned upon MILPI entering into any financing arrangements. AFG Investment Trusts C and D have committed to provide MILPI's direct parent, MILPI Holdings, with the funding necessary for the completion of merger. MILPI Holdings, in turn has committed to provide MILPI with such funds. MILPI anticipates that approximately 70% of these funds (or approximately $3.1 million) will be obtained from existing resources and internally generated funds of AFG Investment Trusts C and D, and that approximately 30% of these funds (or approximately $1.3 million) will be obtained by means of a 364 day, unsecured loan from PLM to the two trusts. The loan will carry interest at LIBOR plus 200 basis points, provided, however, that the interest rate may not at any time be higher than 2% over the base rate from time to time announced by Fleet Bank of Massachusetts, N.A.


                           THE TRANSACTION AGREEMENTS



     THE FOLLOWING DISCUSSION OF THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT, AND CERTAIN RELATED AGREEMENTS, WHILE MATERIALLY COMPLETE, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PROVISIONS OF SUCH AGREEMENTS, EACH OF WHICH IS INCORPORATED HEREIN IN ITS ENTIRETY BY REFERENCE AS STATED BELOW. TERMS NOT OTHERWISE DEFINED IN THIS DISCUSSION HAVE THE MEANINGS SET FORTH IN THE MERGER AGREEMENT.



THE MERGER AGREEMENT


     The merger agreement is attached to this proxy statement as Annex A and is incorporated herein in its entirety by reference.

     THE TENDER. The merger agreement provides that MILPI shall be required to commence the offer on or before the third business day following receipt from PLM of certain information and documents necessary to commence the offer, including, but not limited to, shareholder mailing information. The obligation of MILPI to accept for payment PLM common stock tendered pursuant to the offer was subject to the satisfaction of certain conditions set forth in the merger agreement, all of which were satisfied or waived. On February 7, 2001, MILPI accepted for payment and paid for 6,284,261 shares of PLM common stock pursuant to the offer.

     The merger agreement provides that, promptly following the purchase of, and payment for, a number of shares of PLM common stock that satisfies the Minimum Condition, and from time to time thereafter, MILPI shall be entitled to designate the number of directors, rounded up to the next whole number, on the Board of Directors of PLM that equals the product of the total number of directors on the Board of Directors of PLM, and the percentage that the voting power of the shares of PLM common stock beneficially owned by MILPI (including the shares of PLM common stock paid for pursuant to the offer or the Related Option), upon such acceptance for payment, bears to the total voting power of all of the shares of PLM common stock then outstanding under such circumstances, PLM is required to take all action within its power to cause MILPI's designees to be elected or appointed to the Board of Directors of PLM, including by increasing the number of directors and by seeking and accepting resignations of incumbent directors. On February 7, 2001, following MILPI's acceptance and payment of the shares tendered in the offer, Messrs. Bess, Caudill, Goodrich, Lichtenstein, Lorber, Somerset and Witt tendered, and PLM accepted, their resignations, and Mr. Tidball, the Continuing Director, appointed MILPI's designees, Mr. Engle and Mr. Coyne, to PLM's Board of Directors. Also in April 2001, Mr. Tidball tendered, and PLM accepted, his resignation, and on May 16, 2001 Messrs. Engle and Coyne appointed Messrs. Perkins, Bess and Brock to PLM's Board of Directors. On May 16, 2001, Messrs. Bess and Brock resigned. On September 12, 2001, John Einarsen was appointed to the PLM Board of Directors.


     THE MERGER. The merger agreement provides that, upon the terms and subject to the conditions thereof, and in accordance with Delaware law, MILPI will be merged with and into PLM. As a result of the merger, PLM will continue as the surviving corporation, and the separate corporate existence of MILPI will cease in accordance with Delaware law. Upon consummation of the merger, each issued and outstanding share of PLM common stock (other than any PLM common stock held in the treasury of PLM and any PLM common stock which is held by stockholders who have not voted in favor of the merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such stock in accordance with Delaware law) will convert into the right to receive from MILPI the merger consideration.

     Pursuant to the merger agreement, each share of common stock of MILPI issued and outstanding immediately prior to the Effective Time will be converted automatically into one fully paid and non-assessable share of common stock, par value $.01 per share, of the surviving corporation and shall constitute the only issued and outstanding capital stock of the surviving corporation following the merger.

     The merger agreement provides that the members of the Board of Directors of the surviving corporation following the merger shall be the directors of MILPI immediately prior to the Effective Time, and that such directors will continue in office until the earlier of their respective death, resignation or removal and the time that their respective successors are duly elected or appointed and qualified. The merger agreement also provides that the officers of the surviving corporation following the merger shall be the officers listed in a schedule to the merger agreement and that such officers will continue in office until the earlier of their respective death, resignation or removal and the time that their respective successors are duly elected or appointed and qualified. Subject to the terms of the merger agreement, the Certificate of Incorporation and by-laws of PLM will be amended as of the Effective Time to be identical with the Certificate of Incorporation and by-laws, respectively, of MILPI and will be the Certificate of Incorporation and by-laws, respectively, of the surviving corporation until thereafter duly amended.

     STOCKHOLDERS' MEETING. Pursuant to the merger agreement, and as required by applicable law, PLM is convening a special meeting of stockholders and has agreed to take all other actions necessary, in accordance with such applicable law and PLM's Certificate of Incorporation and by-laws, to convene such meeting for the purpose of considering and taking action upon the merger and the merger agreement. Subject to certain provisions of the merger agreement, PLM's Board of Directors has recommended approval of the merger agreement and the merger by PLM's stockholders and will take all lawful action to solicit and obtain such approval. MILPI has acquired in the offer a majority in voting power of the outstanding PLM shares, and MILPI has sufficient voting power to approve the merger even if no other stockholder votes in favor of the merger.


     PROXY STATEMENT. Pursuant to the terms of the merger agreement and as required by applicable law in order to consummate the merger, PLM has, promptly following the acceptance and payment of the tendered shares by MILPI, prepared and filed with the SEC this proxy statement relating to the merger agreement and the merger, and used commercially reasonable efforts to have the proxy statement cleared with the SEC and thereafter mailed to its stockholders, along with all other necessary proxy materials, in order to obtain the necessary approvals by its stockholders of the merger agreement and the merger.


     CONDUCT OF BUSINESS BY PLM PENDING THE MERGER. The merger agreement provides that, from the date of the merger agreement until the date on which PLM shall have caused MILPI's designees to be appointed to PLM's Board of Directors as contemplated by the merger agreement, or unless MILPI shall otherwise agree in writing, PLM shall conduct its business, and shall cause its subsidiaries to carry on their respective businesses, in the usual, regular and ordinary course in substantially the same manner as theretofore conducted. Furthermore, except as provided below, PLM must, and must cause its subsidiaries to, use commercially reasonable efforts to conduct their businesses in a manner consistent with the budgets and plans theretofore made available to MILPI, use commercially reasonable efforts to preserve intact their present business organizations, keep available the services of their employees and consultants and preserve their relationships and goodwill with customers, suppliers, licensors, licensees, distributors, investors and others having business dealings with them, and use commercially reasonable efforts to protect its intellectual property rights to the end that its and its subsidiaries' goodwill and on-going businesses shall not be impaired in any material respect as of the Closing Date.

     The merger agreement also provides that, subject to certain exceptions, prior to the date on which PLM shall have caused MILPI's designees to be appointed to PLM's Board of Directors pursuant to the terms thereof, PLM shall not and shall not permit its subsidiaries to: (i) declare, set aside, or pay any dividends on, or make any other distributions (including partnership distributions) in respect of, any of its capital stock or other equity interests, other than dividends and distributions by any direct or indirect subsidiary of PLM to its parent; split, combine or reclassify any of its capital stock or other equity interests or, other than pursuant to the exercise or conversion of PLM stock options, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or purchase, redeem or otherwise acquire, other than pursuant to the exercise or conversion of PLM stock options, any shares of capital stock or other equity interests of PLM or any of its subsidiaries or any other equity securities thereof or any rights, warrants or options to acquire any such shares or other securities other than purchases, redemptions or acquisitions of equity securities of wholly owned subsidiaries of PLM or rights, warrants or options to acquire such securities; (ii) grant, award, modify or enter into any compensation or change of control arrangement with any employee of PLM or any of its subsidiaries; (iii) except as otherwise provided for in the merger agreement, modify or enter into any employment, consulting or other service agreement with any person or otherwise hire any new employees, consultants or other agents; (iv) except for issuances of capital stock or other equity interests of a subsidiary of PLM to PLM or a wholly owned subsidiary of PLM, issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of PLM's or any of its subsidiaries' capital stock or other equity interests including any PLM stock options, any other voting securities of PLM or its subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such shares or voting securities (other than the issuance of PLM common stock upon the exercise of PLM stock options) or amend the terms of any such securities, rights, warrants or options or take any action to accelerate the vesting thereof (other than any amendments in connection with the acceleration of vesting of currently outstanding PLM stock options or necessary to enable PLM to pay off all outstanding PLM stock options on or before the Effective Date); (v) amend the Certificate of Incorporation, by-laws or other governing documents of PLM or any of its subsidiaries; (vi) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or equity interests of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or any assets that are material, individually or in the aggregate, to PLM or any of its subsidiaries; (vii) subject to a lien or other encumbrance or sell, lease, license or otherwise dispose of any of its material properties or assets or any intellectual property rights, except in the ordinary course of business consistent with past practices and except for transactions between a wholly owned subsidiary of PLM and PLM or another wholly owned subsidiary of PLM, or adopt a plan of complete or partial liquidation; (viii) incur or modify any indebtedness for borrowed money or the deferred purchase price of any property or services (excluding trade payables and other accrued current liabilities arising in the ordinary course of business) or guarantee any such indebtedness of another person; issue or sell any debt securities of PLM or any of its subsidiaries; guarantee any debt securities of another person (other than indebtedness to, guarantees of, or issuances or sales to PLM or a wholly owned subsidiary of PLM); enter into any "keep well" or other agreement to maintain any financial condition of another person; or enter into any capital lease obligations; (ix) make any loans, advances or capital contributions to, or investments in, any other person, other than to PLM or any direct or indirect subsidiary of PLM, or, except in an amount or amounts not to exceed $300,000 in the aggregate, settle or compromise any material claims or litigation; (x) except in the ordinary course of business in an amount or amounts not to exceed $50,000 in the aggregate, make any capital expenditures, whether or not pursuant to plan; (xi) take any action that would cause any of PLM's representations and warranties in the merger agreement to become untrue in any material respect; and
(xii) authorize, or commit or agree to take, any of the foregoing actions.


     The merger agreement provides also that, from the date thereof until the date on which PLM shall have caused MILPI's designees to be appointed to PLM's Board of Directors pursuant to the terms thereof, PLM shall cause certain of its affiliates to (a) carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as theretofore conducted, (b) other than the repurchase of units to the extent permitted by any settlement of the Koch Action, refrain from acquiring or agreeing to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or equity interests of, or by any other manner, any other Person or division thereof, or any assets that are material, individually or in the aggregate, to such affiliate, (c) refrain from making any capital expenditures other than in connection with the repair, maintenance or improvement of currently held assets,
(d) only for those affiliates whose governing documents permit or are currently being amended (subject to court approval in the Koch Action) to permit reinvestment of proceeds into the purchase of additional equipment, refrain from declaring, setting aside or making any distributions in respect of its equity interests except in the ordinary course consistent with past practice, and (e) refrain from adopting any stockholder rights plan or similar plan or arrangement. Notwithstanding anything in the merger agreement to the contrary, in no event will PLM be required to take any action to cause any of its affiliates (other than its subsidiaries) to take any action or refrain from taking any action solely to the extent that the taking of such action by PLM would violate any fiduciary duties under applicable law or the governing documents of such affiliate owed by PLM as a manager or general partner of such affiliate.



     ACCESS TO INFORMATION. The merger agreement provides that, from the date thereof until the closing of the merger or the earlier termination of the merger agreement, and subject to applicable law and to the terms of the Confidentiality Agreement dated as of November 23, 1999 between PLM and MILPI (the "Confidentiality Agreement"), PLM shall, and shall cause its affiliates to, afford to MILPI and MILPI's accountants, counsel and other representatives (1) full and reasonable access during normal business hours (and at such other times as the parties may mutually agree) to their properties, books, contracts, commitments, records and personnel and, during such period, furnish promptly to MILPI copies of each report, schedule and other document filed or received by them pursuant to the requirements of the 1934 Act and the Securities Act of 1933, as amended, and all other information concerning their business, properties and personnel as MILPI may reasonably request, including information regarding customers, suppliers and personnel, and (2) the opportunity to meet with such persons to discuss their business and relations with PLM or its affiliates. PLM is also required to permit, and to cause its affiliates to permit, MILPI full access to the intellectual property rights. MILPI is required to conduct its review in a manner reasonably calculated not to disrupt PLM's business and operations or those of its affiliates. Notwithstanding the above, no investigation by MILPI or its representatives will limit any representation or warranty of PLM contained in the merger agreement.

     COMPANY STOCK OPTIONS AND OTHER EMPLOYEE BENEFITS. The merger agreement also provides that, in connection with the merger, the offer and the transactions contemplated thereby, (i) at the Offer Conditions Satisfaction Date, without any action on the part of the holder thereof, each unvested PLM stock option which remains as of such time unexercised in whole or in part shall be automatically and immediately vested and fully exercisable; (ii) in the event any holder of any PLM stock options exercises any such options or surrenders any such options to PLM (which may take the form of a letter to PLM requesting a cash out of such holder's options pursuant to the provisions of the merger agreement), in either case on or after the Offer Conditions Satisfaction Date and before the Effective Time, PLM shall pay to such holder cash in an amount equal to the excess, if any, of the Offer Price over the exercise price of such options; and (iii) the Board of Directors of PLM (or a duly appointed committee thereof responsible for the administration of PLM stock option plans in accordance with the terms of each such plan) shall, prior to or as of the Offer Conditions Satisfaction Date, take all necessary actions, pursuant to and in accordance with the terms of PLM stock option plans and the instruments evidencing PLM stock options, to provide for the accelerated vesting described in the merger agreement.

     Pursuant to the merger agreement, MILPI has also agreed to maintain, with respect to certain employees of PLM, PLM's severance policy as in effect on the date of the merger agreement and to recognize all services of such employees at the levels set forth on an exhibit to the merger agreement for purposes of calculating applicable severance amounts payable pursuant to the policy. MILPI will also maintain, from and after the Effective Time to the extent permitted by the sponsor or other issuer thereof, without change (except as required pursuant to the terms of the merger agreement), with respect to each officer or employee of PLM, PLM's currently existing policies of group health insurance for the duration of the current policy year.



     DIRECTOR AND OFFICER LIABILITY. MILPI has agreed that all rights to indemnification existing as of the date of the merger agreement in favor of any director, officer, employee or agent of PLM or any of its subsidiaries (the "Indemnified Parties") as provided by law in their respective certificates of incorporation, by-laws or other governing documents or in indemnification agreements with PLM or any of its subsidiaries, or otherwise in effect as of the date of the merger agreement, shall survive the offer and the merger and shall continue in full force and effect. Without limiting the generality of the foregoing, in the event any Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including the transactions contemplated by the merger agreement, occurring prior to or at the Effective Time, the surviving corporation will, to the extent required by any such right to indemnification existing at law, in PLM's or any of its subsidiaries' certificates of incorporation, by-laws or other governing documents or in any such indemnification agreements, pay such Indemnified Party's legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith.

     COMMERCIALLY REASONABLE EFFORTS. The merger agreement provides that, subject to its terms and conditions, PLM and MILPI will use commercially reasonable efforts to take, or cause to be taken, all appropriate actions and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate the transactions contemplated by the merger agreement.



     CONDITIONS TO OBLIGATIONS OF EACH PARTY. The obligations of PLM and MILPI to effect the merger are subject to the fulfillment at or prior to the Effective Time of the following conditions:

     (a) MILPI shall have purchased shares of PLM common stock pursuant to the offer; provided that this condition shall be deemed to have been satisfied with respect to the obligation of MILPI to effect the merger if MILPI fails to accept for payment, or to pay for, shares of PLM common stock pursuant to the offer, in violation of the terms of the offer or the merger agreement;

     (b) if required by applicable law in order to consummate the merger, the merger agreement and the merger shall have been approved and adopted by requisite vote of the stockholders of PLM at the special meeting in accordance with applicable law and the rules of the American Stock Exchange or any other stock exchange or market, but only if MILPI shall have used its best efforts to satisfy such condition;

     (c) the waiting period applicable to the consummation of the Merger under the HSR Act and any other applicable merger control laws shall have expired or been terminated and any material consents from third parties which are required to be received prior to the Closing Date with respect to the transactions contemplated by the merger agreement shall have been received; and

     (d) the consummation of the merger shall not be prohibited by any provision of applicable law or restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling by a governmental entity of competent jurisdiction.

     The conditions described in (a) and (c) have been fulfilled, the condition described in (d) has to date been fulfilled, and the condition described in (b) will be fulfilled at the special meeting of shareholders when MILPI votes its shares in favor of the merger proposal.

     TERMINATION. The merger agreement may be terminated and the merger abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of PLM:

     (a)  by mutual written consent of PLM and MILPI;

     (b)  by MILPI or PLM if

          (i) any Governmental Entity of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any order, judgment, decree, injunction or ruling which, after commercially reasonable efforts on the part of MILPI and PLM to resist, resolve or lift, permanently restrains, enjoins or otherwise prohibits the merger and such order, judgment, decree, injunction or ruling shall have become final and nonappealable; or

          (ii) the purchase of shares of PLM common stock pursuant to the offer shall not have been consummated on or before June 30, 2001, provided that the right to terminate the merger agreement under this clause (ii) shall not be available to MILPI or PLM if its failure to perform any material covenant or obligation under the merger agreement has been the cause of or resulted in the failure of the purchase of shares of PLM common stock pursuant to the offer to occur on or before such date; or

          (iii) the merger is not consummated on or before the first anniversary of the date of the merger agreement, provided that the right to terminate the merger agreement under this clause (iii) shall not be available to MILPI or PLM if its failure to perform in any material respect any covenant or obligation under the merger agreement is the cause of or results in the failure of the merger to occur on or before such date;

     (c) by MILPI if the Board of Directors of PLM, or any committee thereof, shall (i) modify in any adverse manner or withdraw the approval of the PLM Board of Directors or any part thereof (including by amending the Schedule 14D-9), (ii) approve or recommend a Superior Proposal pursuant to the terms of the merger agreement or (iii) resolve to take any of the actions specified in clauses (i) or (ii) above; or

     (d) by PLM if PLM enters into any Acquisition Agreement with any person concerning a Superior Proposal, but only if (i) PLM's Board of Directors, after consultation with and receipt of advice from PLM's financial advisors and outside legal counsel, determines in good faith that the proposed Acquisition Agreement constitutes a Superior Proposal and that the failure to enter into such Acquisition Agreement could reasonably be deemed to constitute a breach of its fiduciary duties under applicable law, and (ii) two days have elapsed following MILPI's receipt of written notice from PLM advising MILPI that the Board of Directors of PLM has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the Person making such Superior Proposal, and advising MILPI that the Board of Directors of PLM has determined, upon the advice of PLM's financial advisors and outside legal counsel, that it will no longer recommend approval of the merger.

     EFFECT OF TERMINATION. If the merger agreement is terminated as described above, the merger agreement shall terminate and there shall be no liability under the merger agreement on the part of PLM, MILPI or their respective officers or directors; provided, however, that, the provisions of the merger agreement concerning brokers, confidentiality, termination fees, expenses, liquidated damages, governing law, and litigation expenses shall survive any termination of the merger agreement and provided further, that each of PLM and MILPI shall remain liable for any breaches with respect to such party's covenants, representations and warranties under the merger agreement.



     EXPENSES. The merger agreement provides that all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses, whether or not the merger is consummated. Notwithstanding the above, PLM must pay MILPI $1,000,000 (the "Termination Fee"), plus third-party fees and expenses incurred by MILPI in connection with the merger agreement and the transactions contemplated thereby (which PLM and MILPI have agreed would be equal to $500,000), if MILPI terminates the merger agreement (i) as described under paragraph (b)(i) or (b)(ii), above, under the caption "Termination," provided that MILPI would not be entitled to the Termination Fee under these provisions if the events or circumstances giving rise to such termination right were beyond the control of PLM and PLM used commercially reasonable efforts to attempt to cause such events or circumstances to not occur or cease to exist,
(ii) as described under paragraph (c), above, under the caption "Termination,"
(iii) upon any breach of the Related Agreement or any determination by a court with jurisdiction thereover that the Related Agreement is unenforceable, but only if the court challenge is brought by a party thereto other than MILPI, (iv) if PLM terminates the merger agreement pursuant to paragraph (d), above, under the caption "Termination", or (v) under certain circumstances and pursuant to the terms and conditions of the merger agreement if, within a year of the date of the merger agreement, MILPI terminates the merger agreement and PLM subsequently enters into an alternative definitive purchase agreement with any person with whom PLM had previously the possibility of an Acquisition Proposal.

     LIQUIDATED DAMAGES. In the event of a breach of the merger agreement by MILPI which results in the failure of PLM and MILPI to consummate the transactions contemplated by the merger agreement on or before June 30, 2001,
(a) MILPI must pay to PLM, as liquidated damages, $1,000,000, and (b) neither MILPI nor any of its Affiliates may, for a period of twelve months following such breach, unless such action involves an offer to purchase shares of PLM common stock at an Alternative Price in excess of the Offer Price, (i) acquire, publicly offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of PLM or any of its Affiliates or, except in the ordinary course of business, any assets of PLM or any of its Affiliates, (ii) make or in any way participate in, directly or indirectly, any solicitation of proxies (as such terms are used in the rules of the Securities and Exchange Commission) or consents to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of PLM, (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions), any merger, consolidation, business combination, tender or exchange offer, restructuring, recapitalization or other extraordinary transaction involving PLM or any of its securities or material assets, (iv) form, join or in any way participate in any "group" (as defined in Section 13(d)(3) of the 1934 Act) in connection with any voting securities of PLM, (v) otherwise act, alone or in concert with others, to seek to control or influence the management, Board or Directors or policies of PLM, or (vi) have any discussions or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, assist or encourage, any other Person in connection with any of the foregoing.


THE ESCROW AGREEMENT


     On December 22, 2000 MILPI and PLM entered into an Escrow Agreement with Bank of San Francisco (the "Escrow Agent"), to act as the escrow agent in connection with the merger agreement, offer and merger. The Escrow Agreement, which is incorporated herein by reference, was filed with the SEC as Exhibit
10.2 to the Form 8-K filed by PLM on December 28, 2000 in connection with the offer.

     Pursuant to the merger agreement, MILPI delivered to the Escrow Agent cash in the amount of $1,200,000, and PLM delivered to the Escrow Agent cash in the amount of $1,700,000, in each case to be held and disbursed pursuant to the terms of the Escrow Agreement. Pursuant to the terms of the Escrow Agreement, MILPI and PLM were entitled to a return of their respective escrow funds following MILPI's acceptance of and payment for all shares of PLM common stock tendered and not withdrawn prior to the Offer Conditions Satisfaction Date pursuant to the offer. Accordingly, the Escrow Agent has returned to MILPI and PLM their respective escrow funds. The Escrow Agent has been paid $3,800 for its services and has been reimbursed for its reasonable costs and expenses. MILPI and PLM have indemnified the Escrow Agent.



THE CONFIDENTIALITY AGREEMENT


     On November 23, 1999, PLM entered into a Confidentiality Agreement with Equis Financial Group, Inc., an affiliate of MILPI and the recipient (the "Recipient") of certain confidential non-public information concerning PLM (the "Evaluation Material"). The Confidentiality Agreement which is incorporated herein by reference, was filed with the SEC as an Exhibit to the Schedule to be filed by MILPI on December 29, 2000.



     As a condition to PLM disclosing the Evaluation Material, the Recipient agreed, among other things: (i) to treat confidentially the Evaluation Material,
(ii) to use the Evaluation Material only for the purpose of determining whether to enter into a transaction with PLM, (iii) not to disclose or allow disclosure to others of Evaluation Material, except that the recipient may disclose Evaluation Material to its directors, officers, employees, affiliates, agents, partners, advisors or representatives (collectively, its "Representatives") only to the extent necessary to permit such Representatives to assist in determining whether to enter into a transaction with PLM, (iv) not to disclose to any person other than its Representatives the fact that the parties are having or have had discussions concerning a transaction, unless it must make disclosure so as to not commit a violation of law, in which case, prior to disclosure, it must promptly advise PLM of such fact, (v) to promptly notify PLM of the receipt of any request or requirement (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demand or similar process), in connection with any proceeding, to disclose any Evaluation Material so that PLM may seek an appropriate protective order or other remedy and/or waive compliance with the provisions of the Confidentiality Agreement, and (vi) in the event the Recipient decides not to proceed with a transaction, to promptly return all Evaluation Material. PLM agreed that neither it nor any of its representatives would, without the Recipient's prior written consent, disclose to any person that it was engaged in discussions concerning a possible transaction. In addition, pursuant to the Confidentiality Agreement, the Recipient agreed that, until November 23, 2000, it and its affiliates will not knowingly, as a result of knowledge or information obtained from the Evaluation Material or otherwise in connection with a possible transaction, divert any business from PLM, or solicit for employment an employee of PLM or any of its affiliates.

THE TRANSITION SERVICES, EMPLOYMENT AND CONSULTING AGREEMENTS

     BESS. PLM entered into a transition services and employment agreement with Stephen M. Bess on January 5, 2001, and a first amendment to the agreement on August 2, 2001, each of which are incorporated herein by reference. The agreement was filed as an exhibit to the amendment to Schedule 14D-9 filed by PLM on February 6, 2001, and the amendment was filed as an exhibit to the Form 8-K filed by PLM on November 13, 2001.

     Pursuant to the agreement, as amended, PLM engaged the exclusive services of Mr. Bess during the period commencing on February 6, 2001 and ending on August 6, 2001 to serve in a senior management capacity. During such period, PLM paid Mr. Bess a monthly salary of $36,500. On or about August 6, 2001, pursuant to the agreement, as amended, PLM paid Mr. Bess a retention bonus in the amount of $105,000 and a severance bonus in the amount of $316,000.

     In connection with the transition services and employment agreement, Mr. Bess executed and delivered to PLM a release of all claims against PLM (except with respect to certain agreements relating to indemnification, the granting of stock options and executive deferred compensation, each of which will continue in full force and effect), including pursuant to any other employment, consulting, services, compensation, bonus, severance, golden parachute, change in control and other agreements between Mr. Bess and PLM or any of its affiliates.

     Effective August 7, 2001, Mr. Bess became an at-will employee of PLM, pursuant to the first amendment to the transition services and employment agreement. PLM agreed to pay Mr. Bess, as of that date, $20,833 per month, of which $15,833 represents base salary and $5,000 is consideration for Mr. Bess' agreement to sign the release described above. PLM will continue to maintain for Mr. Bess the dental, health, life insurance, disability and long-term care benefit plans and arrangements of PLM in which he participated, or such other benefit plans and arrangements that would provide him with substantially equivalent benefits. These benefits will be maintained for a period of 24 months from August 7, 2001, or until Mr. Bess is no longer employed by PLM, if shorter. However, in no event will these benefits be continued for less than six months. Mr. Bess is presently acting as President and Chief Executive Officer of PLM Financial Services, Inc.

     BROCK. PLM entered into a transition services and employment agreement with Richard K. Brock on January 5, 2001, and an amendment to the agreement on June 8, 2001, each of which are incorporated herein by reference. The agreement was filed as an exhibit to the Amendment to Schedule 14D-9 filed by PLM on February 6, 2001, and the amendment was filed as an exhibit to the Form 8-K filed by PLM on Novevber 13, 2001.

     Pursuant to the agreement, as amended, PLM engaged the exclusive services of Mr. Brock during the period commencing on February 6, 2001 and ending on June 10, 2001 to serve in a senior management capacity. During such period, PLM paid Mr. Brock a monthly salary of $21,167. On or about June 8, 2001, pursuant to the agreement, as amended, PLM paid Mr. Brock a retention bonus in the amount of $27,000 and a severance bonus in the amount of $81,000. Finally, PLM agreed to maintain for Mr. Brock, during the period from June 8, 2001 until August 7, 2002, the dental, health, life insurance, disability and long-term care benefit plans and arrangements of PLM in effect on January 5, 2001 in which he participated, or such other benefit plans and arrangements that would provide him with substantially equivalent benefits.

     In connection with the transition services and employment agreement, Mr. Brock executed and delivered to PLM a release of all claims against PLM (except with respect to certain agreements relating to indemnification, the granting of stock options and executive deferred compensation, each of which will continue in full force and effect), including pursuant to any other employment, consulting, services, compensation, bonus, severance, golden parachute, change in control and other agreements between Mr. Brock and PLM or any of its affiliates.

     On June 8, 2001, PLM entered into an engagement letter with Mr. Brock pursuant to which PLM engaged the exclusive services of Mr. Brock to provide services related to the transition or the integration of PLM with MILPI and its affiliates. Pursuant to the engagement letter, PLM agreed to pay Mr. Brock a consulting fee of $5,291.75 per week during the period from June 11, 2001 through August 6, 2001, and $3,311 per week thereafter.


     SANTO. PLM entered into a transition services, employment and consulting agreement with Susan C. Santo on January 5, 2001, and an amendment to the agreement on April 2, 2001, each of which are incorporated herein by reference. The agreement was filed as an exhibit to the Amendment to Schedule 14D-9 filed by PLM on February 6, 2001, and the amendment was filed as an exhibit to the Form 8-K filed by PLM on Novevber 13, 2001.

     Pursuant to the agreement, as amended, PLM engaged the exclusive services of Ms. Santo during the period commencing on February 6, 2001 and ending on August 6, 2001 (the "Employment Period") to serve in a senior management capacity, and engaged the non-exclusive services of Ms. Santo during the period commencing on August 6, 2001 and ending on October 13, 2001 (the "Consulting Period") to provide legal services and services related to the transition or the integration of PLM with MILPI and its affiliates. During the Employment Period, PLM paid Ms. Santo a monthly salary of $23,007. During the Consulting Period, PLM paid Ms. Santo a monthly retainer of $7,667 for up to ten hours of services per month. Pursuant to the agreement, as amended, PLM paid Ms. Santo a retention bonus in the amount of $88,800 on April 13, 2001, and a severance bonus in the amount of $54,000 on October 13, 2001. Finally, PLM agreed to maintain for Ms. Santo, during the period from April 13, 2001 until April 13, 2002, the dental, health, life insurance, disability and long-term care benefit plans and arrangements of PLM in effect on January 5, 2001 in which she participated, or such other benefit plans and arrangements that would provide her with substantially equivalent benefits.

     In connection with the transition services, employment and consulting agreement, Ms. Santo executed and delivered to PLM a release of all claims against PLM (except with respect to certain agreements relating to indemnification, the granting of stock options and executive deferred compensation, each of which will continue in full force and effect), including pursuant to any other employment, consulting, services, compensation, bonus, severance, golden parachute, change in control and other agreements between Ms. Santo and PLM or any of its affiliates.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



     The following table sets forth certain information known to us with respect to beneficial ownership of PLM's common stock by (a) each stockholder known by us to be the beneficial owner of more than 5% of the common stock, (b) each of our directors, executive officers, and key executive officers of our subsidiaries, and (c) all of our directors and executive officers as a group. Unless noted otherwise, the address for each such person is 200 Nyala Farms, Westport, Connecticut 06880.







NAME AND ADDRESS OF BENEFICIAL OWNER                       NUMBER OF SHARES OF COMMON   PERCENT OF COMMON STOCK(1)
                                                                    STOCK(1)
------------------------------------------------------------------------------------------------------------------
MILPI Acquisition Corp (2).......................                    6,284,261                   83.23%
Gary D. Engle....................................                    6,284,261                   83.23%
James A. Coyne...................................                    6,284,261                   83.23%
Timothy P. Perkins...............................                       0                           *
John Einarsen....................................                       0                           *
Stephen M. Bess..................................                       0                           *
     120 Montgomery Street
     Suite 1350
     San Francisco, California  94104
Dimensional Fund Advisors, Inc.(3)...............                      496,900                    6.58%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, California 90401
Oak Forest Investment Management, Inc.(4)........                      464,200                    6.14%
     6701 Democracy Boulevard, Suite 402
     Bethesda, Maryland 20817
Ingalls & Snyder LLC.(5).........................                      458,000                    6.0%
     61 Broadway
     New York, New York 10006
All directors and executive officers as a group (5                   6,284,261                   83.23%
persons).........................................

------------------
*        Less than 2%.




(1) Computed on the basis of 7,554,510 shares of common stock outstanding (excluding treasury stock) as of December 11, 2001. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the 1934 Act.

(2) MILPI is 100% owned by MILPI Holdings. MILPI Holdings is owned by four trusts: AFG Investment Trust A, AFG Investment Trust B, AFG Investment Trust C, and AFG Investment Trust D. AFG ASIT Corporation is managing trustee of the four trusts, has a 1% economic interest in each of the four trusts, has an 8.25% economic interest in the special beneficiary of the four trusts and owns approximately 99% of the Class B Units of each of the four trusts, which gives it approximately a 62% voting interest in the four trusts. AFG ASIT is 100% owned by Equis II and Equis II is 100% owned by Semele. As a result of such holdings, each of MILPI Holdings, the four trusts, AFG ASIT, Equis II and Semele may be deemed to be beneficial owners of all of the shares owned by MILPI by virtue of their power to cause MILPI to vote and dispose of such shares.


(3) As reported on Schedule 13G filed with the Securities and Exchange Commission on February 2, 2001, Dimensional Fund Advisors Inc. holds 496,900 shares as investment advisor, although the beneficial ownership of Dimensional Fund Advisors Inc. may have changed as a result of the completion of the tender offer. Dimensional Fund Advisors Inc. is registered under Section 203 of the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (the "Funds"). In its role as investment advisor or investment manager, Dimensional Fund Advisors reports that it possesses voting and/or investment power over the PLM shares, that all such shares are owned by the Funds and that it disclaims beneficial ownership of all such shares.


(4) As reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2000, Oak Forest Investment Management holds 464,200 shares as an investment advisor registered under the Investment Company Act of 1940, although the beneficial ownership of Oak Forest Investment Management may have changed as a result of the completion of the tender offer. In its role as investment advisor, Oak Forest Investment Management reports that it possesses both the power to vote and to dispose or direct the disposition of all such shares.

(5) As reported on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2001, Ingalls & Snyder LLC holds 458,000 shares as a broker or dealer registered under Section 15 of the 1934 Act, although the beneficial ownership of Ingalls & Snyder LLC may have changed as a result of the tender offer. In its role as broker or dealer, Ingalls & Snyder reports that it possesses shared dispositive power over the PLM shares, that the PLM shares were acquired by it in the ordinary course of business and not with the purpose of changing or influencing the control of PLM.


                                  OTHER MATTERS


     The Board of Directors of PLM is not aware of any other business that will be presented for consideration at the special meeting other than as described in this proxy statement.


                              STOCKHOLDER PROPOSALS


     Pursuant to PLM's by-laws, a stockholder who desires to present a proposal at a meeting of stockholders of PLM without inclusion of such proposal in PLM's proxy materials relating to the meeting must give timely notice of the proposal in writing to the Secretary of PLM. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of PLM not less than 50 days nor more than 75 days prior to the meeting; provided, however, that if less than 65 days' prior notice or prior public disclosure of the date of the meeting is given or made to stockholders, a stockholder's notice must be so received not later than the close of business on the 15th day following the day on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. PLM reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

     All notices of proposals of stockholders should be sent to the attention of the Secretary, PLM International, Inc., 120 Montgomery Street, Suite 1350, San Francisco, California 94104.




                       WHERE YOU CAN FIND MORE INFORMATION


     PLM files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Stockholders may read and copy any reports, statements or other information that PLM files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our filings are also available from commercial document retrieval services and at the Internet web site maintained by the SEC at http:www.sec.gov.

     The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

PLM SEC FILINGS (FILE NO. 1-9670)     PERIOD


Annual Report on Form 10-K            Year ended December 31, 2000
Annual Report on Form 10-K/A          Year ended December 31, 2000
Quarterly Report on Form 10-Q         Quarter ended March 31, 2001
Quarterly Report on Form 10-Q         Quarter ended June 30, 2001
Quarterly Report on Form 10-Q         Quarter ended September 30, 2001
Current Report on Form 8-K            Filed September 5, 2001
Current Report on Form 8-K            Filed November 13, 2001
Schedule 14D-9                        Filed December 29, 2000
Amendment to Schedule 14D-9           Filed February 6, 2001
Amendment to Schedule 14D-9           Filed February 8, 2001



     Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this proxy statement, by requesting them in writing or by telephone from PLM at the following address:



                             PLM International, Inc.
                              120 Montgomery Street
                                   Suite 1350
                         San Francisco, California 94104
                          Attention: Investor Relations
                            Telephone: (415) 445-3201
                                 (800) 626-7549

ANNEX A - AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER


                          DATED AS OF DECEMBER 22, 2000


                                     BETWEEN


                             MILPI ACQUISITION CORP.


                                       AND


                             PLM INTERNATIONAL, INC.




                                TABLE OF CONTENTS

                                                                                             PAGE

ARTICLE I The Offer...........................................................................1

   Section 1.1     The Offer..................................................................1
   Section 1.2     Company Action.............................................................3
   Section 1.3     Directors..................................................................4

ARTICLE II The Merger.........................................................................5

   Section 2.1     The Merger.................................................................5
   Section 2.2     Closing....................................................................6
   Section 2.3     Effective Time of the Merger...............................................6
   Section 2.4     Effect of the Merger.......................................................6

ARTICLE III The Surviving Corporation.........................................................6

   Section 3.1     Certificate of Incorporation...............................................6
   Section 3.2     By-laws....................................................................7
   Section 3.3     Board of Directors; Officers...............................................7

ARTICLE IV Conversion of Shares...............................................................7

   Section 4.1     Merger Consideration.......................................................7
   Section 4.2     Stockholders' Rights at the Effective Time.................................8
   Section 4.3     Surrender and Exchange of Share Certificates...............................8
   Section 4.4     No Further Rights..........................................................9
   Section 4.5     Dissenting Shares..........................................................9

ARTICLE V Representations and Warranties of Company..........................................10

   Section 5.1     Organization and Qualification............................................10
   Section 5.2     Capitalization............................................................10
   Section 5.3     Authority Relative to this Agreement and the Transactions.................11
   Section 5.4     No Conflicts, Required Filings and Consents...............................11
   Section 5.5     Reports and Financial Statements; Liabilities.............................12
   Section 5.6     Litigation................................................................13
   Section 5.7     Absence of Certain Changes or Events......................................14
   Section 5.8     Employee Benefit Plans....................................................15
   Section 5.9     Labor Relations...........................................................17
   Section 5.10     Taxes....................................................................17
   Section 5.11     Compliance with Applicable Laws..........................................18
   Section 5.12     Voting Requirements......................................................19
   Section 5.13     Assets of Company and Its Subsidiaries...................................19
   Section 5.14     Material Contracts.......................................................20
   Section 5.15     Intellectual Property....................................................21
   Section 5.16     Interested Party Transactions............................................21
   Section 5.17     Environmental Matters....................................................22
   Section 5.18     Restrictions on Business Activities......................................23


                                       A-2

   Section 5.19     Certain Business Practices...............................................23
   Section 5.20     Insurance................................................................23
   Section 5.21     Brokers; Expenses........................................................23
   Section 5.22     Board Approval...........................................................24
   Section 5.23     Opinion of Company's Fairness Opinion Advisor............................24
   Section 5.24     Investment Company.......................................................24

ARTICLE VI Representations and Warranties of Buyer...........................................25

   Section 6.1     Organization and Qualification............................................25
   Section 6.2     Authority Relative to this Agreement and the Transactions.................25
   Section 6.3     No Conflicts, Required Filings and Consents...............................25
   Section 6.4     Litigation................................................................26
   Section 6.5     Brokers...................................................................26
   Section 6.6     Financing.................................................................26

ARTICLE VII Conduct of Business Pending the Merger...........................................26

   Section 7.1     Conduct of Company Pending the Merger.....................................26
   Section 7.2     Conduct of Company's Affiliates (Excluding its Subsidiaries)
                      Pending the Merger.....................................................28
   Section 7.3     Special Meeting...........................................................29
   Section 7.4     Further Action; Consents; Filings.........................................29
   Section 7.5     Escrow....................................................................30
   Section 7.6     Company Stock Options.....................................................30

ARTICLE VIII Additional Agreements...........................................................31

   Section 8.1     Access to Information; Confidentiality....................................31
   Section 8.2     Proxy Statement...........................................................32
   Section 8.3     Related Agreement.........................................................32
   Section 8.4     Public Announcements......................................................33
   Section 8.5     Indemnification of Company's Directors and Officers.......................33
   Section 8.6     Notice of Breaches and Certain Events.....................................33
   Section 8.7     Transfer and Gains Taxes and Certain Other Taxes and Expenses.............34
   Section 8.8     Acquisition Proposals.....................................................34
   Section 8.9     Cash Balance..............................................................36
   Section 8.10     Severance Policy.........................................................36
   Section 8.11     Health Benefits..........................................................37

ARTICLE IX Conditions Precedent..............................................................37

   Section 9.1     Conditions to Each Party's Obligation to Effect the Merger................37

ARTICLE X Termination, Amendment and Waiver..................................................38

   Section 10.1     Termination..............................................................38
   Section 10.2     Effect of Termination....................................................39
   Section 10.3     Fees and Expenses........................................................39
   Section 10.4     Amendment................................................................40
   Section 10.5     Waiver...................................................................40
   Section 10.6     Liquidated Damages.......................................................40




                                       A-3

ARTICLE XI General Provisions................................................................41

   Section 11.1     Non-Survival of Representations, Warranties and Agreements...............41
   Section 11.2     Notices..................................................................41
   Section 11.3     Specific Performance.....................................................42
   Section 11.4     Entire Agreement.........................................................42
   Section 11.5     Assignments; Parties in Interest.........................................42
   Section 11.6     Governing Law............................................................42
   Section 11.7     Headings; Disclosure.....................................................43
   Section 11.8     Certain Definitions and Rules of Construction............................43
   Section 11.9     Counterparts.............................................................49
   Section 11.10     Severability............................................................49
   Section 11.11     Litigation..............................................................49


Exhibit 1.1       .........Conditions to the Offer
Exhibit 3.3       .........Officers of the Surviving Corporation
Exhibit 5.1       .........Affiliates of Company
Exhibit 5.2       .........Company Stock Options
Exhibit 5.5       .........Liabilities of Company and Its Subsidiaries
Exhibit 5.8       .........Benefit Plans of Company and Its ERISA Affiliates
Exhibit 5.14      .........Contracts of Company and Its Affiliates
Exhibit 5.15      .........Intellectual Property Rights of Company and Its Subsidiaries
Exhibit 7.1       .........Conduct of Business Pending the Merger
Exhibit 7.1(a)(iii)(A).....Transition Services and Employment Agreement (Bess)
Exhibit 7.1(a)(iii)(B).....Transition Services and Employment Agreement (Brock)
Exhibit 7.1(a)(iii)(C).....Transition Services, Employment and Consulting Agreement (Santo)
Exhibit 7.5       .........Escrow Agreement
Exhibit 8.9       .........Cash Balance
Exhibit 8.10      .........Severance Policy
Exhibit 9.1       .........Material Third Party Consents


                          AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of December 22, 2000, is entered into by and between MILPI ACQUISITION CORP., a Delaware corporation ("BUYER"), and PLM INTERNATIONAL, INC. a Delaware corporation ("COMPANY"). Capitalized terms used in this Agreement and not defined in context shall have the meanings ascribed to them in Section 11.8(a).

     WHEREAS, the respective Boards of Directors of Buyer and Company have approved this Agreement, the Offer and the Merger and deem it advisable and in the best interests of their respective stockholders to consummate the Offer and the Merger on the terms and conditions set forth herein; and

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and inducement to Buyer's willingness to enter into this Agreement, Robert Tidball, Doug Goodrich, Steel Partners II, L.P., Steel Partners L.L.C. and Warren G. Lichtenstein are entering into a voting and tender agreement (the "RELATED AGREEMENT") pursuant to which they, among other things, agree to tender their shares of Company Common Stock pursuant to the Offer, grant to Buyer the Related Option, and vote their shares of Company Common Stock in favor of the Merger;

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                    THE OFFER

     Section 1.1 THE OFFER.

            (a) Provided that this Agreement shall not have been terminated in accordance with Article X and that none of the events set forth in EXHIBIT 1.1 hereto shall have occurred or be existing, Buyer shall, on or before the third Business Day following the later of (1) receipt from Company of the materials described in the first sentence of Section 1.2(a), and (2) receipt from Company of its Schedule 14d-9 in a form that satisfies the requirements of all applicable Law, commence (within the meaning of Rule 14d-2(a) of the Securities
Act) an offer (the "OFFER") to purchase any and all outstanding shares of the common stock of Company, par value $.01 per share ("COMPANY COMMON STOCK"), for a purchase price of $3.46 per share (subject to appropriate adjustment in the event of any stock splits, reverse stock splits, combinations, stock dividends, recapitalizations, redenominations of share capital and similar events), less any dividends declared or paid after the date hereof and on or before the Offer Completion Date (the "OFFER PRICE"), net to the seller thereof, in cash, subject to reduction for any applicable withholding taxes and, but only if such payment is to be made other than to the registered holder of the Company Common Stock, any applicable stock transfer taxes payable by such holder. The Offer will be made pursuant to an offer to purchase and related letter of transmittal containing the terms and conditions set forth in this Agreement. The initial expiration date of the Offer shall be the 25th Business Day from and after the date the Offer is commenced (the "INITIAL EXPIRATION DATE"). The obligation of Buyer to accept for payment, purchase and pay for any shares of Company Common Stock tendered pursuant to the Offer shall be subject, except as provided in Section 1.1(b), only to the satisfaction of (i) the condition that at least 50.1% of the then outstanding shares of Company Common Stock (including any shares of Company Common Stock owned by Buyer, or any Affiliate of Buyer, on the date such shares are purchased pursuant to the Offer) have been validly tendered and not withdrawn prior to the expiration of the Offer (the "MINIMUM CONDITION"), and (ii) the other conditions set forth in
EXHIBIT 1.1 hereto; PROVIDED, HOWEVER, that Buyer expressly reserves the right to waive any of the conditions to the Offer (other than the Minimum Condition) and to make any changes in the terms or conditions of the Offer (other than the Minimum Condition) in its sole discretion, subject to Section 1.1(b). Notwithstanding the previous sentence, Buyer may waive the Minimum Condition so long as (x) it has irrevocably waived all other conditions to the Offer (and may, as a legal matter, irrevocably waive such conditions and otherwise purchase shares of Company Common Stock pursuant to the Offer), (y) Buyer has irrevocably exercised or irrevocably committed to exercise the Related Option, and (z) the shares of Company Common Stock acquired pursuant to the Offer and through such Related Option exercise would satisfy the Minimum Condition.

            (b) Without the prior  written  consent of Company,  Buyer shall not
(i) decrease the Offer Price, (ii) decrease the percentage of shares of Company Common Stock sought in the Offer, (iii) change the form of consideration payable in the Offer, (iv) impose any conditions to the Offer in addition to the Minimum Condition and the conditions set forth in EXHIBIT 1.1 hereto, (v) except as provided below or as required by any rule, regulation, interpretation or position of the SEC applicable to the Offer, change the expiration date of the Offer, or (vi) otherwise amend or change any material term or condition of the Offer in a manner adverse to the holders of shares of Company Common Stock. Notwithstanding anything in this Agreement to the contrary, without the consent of Company, Buyer shall have the right to extend the Offer beyond the Initial Expiration Date in any of the following events: (A) from time to time, but in no event later than the date that is 60 days from the Initial Expiration Date, if, at the Initial Expiration Date (or the extended expiration date of the Offer, if applicable), any of the conditions to the Offer (other than the Minimum Condition, to which this clause does not apply) shall not have been satisfied or waived, until such conditions are satisfied or waived, (B) for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer or any period required by applicable Law,
(C) if all  conditions  to the  Offer  other  than  the  Minimum  Condition  are satisfied or waived,  for one or more  periods not to exceed ten  Business  Days each (but no more than an aggregate of 30 Business Days for all such extensions), or (D) if all conditions to the Offer are satisfied or waived but the number of shares of Company Common Stock validly tendered and not withdrawn is less than 90% of the then outstanding shares of Company Common Stock, for an aggregate period not to exceed 20 Business Days (for all such extensions), provided that Buyer shall accept and promptly pay for all shares of Company Common Stock tendered prior to the date of such extension pursuant to this clause (D) (the "OFFER CONDITIONS SATISFACTION DATE") and shall waive any condition to the consummation of the Merger (other than the condition in Section 9.1(c)) that may fail to be satisfied during such extension. In addition, Buyer shall, if requested by Company, from time to time extend the Offer if, at the Initial Expiration Date (or any extended expiration date of the Offer, including pursuant to this sentence, if applicable), any of the following have not been satisfied: (1) the Minimum Condition, (2) the HSR Condition, (3) the conditions set forth in clause (a), clause (b), clause (g) or clause (h) of EXHIBIT 1.1 hereto, and/or (4) provided that such conditions can be satisfied by Company on or before the 40th Business Day following the Initial Expiration Date, and provided that Company immediately ceases, and does not subsequently enter into, any discussions or negotiations with any Person concerning an Acquisition Proposal pursuant to Section 8.8(a), the conditions set forth in clause (c)(ii), clause (d), clause (e) or clause (j) of EXHIBIT 1.1 hereto, for one or more periods not to exceed ten Business Days each (but for no longer than an aggregate of 40 Business Days after the Initial Expiration Date). Upon prior satisfaction or waiver of all of the conditions to the Offer and subject to the terms and conditions of this Agreement, Buyer shall accept for payment, purchase and pay for, in accordance with the terms of the Offer, all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer as soon as reasonably practicable after the Offer Conditions Satisfaction Date and then, solely to the extent purchasable and payable pursuant to the terms of this Agreement but not previously purchased or paid for, again after the expiration of the Offer.

            (c) As soon as reasonably practicable on the date of commencement of the Offer, Buyer shall file or cause to be filed with the SEC a Tender Offer Statement on Schedule TO (together with any amendments or supplements thereto, the "SCHEDULE TO") with respect to the Offer. Buyer agrees that the Schedule TO will comply as to form and content in all material respects with the applicable provisions of the federal securities Laws, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under with they were made, not misleading, and will contain the offer to purchase and form of the related letter of transmittal (such Schedule TO and such documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "OFFER DOCUMENTS"). Buyer and Company each agree to correct promptly any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect and to supplement the information provided by it specifically for use in the Schedule TO or the other Offer Documents to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Buyer agrees to take all steps necessary to cause the Offer Documents as so corrected or supplemented to be filed with the SEC and disseminated to holders of shares of Company Common Stock, in each case, as and to the extent required by applicable federal securities Laws. Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents prior to their being filed with the SEC. Buyer agrees to provided to Company and its counsel any comments or other communications that Buyer or its counsel may receive from the SEC with respect to the Offer Documents promptly after receipt thereof.

     Section 1.2 COMPANY ACTION.

            (a) Company shall cause its transfer agent promptly to furnish Buyer with a list of Company's shareholders, mailing labels and any available listings or computer files containing the names and addresses of all record holders of shares of Company Common Stock and lists of securities positions of shares of Company Common Stock held in stock depositories.

Company  shall  also  provide to Buyer such  additional  information  (including updated lists of shareholders, mailing labels and lists of securities positions), and such other assistance, as Buyer or its agents may reasonably request in connection with the Offer. Subject to the requirements of applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the transactions contemplated hereby, including the Offer, the Merger, the Related Option and the purchase of shares of Company Common Stock contemplated by the Offer (collectively, the "TRANSACTIONS"), Buyer and its Affiliates and agents shall
(i) hold in confidence the information contained in any such lists, labels, listings or files, (ii) use such information only in connection with the Offer and the Merger, and (iii) if this Agreement is terminated, deliver to Company all copies of, and any extracts or summaries from, such information then in their possession or control.

            (b) As soon as reasonably practicable on the date of commencement of the Offer, Company shall file with the SEC and disseminate to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities Laws, a Solicitation/Recommendation Statement on
Schedule 14D-9 (together with any amendments or supplements thereto, the "SCHEDULE 14D-9") that shall reflect the Company Board Approval. Company and Buyer each agree to correct promptly any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect and to supplement the information provided by it specifically for use in the Schedule 14D-9 to include any information that shall become necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected or supplemented to be filed with the SEC and disseminated to holders of shares of Company Common Stock, in each case, as and to the extent required by applicable federal securities Laws. Buyer and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the SEC. Company agrees to provide to Buyer and its counsel any comments or other communications that Company or its counsel may receive from the SEC with respect to the Schedule 14D-9 promptly after receipt thereof. Buyer and Company each agree to provide promptly such information necessary for the preparation of the exhibits and schedules to the Schedule 14D-9 and the Offer Documents which the party responsible therefor shall reasonably request.

     Section 1.3 DIRECTORS.

            (a) Promptly following the purchase of, and payment for, a number of shares of Company Common Stock that satisfies the Minimum Condition, and from time to time thereafter, Buyer shall be entitled to designate the number of directors, rounded up to the next whole numbers, on the Board of Directors of Company that equals the product of (i) the total number of directors on the Board of Directors of Company (giving effect to the election of any additional directors pursuant to this Section 1.3), and the percentage that the voting power of the shares of Company Common Stock beneficially owned by Buyer (including the shares of Company Common Stock paid for pursuant to the Offer or the Related Option), upon such acceptance for payment, bears to the total voting power of all of the shares of Company Common Stock then outstanding, and Company shall take all action within its power to cause Buyer's designees to be elected or appointed to the Board of Directors of Company, including by increasing the number of directors and by seeking and accepting resignations of incumbent directors. At such time, Company will also, upon request of Buyer, use commercially reasonable efforts to cause individual directors designated by Buyer to constitute the number of members, rounded up to the next whole number, on (i) each committee of the Board of Directors of Company other than any such committee of such Board of Directors established to take action under this Agreement, and (ii) each Board of Directors (or similar body) of each Subsidiary of Company, and each committee thereof, that represents that same percentage as such individuals represented on the Board of Directors of Company. Notwithstanding the foregoing, in the event that Buyer's designees are to be appointed or elected to the Board of Directors of Company, until the Effective Time, such Board of Directors shall have at least one director who (x) is a director on the date of this Agreement or otherwise not an Affiliate of Buyer, and (y) is not an officer of Company or any of its Subsidiaries (the "CONTINUING DIRECTOR"). Company shall maintain, for so long as the Continuing Director shall serve as a Director, a policy of directors' and officers' liability insurance covering such Continuing Director, and the Surviving Corporation shall thereafter purchase tail coverage lasting for six years for such policy of directors' and officers' liability insurance.

            (b) Company's obligations to appoint the designees of Buyer to its Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. Company shall promptly take all actions and shall include in the Schedule 14D-9 (or an amendment thereof or an information statement pursuant to Rule 14f-a if Buyer has not theretofore designated directors) all such information with respect to Company and its officers and directors as Section 14(f) and Rule 14f-1 require in order to fulfill its obligations under this Section 1.3. Buyer shall supply to Company, and be solely responsible for, any information with respect to themselves and their nominees, officers, directors and Affiliates required by Section 14(f) and Rule 14f-1.

            (c) Following the election or appointment of the designees of Buyer pursuant to this Section 1.3 and until the Effective Time, the approval of the Continuing Director shall be required to authorize (and such authorization shall constitute the authorization of Company's Board of Directors and no other action on the part of Company, including any action by any other directors of Company, shall be required to authorize) (i) any termination of this Agreement by Company, (ii) any amendment of this Agreement requiring action by Company's Board of Directors, (iii) any amendment of the certificate of incorporation or by-laws of Company or any of its Subsidiaries, (iv) any extension of time for performance of any obligation or action hereunder or under the Offer by Buyer, or (v) any waiver of compliance with, or enforcement of, any of the agreements or conditions contained in this Agreement, or under the Offer for the benefit of Company and any material transaction with Buyer or any Affiliate thereof.

                                   ARTICLE II

                                   THE MERGER

     Section 2.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement (including Section 7.3), at the Effective Time, Buyer shall file with the Secretary of State of the State of Delaware a certificate of merger (the "CERTIFICATE OF MERGER"), and shall be merged with and into Company (the "MERGER") and the separate existence of Buyer shall thereupon cease. Company shall continue as the surviving corporation in the Merger (thereafter referred to as the "SURVIVING CORPORATION") under the laws of the State of Delaware under the name "PLM International, Inc." Throughout this Agreement, the term "COMPANY" shall refer to such entity prior to the Merger and the term "SURVIVING CORPORATION" shall refer to it in its status as the surviving corporation in the Merger.

     Section 2.2 CLOSING. The closing of the Merger (the "CLOSING") shall take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article IX. The Closing shall be held at the offices of Nixon Peabody LLP, 437 Madison Avenue, New York, New York 10022, unless another place is agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to herein as the "CLOSING DATE".

     Section 2.3 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective upon the filing with the Secretary of State of the State of Delaware of the Certificate of Merger, or at such later time as is specified therein, with respect to the Merger pursuant to and in compliance with this Agreement and
Section 251 of the General Corporation Law of the State of Delaware (the "DELAWARE LAW"). The Certificate of Merger shall be filed immediately following the commencement of the Closing. When used in this Agreement, the term "EFFECTIVE TIME" shall mean the time at which the Certificate of Merger becomes effective in accordance with the Delaware Law.

     Section 2.4 EFFECT OF THE MERGER. The Merger shall, from and after the Effective Time, have all the effects provided by applicable Law. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, conveyances, assignments or assurances in Law or any other acts are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to any property or rights of Company or Buyer, by reason or as a result of the Merger, or otherwise to carry out the purposes of this Agreement, Company and Buyer agree that the Surviving Corporation and its proper officers and directors shall execute and deliver all such deeds, conveyances, assignments and assurances in Law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized in the name of each of Company and Buyer or otherwise to take any and all such action.

                                  ARTICLE III

                            THE SURVIVING CORPORATION

     Section 3.1 CERTIFICATE OF INCORPORATION. The certificate of incorporation of Company shall be amended at the Effective Time to be identical with the certificate of incorporation of Buyer and shall be the certificate of incorporation of the Surviving Corporation until thereafter duly amended.

     Section 3.2 BY-LAWS. The by-laws of Company shall be amended as of the Effective Time to be identical with the by-laws of Buyer and shall be the by-laws of the Surviving Corporation until thereafter duly amended.

     Section 3.3 BOARD OF DIRECTORS; OFFICERS. The members of the Board of Directors of the Surviving Corporation following the Merger shall be the directors of Buyer immediately prior to the Effective Time, and such directors shall continue in office until the earlier of their respective death, resignation or removal and the time that their respective successors are duly elected or appointed and qualified. The officers of the Surviving Corporation following the Merger shall be the officers listed on SCHEDULE 3.3 hereto, and such officers shall continue in office until the earlier of their respective death, resignation or removal and the time that their respective successors are duly elected or appointed and qualified.

                                   ARTICLE IV

                              CONVERSION OF SHARES

     Section 4.1 MERGER CONSIDERATION.

            (a) As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of Company or Buyer:

                  (i) Each share of common stock, par value $.01 per share, of Buyer that is issued and outstanding immediately prior to the Effective Time shall be automatically converted without any further action into one fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation, and shall constitute the only issued and outstanding capital stock of the Surviving Corporation following the Merger.

                  (ii) Each share of the Company Common Stock that is owned by Company as treasury stock shall be canceled and shall cease to exist, and no cash, securities or other consideration shall be delivered in exchange therefor.

                  (iii) Each share of Company Common Stock, other than the shares canceled pursuant to Section 4.1(a)(ii), that is issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive from Buyer cash in the amount of $3.46 (the "MERGER CONSIDERATION").

            (b) If, at any time during the period between the date of this Agreement and the Effective Time, Company changes the number of shares of Company Common Stock issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization, redenomination of share capital or other similar transaction with an effective date or record date, as applicable, prior to the Effective Time, the Merger Consideration shall be appropriately adjusted.

            (c) In connection with the Merger:

                  (i) At the Effective Time, without any action on the part of the holder thereof, each outstanding option to purchase shares of Company Common Stock granted under any Company stock option plan, including any stock option plan intended to be qualified under Section 423 of the Code (each such option a "COMPANY STOCK OPTION" and each such plan a "COMPANY STOCK OPTION PLAN") which remains as of such time unexercised in whole or in part, shall be converted into the vested right to receive from Buyer, pursuant to Section 4.3, cash in an amount equal to the excess, if any, of the Merger Consideration over the exercise price of such Company Stock Option (the "COMPANY STOCK OPTION CONSIDERATION").

                  (ii) The Board of Directors of Company (or a duly appointed committee thereof responsible for the administration of the Company Stock Option Plans in accordance with the terms of each such plan) shall, prior to or as of the Effective Time, take all necessary actions, pursuant to and in accordance with the terms of the Company Stock Option Plans and the instruments evidencing the Company Stock Options, to provide for the conversion of the Company Stock Options in accordance with subparagraph (i) above.

     Section 4.2 STOCKHOLDERS' RIGHTS AT THE EFFECTIVE TIME. On and after the Effective Time, the certificates that immediately prior to the Effective Time represented shares of Company Common Stock (the "CERTIFICATES") shall cease to represent any rights with respect to Company Common Stock and shall only represent the right to receive the Merger Consideration.

     Section 4.3 SURRENDER AND EXCHANGE OF SHARE CERTIFICATES.


            (a) On or before the Closing Date, Buyer shall provide to a paying agent designated by it (the "PAYING AGENT") sufficient cash to allow the Merger Consideration and the Company Stock Option Consideration to be paid to the holders of each share of Company Common Stock and each Company Stock Option then entitled to be so paid.

            (b) On the Closing  Date,  Buyer shall  instruct the Paying Agent to mail to each Person who was a holder of record of shares of Company Common Stock or to each holder of Company Stock Options (pursuant to a list to be provided by Company) immediately prior to the Effective Time (i) a letter of transmittal,
(ii) instructions for use in effecting the surrender of the Certificates nominally representing Company Common Stock in exchange for the Merger Consideration, and (iii) instructions for use in effecting the surrender of the instruments nominally evidencing the Company Stock Options in exchange for the Company Stock Option Consideration.

            (c) After the Closing, each holder of a Certificate or of a Company Stock Option shall surrender and deliver such Certificate or Company Stock Option to the Paying Agent together with a duly completed and executed transmittal letter. Upon such surrender and delivery, the holder shall receive the Merger Consideration or the Company Stock Option Consideration, as
applicable. Until so surrendered and exchanged, each Certificate formerly representing an outstanding share of Company Stock Common Stock shall, after the Effective Time, be deemed for all purposes to evidence only the right to receive the Merger Consideration as provided in Section 4.1(a)(iii), and each Company Stock Option shall, after the Effective

Time, be deemed for all purposes to evidence only the right to receive the Company Stock Option Consideration as provided in Section 4.1(c)(i).

            (d) At the Effective Time, the stock transfer books of Company shall be closed and no transfer of shares of Company Common Stock shall be recorded thereafter, other than transfers of shares of Company Common Stock that have occurred prior to the Effective Time. In the event that, after the Effective Time, Certificates are presented for transfer to the transfer agent for Company or the Surviving Corporation, they shall be delivered to the Paying Agent and exchanged for the Merger Consideration as provided for in this Section 4.3.

            (e) Any Merger Consideration that remains undistributed to the holders of Company Common Stock or Company Stock Options as of the Effective Time after twelve months have elapsed following the Effective Time shall be delivered to the Surviving Corporation by the Paying Agent, upon demand, and any such holders who have not previously complied with this Section 4.3 shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration or Option Consideration.

            (f) Neither the Paying Agent, nor either of Company or Buyer shall be liable to any holder of shares of Company Common Stock with respect to any Merger Consideration or Company Stock Option Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

            (g) In the event any Certificates or Company Stock Options shall have been lost, stolen or destroyed, the Paying Agent shall deliver the Merger Consideration or Company Stock Option Consideration to which the holder thereof is entitled in exchange for such lost, stolen or destroyed Certificates or Company Stock Options only upon the making of an affidavit of that fact by the record holder thereof and the delivery of such bond as the Paying Agent may reasonably require.

            (h) No transfer taxes shall be payable by any holder of Company Common Stock in respect of the payment of the Merger Consideration under this
Section 4.3, except that if any Merger Consideration is to be paid to any Person other than the record holder of such Company Common Stock, it shall be a condition of such payment that the Person requesting such payment shall first pay to the Surviving Corporation any transfer taxes payable by reason thereof, or of any prior transfer of such surrendered Certificate, or establish to the satisfaction of the Surviving Corporation that such taxes have been paid or are not payable.

     Section 4.4 NO FURTHER RIGHTS. From and after the Effective Time, holders of Certificates theretofore evidencing shares of Company Common Stock shall cease to have any rights as stockholders of Company, except as provided herein or by Law.

     Section 4.5 DISSENTING SHARES. Notwithstanding Section 4.1, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing, and who has demanded appraisal for such shares in accordance with the Delaware Law, shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect, withdraws or otherwise loses its right to appraisal. If, after the Effective Time, such holder fails to perfect, withdraws or loses its right to appraisal, such shares of Company
Common Stock shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

     Company represents and warrants to Buyer that, except (other than with respect to any representation or warranty relating to the accuracy or completeness of any Exhibit hereto) as disclosed in the Company Disclosure Schedule which has been delivered to Buyer prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"):

     Section 5.1 ORGANIZATION AND QUALIFICATION. Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Company's Affiliates (a list of which is set forth in EXHIBIT 5.1 hereto together with the jurisdiction of its organization, each state in which it is qualified or otherwise licensed to do business and the identity of the holder of its capital stock or other equity interests (excluding capital stock and other equity interests that are publicly traded)) is a corporation, limited liability company or limited partnership duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction in which it was formed. Each of Company and its Affiliates has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and, if applicable, is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, or to have such power and authority, when taken together with all other such failures would not have a Company Material Adverse Effect. Company has heretofore made available to Buyer a complete and correct copy of the certificate of incorporation, by-laws or other governing documents, each as amended to the date hereof, of Company and each of its Affiliates. In each case where one of Company's Subsidiaries is a manager or general partner of one of Company's Affiliates, the Company entity that is the manager or general partner (a) has observed all corporate formalities, (b) has not co-mingled any of its funds with those of Company's Affiliates (excluding its Subsidiaries), and (c) has reasonably sufficient capital to conduct its business as presently conducted. Company is not a manager or general partner of any Person.

     Section 5.2 CAPITALIZATION. The authorized capital stock of Company consists of 50,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share (the "COMPANY PREFERRED STOCK"). As of September 30, 2000, (a) 7,448,510 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and non-assessable,
(b) an aggregate of 774,216 shares of Company Common Stock were reserved for issuance under stock options to be issued pursuant to Company Stock Option Plans, and (c) no shares of Company Preferred Stock were issued or outstanding. As of September 30, 2000, there were outstanding Company Stock Options to purchase 601,000 shares of Company Common Stock, a list of which Company Stock Options, together with their respective exercise prices, is set forth on EXHIBIT
5.2 hereto.  Between

September 30, 2000 and December 14, 2000, Company Stock Options were exercised for 106,000 shares of Company Common Stock, as a result of which, as of December 14, 2000, 7,554,510 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and non-assessable. Except as set forth on the Company Disclosure Schedule, no Company Stock Options will be subject to accelerated vesting or exercisability in connection with the execution and delivery of this Agreement or the Merger. No shares of capital stock of Company or any of its Subsidiaries have been issued between September 30, 2000 and the date hereof other than pursuant to the exercise or conversion of any Company Stock Options. Since September 30, 2000 through the date hereof, no options to purchase shares of Company Common Stock have been granted.

            (a) Except as set forth in this Section 5.2, there are no preemptive or other outstanding rights, options, warrants, conversion rights (including pursuant to convertible securities), stock appreciation rights, redemption rights, repurchase rights, employee stock purchase rights or plans, agreements, arrangements, calls, commitments or rights of any kind relating to the issued or unissued capital stock of Company or any of its Subsidiaries or obligating Company or any of its Subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Company or any of its Subsidiaries. All shares of capital stock of Company and its Subsidiaries subject to issuance pursuant to Company Stock Options or the Related Option, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and, if applicable, non-assessable. Without limiting the generality of the foregoing, neither Company nor any of its Subsidiaries nor, to Company's knowledge, any of its Affiliates (excluding its Subsidiaries) has adopted a shareholder rights plan or similar plan or arrangement. As of the date of this Agreement, there are no outstanding contractual obligations of Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, Company or any of its Subsidiaries or to provide material funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Person.

     Section 5.3 AUTHORITY RELATIVE TO THIS AGREEMENT AND THE TRANSACTIONS. Company has all necessary power and authority to execute and deliver this Agreement and the Related Agreement, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement and the Related Agreement by Company, and the consummation by Company of the Transactions, have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Company are necessary to authorize the execution and delivery of this Agreement or the Related Agreement or to consummate the Transactions other than, with respect to the Merger, the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to be voted at the Special Meeting and the filing and recordation of appropriate merger documents as required by the Delaware Law. This Agreement and the Related Agreement have been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms.

     Section 5.4 NO CONFLICTS, REQUIRED FILINGS AND CONSENTS.

            (a) The execution and delivery of this Agreement by Company does not, and the performance of this Agreement and consummation of the Transactions by Company will not (i) conflict with or violate the certificate of incorporation, by-laws or other governing documents of Company or any of its Affiliates, (ii) assuming the consents, approvals, authorizations and waivers specified in Section 5.4(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization or waiver has been satisfied, conflict with or violate any Law applicable to Company or any of its Affiliates or by which any property or asset of Company or any of its Affiliates is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of Company or any of its Affiliates pursuant to, any contract, agreement, note, bond, mortgage, indenture, credit agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its Affiliates is a party or by which Company or any of its Affiliates, or any property or asset of Company or any of its Affiliates, is bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not have a Company Material Adverse Effect.

            (b) The execution and delivery of this Agreement by Company does not, and the performance of this Agreement by Company will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any governmental or regulatory authority, domestic, foreign or supranational (a "GOVERNMENTAL ENTITY"), except for applicable requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Securities Act of 1933, as amended (the "SECURITIES ACT"), state securities or "blue sky" laws ("BLUE SKY LAWS"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), such filings, approvals, consents and waivers as may be required under other Merger Control Laws, filing and recordation of the Certificate of Merger as required by the Delaware Law, and filings required by the rules of the American Stock Exchange or any other stock exchange or market, except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Company Material Adverse Effect.

            Section 5.5 REPORTS AND FINANCIAL STATEMENTS; LIABILITIES. (a) Company and each of its Affiliates that is so required have filed with the SEC all forms, reports, schedules, registration statements, definitive proxy statements, information statements and other filings (the "SEC REPORTS") required to be filed by them with the SEC since January 1, 1998. As of their respective dates, each of the SEC Reports complied in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports. As of their respective dates (subject to any amendments filed after such dates but prior to the date hereof) and as of the date any information from such SEC Reports has been incorporated by reference, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Company and each of its Affiliates that is so required have filed all material contracts and agreements and other documents or instruments required to be filed as exhibits to the SEC Reports.

            (b) The consolidated balance sheets of Company as of December 31, 1999, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the three-year period ended December 31, 1999 (including the related notes and schedules thereto) contained in Company's Form 10-K for the year ended December 31, 1999 (the "COMPANY FINANCIAL STATEMENTS") present fairly, in all material respects, the consolidated financial position and the consolidated results of operations, retained earnings and cash flows of Company and its consolidated Subsidiaries as of the dates or for the periods presented therein in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved except as otherwise noted therein, including in the related notes.

            (c) The consolidated balance sheets and the related statements of operations and cash flows (including, in each case, the related notes and schedules thereto) of Company contained in its Form 10-Q for the quarterly period ended September 30, 2000 (the "COMPANY QUARTERLY FINANCIAL STATEMENTS") have been prepared in accordance with the requirements for interim financial statements contained in Regulation S-X, which do not require all the information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with GAAP. The Company Quarterly Financial Statements reflect all adjustments necessary to present fairly in accordance with GAAP (except as indicated and for normal year-end audit adjustments, which will not be material), in all material respects, the consolidated financial position, results of operations and cash flows of Company and its consolidated Subsidiaries for all periods presented therein.

            (d) As of December 8, 2000, except for those liabilities that are set forth in EXHIBIT 5.5 hereto and SCHEDULE 5.5 hereto (which Exhibit and Schedule shall specify the party to whom such liabilities accrue), and except for liabilities that do not exceed $10,000 individually or $100,000 in the aggregate, neither Company nor any of its Subsidiaries has outstanding any indebtedness, obligations or liabilities of any nature whatsoever (whether absolute, accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted), and, to Company's knowledge, there is no basis for the assertion of any claim or liability of any nature whatsoever against Company or any of its Subsidiaries.Section 5.6 LITIGATION. Except as fully disclosed in the SEC Reports and except for the Koch Action and the McBride Action, there is no civil, criminal or administrative suit, action or proceeding pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or, to the knowledge of Company, any of its other Affiliates that is reasonably expected to have a Company Material Adverse Effect, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against Company, any of its Subsidiaries or, to the knowledge of Company, any of its other Affiliates having, or which is reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     Section 5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS.

            (a) Except as fully disclosed in the SEC Reports, in the Company Financial Statements, in the Company Quarterly Financial Statements or as permitted by Section 7.1(a) for events after the date hereof, since September 30, 2000, Company and each of its Subsidiaries has conducted its business only in the ordinary course and in a manner consistent with past practice and since such date there has not been (i) any Company Material Adverse Effect, (ii) other than the declaration of a distribution in partial liquidation paid on November 3, 2000, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Company's or its Subsidiaries' capital stock or other equity interests, (iii) except for exercises of Company Stock Options, any redemption, purchase or other acquisition of any of Company's or any of its Subsidiaries' capital stock or other equity interests, (iv) any split, combination or reclassification of any of Company's or its Subsidiaries' capital stock or other equity interests, or, except with respect to Company Stock Options, any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company's or its Subsidiaries' capital stock or other equity interests, (v) any granting by Company or any of its Subsidiaries to any officer of Company or any of its Subsidiaries of any increase in compensation or any rights with respect to compensation in the event of a "change in control" (however defined) of Company, except in the ordinary course of business consistent with past practice or as required under employment agreements in effect as of September 30, 2000, (vi) any granting by Company or any of its Subsidiaries to any officer or any group or class of employees of Company or any of its Subsidiaries of any increase in severance or termination pay, except as required under employment, severance or termination agreements or plans in effect as of September 30, 2000 or as previously disclosed to Buyer, (vii) any entry by Company or any of its Subsidiaries into any employment, severance or termination agreement with any officer of Company or any of its Affiliates, or any increase in benefits available under or establishment of any Benefit Plan except in the ordinary course of business consistent with past practice or as previously disclosed to Buyer, or (viii) any material change in accounting methods, principles or practices by Company, except insofar as may have been required by a change in GAAP.

            (b) Except as fully disclosed in the SEC Reports of Company's Affiliates (excluding its Subsidiaries) or as permitted by Section 7.2 for events after the date hereof, since September 30, 2000, each of such Affiliates has conducted its business only in the ordinary course and in a manner consistent with past practice and since such date there has not been any circumstance, event or occurrence or series of circumstances, events or occurrences which individually or in the aggregate with all other circumstances, events or occurrences would be reasonably likely to have a material adverse effect on the business, assets, operations, financial condition, revenues or results of operations of any of such Affiliates, other than any material adverse effect caused by conditions resulting from (i) the announcement of the Offer or the pendency of the consummation of this Agreement, (ii) the taking of any action contemplated by this Agreement, or (iii) the cessation of the employment with Company, for whatever reason, of any or all of Steve Bess, Susan Santo and Rick Brock; PROVIDED, HOWEVER, that for purposes of determining whether such a material adverse effect has occurred, the parties will not consider (1) the Koch
Action or the results or effects thereof (but only if Company abides by the ruling of any court with jurisdiction over the Koch Action, or, without the consent of Buyer, does not modify the settlement of the Koch Action as currently proposed), or (2) any claim brought or that could be brought by Marubeni America Corporation ("MARUBENI") or its Affiliates arising out of or relating to any breach of, or claim for indemnification under, the Asset Purchase Agreement, dated May 24, 2000, as amended, among Marubeni, PLM Financial Services, Inc., PLM Equipment Growth Fund, PLM Equipment Growth Fund II, PLM Equipment Growth Fund III, PLM Equipment Growth Fund IV, PLM Equipment Growth Fund V, PLM Equipment Growth Fund VI, PLM Equipment Growth Fund VII and Professional Lease Management Income Fund I, LLC, unless Company has knowledge as of the date hereof of the circumstance, event or occurrence or series of circumstances, events or occurrences giving rise to such claim.

     Section 5.8 EMPLOYEE BENEFIT PLANS.

            (a) EXHIBIT 5.8 hereto sets forth a complete and correct list of all existing (i) "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (ii) any other material pension plans or employee benefit arrangements or payroll practices (including severance pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, stock option or stock purchase arrangements or policies) maintained, or contributed to, by Company, its Subsidiaries or any trade or business (whether or not incorporated) which is treated with Company or its Subsidiaries as a single employer under Section 414(b), (c), (m) or (o) of the Code (an "ERISA AFFILIATE") with respect to current or former employees of Company, its Subsidiaries or their ERISA Affiliates (all such plans, arrangements or practices that currently exist or have been in existence at any time during the last three years are hereinafter referred to as the "BENEFIT PLANS"). Each Benefit Plan is in writing and Company has previously made available to Buyer a true and complete copy of each existing Benefit Plan document, including all amendments thereto, and a true and complete copy of each material document, if any, prepared in connection with each such Benefit Plan, including a copy of (A) each trust or other funding arrangement, (B) each summary plan description and summary of material modifications, (C) the most recently filed Form 5500, including all attachments thereto, (D) the most recently received IRS determination letter for each such Benefit Plan, and (E) the most recently prepared actuarial report and financial statement in connection with each such Benefit Plan. Neither Company nor any of its Subsidiaries has any express or implied commitment to (X) create or incur material liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (Y) enter into any material contract or agreement to provide compensation or benefits to any individual, or (Z) materially modify, change or terminate any Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code or a merger of a previously acquired 401(k) or welfare plan.

            (b) No "accumulated funding deficit" as defined in Section 412 of the Code exists with respect to any Benefit Plan, whether or not waived. No "reportable event" within the meaning of Section 4043 of ERISA, and no event described in Section 4062 or 4063 of ERISA has occurred with respect to any Benefit Plan. Neither Company nor any ERISA Affiliate of Company has (i) engaged in, or is a successor corporation or parent corporation to an entity that has engaged in, a transaction described in sections 4069 or 4212(c) of ERISA, or
(ii) incurred or
reasonably expects to incur (A) any material liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA, or
(B) any material liability under Section 4971 of the Code that in either case could become a liability of the Surviving Corporation or Buyer or any of its Affiliates after the Effective Time. As of September 30, 2000, there was no material unfunded liability under any of the Benefit Plans, computed using reasonable actuarial assumptions and determined as if all benefits under such Benefit Plans were vested and payable as of such date. No event has occurred since September 30, 2000 which would cause Company to believe that as of the date of this Agreement there is any such material unfunded liability.

            (c) Each of the Benefit Plans intended to qualify under Section 401(a) of the Code has received a favorable determination letter (or opinion letter in the case of a prototype plan) from the IRS that such Benefit Plan is so qualified or is within the remedial amendment period for applying for such a determination letter, and nothing has occurred with respect to the operation of any such Benefit Plan which, either individually or in the aggregate, would cause the loss of such qualification or the imposition of any material liability, penalty or tax under ERISA or the Code.

            (d) There has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan. Company, its Subsidiaries and their ERISA Affiliates are not currently liable for any excise tax or penalty in connection with any Benefit Plan arising under the Code or ERISA, including but not limited to Section 4971, 4972, 4975, 4979, 4980, 4980B or 4980D of the Code or Section 502 of ERISA, and to the knowledge of Company no fact or event exists which could give rise to any liability except, in each case, for any such liability which would not have a Company Material Adverse Effect.

            (e) All contributions and premiums required by Law or by the terms of any Benefit Plan or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto) in all material respects.

            (f) The liabilities of each Benefit Plan that has been terminated or otherwise wound up have been fully discharged in material compliance with applicable Law.

            (g) There has been no violation of ERISA with respect to the filing of applicable returns, reports, documents and notices regarding any of the Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Benefit Plans which, either individually or in the aggregate, could result in a material liability to Company or any of its Subsidiaries.

            (h) To the knowledge of Company, there are no pending legal proceedings which have been asserted or instituted against any of the Benefit Plans or their assets, Company, any of its Subsidiaries, any ERISA Affiliate, or the plan administrator or any fiduciary of any of the Benefit Plans with respect to the operation of such plans (other than routine, uncontested benefits claims).

            (i) Each of the Benefit Plans has been maintained, in all material respects, in accordance with its terms and all provisions of applicable Laws. All amendments and actions required to bring each of the Benefit Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable Laws have been made or taken except to the extent that such amendments or actions are not required by Law to be made or taken until a date after the Closing Date.

            (j) Company, its Subsidiaries and their ERISA Affiliates do not maintain and have no liability under a welfare benefit plan providing continuing benefits after the termination of employment (other than as required by Section 4980B of the Code and at the former employee's own expense). Company, its Subsidiaries and each of their ERISA Affiliates have complied in all material respects with the notice and continuation requirements of Section 4980B of the Code and the regulations thereunder. Company, its Subsidiaries and their ERISA Affiliates do not maintain, sponsor or contribute to, and to the knowledge of Company have never maintained, sponsored or contributed to, any benefit plan subject to Title IV of ERISA, including but not limited to a multiple employer plan subject to Sections 4063 and 4064 of ERISA or a multiemployer plan as defined in Section 4001(a)(3) of ERISA, and no fact or event exists which could give rise to any liability under Title IV of ERISA.

            (k) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any material payment (including severance, unemployment compensation or golden parachute) becoming due to any director, employee or independent contractor of Company or its Affiliates, (ii) materially increase any benefits otherwise payable under any Benefit Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent other than vesting of Company Stock Options in accordance with their terms or this Agreement. No payments or benefits under any Benefit Plan or other agreement of Company or its Subsidiaries will be considered an excess parachute payment of Section 280G of the Code or result in a deduction limitation under Section 162(m) of the Code.

            (l) To the knowledge of Company, all individuals providing services to Company, its Subsidiaries and their ERISA Affiliates have been properly characterized and treated as being either an employee or an independent contractor of such Person.

     Section 5.9 LABOR RELATIONS. There are no labor controversies pending or threatened with respect to Company or its Subsidiaries, and neither Company nor any of its U.S. Subsidiaries is a party to any collective bargaining agreement with any labor union or other representative of employees. No non-U.S. Subsidiary of Company is a party to any collective bargaining agreement with any labor union or other representative of employees or any works' council or similar entity under applicable Laws. To the knowledge of Company, there is no pending or threatened union organization activity by or among any of its or its Subsidiaries' employees.

     Section 5.10 TAXES. Company, each of its Subsidiaries and, to the knowledge of Company, each of its Affiliates have duly filed all material federal, state, local and foreign income, franchise, excise, real and personal property and other Tax returns and reports (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by them prior to the date hereof. All of the foregoing returns and reports of Company, its Subsidiaries and, to the knowledge of Company, its other Affiliates are true and correct in all material respects, and Company, its Subsidiaries and, to the knowledge of Company, its other Affiliates have paid or, prior to the Closing Date will pay, all Taxes owed (whether or not shown as being due on such returns or reports). Company, its Subsidiaries and, to the knowledge of Company, its other Affiliates have paid and will pay all installments of estimated taxes due on or before the Closing Date. Company and its Subsidiaries and, to the knowledge of Company, its other Affiliates have paid or made adequate provision in accordance with GAAP in the SEC Reports, the Company Financial Statements and the Company Quarterly Financial Statements for all Taxes payable in respect of all periods ending on or prior to the date of this Agreement and will have paid or provided for all Taxes payable in respect of all periods covered thereby. The sum of all income Taxes payable by Company and its Subsidiaries in respect of all periods ending on or prior to December
31, 2000 will not be greater than $9,600,000 unless the taxable income of Company and its Subsidiaries in respect of December 2000 exceeds $200,000, in which case such $9,600,000 will be increased by 39% of the amount by which such December 2000 taxable income exceeds $200,000. As of the date hereof, all deficiencies proposed as a result of any audits have been paid or settled. Company, each of its Subsidiaries and, to the knowledge of Company, each of its Affiliates has paid, collected or withheld, or caused to be paid, collected or withheld, all amounts of Tax required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the SEC Reports, the Company Financial Statements and the Company Quarterly Financial Statements have been established or which are being contested in good faith, except as would not have a Company Material Adverse Effect. Neither Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. There are no claims, Tax audits or assessments pending against Company, any of its Subsidiaries or, to the knowledge of Company, any of its Affiliates, and neither Company nor any of its Subsidiaries nor, to the knowledge of Company, any of its other Affiliates has been notified (formally or informally) in writing of any proposed Tax claims or assessments against any of them. There are no Liens or other encumbrances on any of the assets of Company or its Subsidiaries that arose out of the failure to pay any Taxes. Neither Company nor any of its Subsidiaries nor, to the knowledge of Company, any of its other Affiliates (i) has been a member of a consolidated group filing a consolidated federal income Tax return (other than a consolidated group of which Company is the common parent), or (ii) has any liability for Taxes of any other Person (other than Company and its Subsidiaries) arising from the application of Treasury Regulations section 1.1502-6 promulgated under the Code or any analogous Law, as a transferee or successor by contract or otherwise. No consent under Section 341(f) of the Code has been filed with respect to Company, any of its Subsidiaries or, to the knowledge of Company, any of its Affiliates. Except as set forth in the Company Disclosure Schedule, there is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, would give rise to the payment of any amount that would not be deductible by Buyer, Company or any of the Affiliates of Company by reason of Section 280G of the Code.

     Section 5.11 COMPLIANCE WITH APPLICABLE LAWS. Company, its Subsidiaries and, to the knowledge of Company, its other Affiliates hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental
Entities ("PERMITS") necessary for them to own, lease or operate their properties and assets and to carry on their businesses substantially as now conducted or presently intended to be conducted, except for such permits, licenses, variances, exemptions, orders and approvals the failure of which to hold would not have a Company Material Adverse Effect. The Permits are valid and in full force and effect except as would not have a Company Material Adverse Effect. Except as set forth in the SEC Reports filed prior to the date hereof, the businesses of each of Company, its Subsidiaries and, to the knowledge of Company, its other Affiliates have not been, and are not being, conducted in violation of any Permit or any Law, arbitration award, agency requirement, license or permit of any Governmental Entity (a "GOVERNMENTAL REGULATION"), except for violations or possible violations that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of Company to consummate the Transactions.
Except as set forth in the SEC Reports filed prior to the date hereof, no material investigation or review by any Governmental Entity with respect to Company, any of its Subsidiaries or, to the knowledge of Company, any of its other Affiliates is pending or, to Company's knowledge, threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation or review. No material change is required in Company's, any of its Subsidiaries' or, to the knowledge of Company, any of its other Affiliates' operations, properties or procedures to comply with any Permit or Governmental Regulation, and Company has not received any notice or communication of any material noncompliance with any Permit or Governmental Regulation that has not been cured as of the date hereof, except as would not have a Company Material Adverse Effect.

     Section 5.12 VOTING REQUIREMENTS. In the event Section 253 of the Delaware Law is inapplicable and not available to effectuate the Merger, the affirmative vote of the holders of a majority of the Company Common Stock outstanding as of the record date for the Special Meeting is the only vote of the holders of any class or series of Company's capital stock or other securities necessary to adopt this Agreement and to approve the Merger on behalf of Company.

     Section 5.13 ASSETS OF COMPANY AND ITS SUBSIDIARIES. Company and each of its Subsidiaries has good and valid title to all of its material properties and assets, free and clear of all Liens and other encumbrances, except liens for Taxes not yet due and payable and for which adequate reserves are reflected on the balance sheets contained in the Company Quarterly Financial Statements. All leases, easements, licenses, rights of way, and other rights pursuant to which Company or any of its Subsidiaries lease from others or otherwise have the right to use material real or personal property, individually or in the aggregate material to the business of Company ("PROPERTY RIGHTS"), are valid and binding and are in full force and effect and enforceable against Company or its Subsidiaries and the other parties thereto, as applicable, in accordance with their respective terms and there is not, with respect to Company or its Subsidiaries or, to Company's knowledge, with respect to the other parties thereto, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default or event of default) under any such Property Right, except where the lack of such validity and effectiveness or the existence of such default or event of default does not and will not constitute a Company Material Adverse Effect. Company has made available to Buyer true and accurate copies of the documents creating or reflecting the Property Rights. No consent of any Person is needed in order for each Property Right to continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the Transactions, except for consents the absence of which would not have a Company Material Adverse Effect. The tangible and intangible assets owned or leased by Company and its Subsidiaries are all of the assets used in their respective businesses or necessary for them to conduct their respective businesses as presently conducted. All material items of tangible property used by Company or its Subsidiaries in their businesses are in operable condition and adequate for the purposes used (normal wear and tear excepted).

     Section 5.14 MATERIAL CONTRACTS.

            (a) As of December 8, 2000, neither Company nor any of its Subsidiaries is a party or is subject to any contract, note, bond, mortgage, indenture, credit agreement, lease, license, agreement, understanding, instrument, bid or proposal (excluding any contract or arrangement that is or is associated with a Benefit Plan), or any amendment or modification thereto (collectively, "CONTRACTS"), that (i) is required to be described in or filed as an exhibit to any SEC Report that is not so described in or filed as required by the Securities Act or the Exchange Act, as the case may be, (ii) was made other than in the ordinary course of business or the performance of which will extend over a period greater than 30 days, (iii) obligates Company or any of its Subsidiaries to sell or deliver any product or service at a price that does not cover the cost (including labor, materials and production overhead) plus the customary profit margin associated with such product or service, (iv) constitutes an employment, consulting, non-competition, severance, golden parachute, change in control or indemnification agreement, (v) constitutes an advertising, public relations, franchise, distributorship or sales agency agreement, (vi) involves a commitment or payment in excess of $10,000 for the future purchase of services or equipment, (vii) is among any stockholders (or other equityholders) of Company or any of its Subsidiaries or grants any right of first refusal or is for a partnership or joint venture or the acquisition, sale or lease of any assets or capital stock (or other equity interests) of Company or any of its Subsidiaries or involves a sharing of profits or constitutes a shareholder rights or similar plan, (viii) constitutes a mortgage, pledge, conditional sales contract, security agreement, factoring agreement or other similar agreement with respect to any real or tangible person property of Company or any of its Subsidiaries, (ix) constitutes a loan agreement, credit agreement, promissory note, guarantee, subordination agreement, letter of credit or any similar type of agreement, (x) is between Company or any of its Subsidiaries and any Governmental Entity, (xi) relates to the discharge, storage or removal of Hazardous Materials, (xii) involves a retainer with any attorneys, accountants, actuaries, appraisers, investment bankers or other professional advisors, or (xiii) commits Company or any of its Subsidiaries to enter into any of the foregoing agreements.

            (b) As of December 8, 2000, none of Company's Affiliates is a party or is subject to any Contract that (i) is required to be described in or filed as an exhibit to any SEC Report that is not so described in or filed as required by the Securities Act or the Exchange Act, as the case may be, (ii) constitutes an employment, consulting, non-competition, severance, golden parachute, change in control or indemnification agreement, or (iii) commits any of Company's Affiliates to enter into any of the foregoing agreements.

            (c) A list of all Contracts described in Section 5.14(a) or 5.14(b) to which Company or any of its Affiliates is a party, or by which any of them is bound, is set forth in EXHIBIT 5.14 hereto. All such Contracts to which Company or any of its Affiliates is a party, or by which any of them is bound, are valid and binding and are in full force and effect and enforceable against Company, its Affiliates and, to the knowledge of Company, the other party or parties thereto in accordance with their respective terms, and no consent of any Person is needed in order for each such contract to continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the Transactions, except for any failure to be in full force and effect or failure to obtain a consent that would not, in the aggregate with all other such failures, have a Company Material Adverse Effect. No current or previous party to any such Contract to which Company or any of its Affiliates is a party or by which Company or any of its Affiliates is bound has given any notice of, or made any claim with respect to, any breach or default thereunder. Neither Company nor any of its Affiliates is in violation or breach of or default in any material respect under any such Contract to which it is a party or by which it is bound, nor, to Company's knowledge, is any other party to any such Contract in violation or breach of or default in any material respect under any such Contract.

     Section 5.15 INTELLECTUAL PROPERTY.

            (a)  Company and its  Subsidiaries,  directly  or  indirectly,  own, license or otherwise have legally enforceable rights to use, or can acquire on reasonable terms and without material expense, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software and applications and tangible or intangible proprietary information or materials, that are material to and used in the business of Company and its Subsidiaries as presently conducted ("INTELLECTUAL PROPERTY RIGHTS"). A list of all of the Intellectual Property Rights is set forth in EXHIBIT 5.15 hereto.

            (b) In the case of Intellectual Property Rights owned by Company or one of its Subsidiaries, either Company or one of its Subsidiaries owns such Intellectual Property Rights free and clear of any material Liens and other encumbrances. Company or one of its Subsidiaries has an adequate right to the use of the Intellectual Property Rights or the material covered thereby in connection with the services or products in respect of which such Intellectual Property Rights are being used. The manufacture, sale, licensing or use of any of the services or products of Company or any of its Subsidiaries as now manufactured, sold, licensed or used or proposed for manufacture, sale, licensing or use by Company or any of its Subsidiaries in the ordinary course of Company's business as presently conducted does not infringe on any copyright, patent, trade mark, service mark or trade secret of a third party where such infringement would have a Company Material Adverse Effect. The use by Company or any of its Subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology or know-how and applications used in the business of Company and any of its Subsidiaries as presently conducted does not infringe on any other Person's trademarks, service marks, trade names, trade secrets, copyrights, patents, technology or know-how and applications where such infringement would have a Company Material Adverse Effect. Except as set forth in the Company Disclosure Schedule, Company has not received any information challenging the ownership by Company or any of its Subsidiaries or the validity of any of the Intellectual Property Rights. All registered patents, trademarks, service marks and copyrights held by Company and its Subsidiaries are valid and subsisting, except to the extent any failure to be valid and subsisting does not constitute a Company Material Adverse Effect. To the knowledge of Company, there is no material unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights by any third party, including any employee or former employee of Company or any of its Subsidiaries. No Company Intellectual Property Right is subject to any known outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by Company or any of its Subsidiaries, except to the extent any such restriction does not constitute a Company Material Adverse Effect.

            Section 5.16 INTERESTED PARTY TRANSACTIONS. Since December 31, 1998, or as described in the SEC Reports, no event has occurred that would be required to be reported by Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Except as expressly set forth in the SEC Reports or the Company Disclosure Schedule, there are no material agreements, arrangements, understandings or commitments of any kind (including indebtedness for borrowed money or the deferred purchase price of property or services, obligations evidenced by notes, bonds, indentures or similar instruments, guarantees, financial support or keep whole arrangements, or interest rate agreements, currency hedging agreements or similar hedging instruments) between or involving Company or any one or more of its Subsidiaries on the one hand, and any of Company's Affiliates (excluding its Subsidiaries), on the other hand.

     Section 5.17 ENVIRONMENTAL MATTERS. Except as disclosed in the SEC Reports:

            (a) Company and its Affiliates (i) are in compliance with all Environmental Laws, and are not subject to any asserted liability or, to Company's knowledge, any unasserted liability (including liability with respect to current or former Affiliates or operations), under any Environmental Laws,
(ii) hold or have applied for all Environmental Permits required for their properties or operations, except where the failure to hold or have applied for such Environmental Permits would not have a Company Material Adverse Effect, and
(iii) are in compliance with their respective Environmental Permits, except where the failure to be in compliance would not have a Company Material Adverse Effect.

            (b) Neither Company nor any of its Affiliates has received any written notice, demand, letter, claim or request for information alleging that Company or any of its Affiliates is or may be in violation of, or liable under, any Environmental Law.

            (c) Neither Company nor any of its Affiliates (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and, to the knowledge of Company and its Affiliates, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (ii) has received any written notice asserting that it is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials.

            (d) None of the real property now or, to the knowledge of Company, previously owned or leased by Company or any of its Affiliates is listed on or, to the knowledge of Company, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

For purposes of this Agreement:

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

     "ENVIRONMENTAL LAWS" means any applicable federal, state, local, foreign or supranational statute, Law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion or agency requirement, in each case having the force and effect of Law, relating to the pollution, protection, investigation or restoration of the environment, health and safety or natural resources, including those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, wetlands, pollution, contamination or any injury or threat of injury to Persons or property or to the siting, construction, operation, closure and post-closure care of waste disposal, handling and transfer facilities.

     "ENVIRONMENTAL PERMITS" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

     "HAZARDOUS MATERIALS" means (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls, or (ii) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any Environmental Law.

     Section 5.18 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no Contract, judgment, injunction, order or decree binding upon Company or any of its Subsidiaries or any of their properties which has had or could reasonably be expected to have the effect of prohibiting or materially impairing (i) any material business practices of Company, any of its Subsidiaries or, to the knowledge of Company or its Subsidiaries, Buyer or its Affiliates, or (ii) the conduct of any material business by Company, any of its Subsidiaries or, to the knowledge of Company or its Subsidiaries, Buyer or its Affiliates, as currently conducted by Company and its Subsidiaries.

     Section 5.19 CERTAIN BUSINESS PRACTICES. Neither Company nor any of its Subsidiaries nor any director, officer, employee or agent of Company or any of its Subsidiaries has in any material respect (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

     Section 5.20 INSURANCE. Company has adequate insurance covering all of the customarily insurable liabilities, including product liability, director and officer liability, and general and casualty liabilities, with financially secure insurers. Company has purchased, or will purchase on or before the date on which Company shall have caused Buyer's designees to be appointed to Company's Board of Directors pursuant to Section 1.3, tail coverage lasting for six years for each of the policies of directors' and officers' liability insurance maintained by

Company with respect to claims arising from facts, circumstances, occurrences or events that occurred, or will occur, on or before such date; provided, however, that Company will not pay more than $743,000 for such insurance.

     Section 5.21 BROKERS; EXPENSES. Except for Imperial Capital, LLC ("COMPANY'S FAIRNESS OPINION ADVISOR"), whose fees shall be paid by Company, no agent, broker, finder, investment banker or other firm or Person is or will be entitled to any broker's or finder's fee or other similar commission or fee in connection with the Transactions based upon arrangements made by or on behalf of Company. Company has provided to Buyer a good faith estimate and description of the expenses of Company and its Subsidiaries that Company expects to incur or has incurred in connection with the Transactions.

     Section 5.22 BOARD APPROVAL. The Board of Directors of Company, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "COMPANY BOARD APPROVAL"), has duly (i) determined that this Agreement and the Transactions (including the Offer, the Merger and the Related Option) are advisable, fair to and in the best interests of Company and its stockholders,
(ii) approved and adopted this Agreement, the Related Agreement and the Transactions (including the Offer, the Merger and the Related Option), (iii) resolved to recommend that the shareholders of Company accept the Offer, tender their shares of Company Common Stock pursuant to the Offer and approve and adopt this Agreement and the Merger, (iv) consented to the inclusion of this Company Board Approval in the Offer Documents, the Schedule 14D-9 and, if applicable, the Proxy Statement, and (v) directed that, if applicable, this Agreement and the Merger be submitted for consideration by Company's stockholders at the Special Meeting. The Company Board Approval constitutes approval of this Agreement and the Transactions (including the Offer, the Merger and the Related Option) for purposes of Section 203 of the Delaware Law so that consummation of the Transactions (including the Offer, the Merger and the Related Option) will not cause Buyer or any of its Affiliates to become an interested stockholder of Company for purposes of Section 203 of the Delaware Law. To the knowledge of Company, except for Section 203 of the Delaware Law (the restriction on business combinations of which has been rendered inapplicable), no state takeover statute is applicable to the Transactions (including the Offer, the Merger and the Related Option). The Company Board Approval constitutes approval of this Agreement and the Transactions (including the Offer, the Merger and the Related Option) for purposes of Article 11 of the certificate of incorporation, as amended, of Company (and of any similar provision of the certificate of incorporation, by-laws or other governing documents of any of Company's Affiliates) so that neither the consummation of the Transactions (including the Offer, the Merger and the Related Option), nor any other presently contemplated transaction or Business Combination (as defined in such Article 11) involving Buyer or any of its Affiliates, on the one hand, and Company or any of its Affiliates, on the other hand, will cause Buyer or any of its Affiliates to become an interested stockholder of Company pursuant to such Article 11 (or such other similar provision).

     Section 5.23 OPINION OF COMPANY'S FAIRNESS OPINION ADVISOR. Company has received the opinion ("COMPANY'S FAIRNESS OPINION") of Company's Fairness Opinion Advisor, dated the date of this Agreement, to the effect that, as of such date, the Merger and the Offer, individually and collectively, are fair to the holders of Company Common Stock from a financial point of view, a copy of which opinion has been provided to Buyer. Company has been authorized by Company's Fairness Opinion Advisor to permit the inclusion of Company's Fairness Opinion (and references thereto) in the Offer Documents, the
Schedule 14D-9 and, if applicable, the Proxy Statement.

     Section 5.24 INVESTMENT COMPANY. None of Company and its Affiliates is, or is controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Company that, except as disclosed in the Buyer Disclosure Schedule which has been delivered to Company prior to the execution of this Agreement (the "BUYER DISCLOSURE SCHEDULE"):

     Section 6.1 ORGANIZATION AND QUALIFICATION. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Buyer has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and, if applicable, is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, or to have such power and authority, when taken together with all other such failures would not have a Buyer Material Adverse Effect.

     Section 6.2 AUTHORITY RELATIVE TO THIS AGREEMENT AND THE TRANSACTIONS. Buyer has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions to which it is a party. The execution and delivery of this Agreement by Buyer, and the consummation by Buyer of the Transactions, have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Buyer are necessary to authorize the execution and delivery of this Agreement or to consummate the Transactions other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the Delaware Law. This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     Section 6.3 NO CONFLICTS, REQUIRED FILINGS AND CONSENTS.

            (a) The execution and delivery of this  Agreement by Buyer does not, and the performance of this Agreement and consummation of the Transactions by Buyer will not (i) conflict with or violate the certificate of incorporation, by-laws or other governing documents of Buyer, as applicable, (ii) assuming the consents, approvals, authorizations and waivers specified in Section 5.4(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization or waiver has been satisfied, conflict with or violate any Laws applicable to Buyer or its Subsidiaries or by which any property or asset of Buyer or any of its Subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of Buyer or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture or credit agreement, or, to Buyer's knowledge as of the date of this Agreement, any other contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer or any of its Subsidiaries is a party or by which Buyer or any of its Subsidiaries, or any property or asset of Buyer or any of its Subsidiaries, is bound or affected, except in the case of clauses (ii) or
(iii) for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not have a Buyer Material Adverse Effect.

            (b) The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement by Buyer will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Entity, except for applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the HSR Act, such filings, filings, approvals, consents and waivers as may be required under the Merger Control Laws, filing and recordation of the Certificate of Merger as required by Delaware Law, and filings required by the rules of the American Stock Exchange or any other stock exchange or market, and except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Buyer Material Adverse Effect.

     Section 6.4 LITIGATION. As of the date hereof, there is no civil, criminal or administrative suit, action or proceeding pending or, to the knowledge of Buyer, threatened against or affecting Buyer or any of its Subsidiaries that, if adversely determined against Buyer or any of its Subsidiaries, would materially impair or delay the parties' ability to consummate the Transactions.

     Section 6.5 BROKERS. No agent, broker, finder, investment banker or other firm or Person is or will be entitled to any broker's or finder's fee or other similar commission or fee in connection with the Transactions based upon arrangements made by or on behalf of Buyer.

     Section 6.6 FINANCING. Buyer has sufficient funds to pay the liquidated damages as provided by Section 10.6. Buyer will have, prior to the expiration of the Offer or the Merger, as applicable, sufficient funds to consummate the Transactions, including the payment in full of the Offer Price and/or the Merger Consideration for all shares of Company Common Stock validly tendered in the Offer or outstanding at the Effective Time.

                                   ARTICLE VII

                     CONDUCT OF BUSINESS PENDING THE MERGER

     Section 7.1 CONDUCT OF COMPANY PENDING THE MERGER.

            (a) From and after the date hereof  until the date on which  Company shall have caused Buyer's designees to be appointed to Company's Board of Directors pursuant to Section 1.3, except as contemplated by this Agreement or unless Buyer shall otherwise agree in writing, Company covenants and agrees that it shall, and shall cause its Subsidiaries to, (i) carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, except as provided below, use commercially reasonable efforts to conduct their businesses in a manner consistent with the budgets and plans heretofore made available to Buyer, (ii) use commercially reasonable efforts to preserve intact their present business organizations, keep available the services of their employees and consultants and preserve their relationships and goodwill with customers, suppliers, licensors, licensees, distributors, investors and others having business dealings with them, and (iii) use commercially reasonable efforts to protect the Intellectual Property Rights to the end that its and its Subsidiaries' goodwill and on-going businesses shall not be impaired in any material respect as of the Closing Date. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or as set forth on EXHIBIT 7.1 hereto or unless Buyer shall otherwise agree in writing, prior to the date on which Company shall have caused Buyer's designees to be appointed to Company's Board of Directors pursuant to Section 1.3, Company shall not and shall not permit its Subsidiaries to:

                  (i) Declare, set aside, or pay any dividends on, or make any other distributions (including partnership distributions) in respect of, any of its capital stock or other equity interests, other than dividends and distributions by any direct or indirect Subsidiary of Company to its parent; split, combine or reclassify any of its capital stock or other equity interests or, other than pursuant to the exercise or conversion of Company Stock Options, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or purchase, redeem or otherwise acquire, other than pursuant to the exercise or conversion of Company Stock Options, any shares of capital stock or other equity interests of Company or any of its Subsidiaries or any other equity securities thereof or any rights, warrants or options to acquire any such shares or other securities other than purchases, redemptions or acquisitions of equity securities of wholly owned Subsidiaries of Company or rights, warrants or options to acquire such securities.

                  (ii) Grant, award, modify or enter into any compensation or change of control arrangement with any employee of Company or any of its Subsidiaries.

                  (iii) Modify or enter into any employment, consulting or other service agreement with any Person or otherwise hire any new employees, consultants or other agents; PROVIDED, HOWEVER, that Company may, within 15 days of the date hereof, enter into (A) a Transition Services and Employment
Agreement with Stephen M. Bess, (B) a Transition Services and Employment Agreement with Richard K. Brock, and (C) a Transition Services, Employment and Consulting Agreement with Susan C. Santo, in each case in the form attached hereto as EXHIBIT 7.1(A)(III)(A), EXHIBIT 7.1(A)(III)(B), and EXHIBIT 7.1(A)(III)(C), respectively.

                  (iv) Except for issuances of capital stock or other equity interests of a Subsidiary of Company to Company or a wholly owned Subsidiary of Company, issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of Company's or any of its Subsidiaries' capital stock or other equity interests, including any Company Stock Options, any other voting securities of Company or its Subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such shares or voting securities (other than the issuance of Company Common Stock upon the exercise of Company Stock Options) or amend the terms of any such securities, rights, warrants or options or take any action to accelerate the vesting thereof (other than any amendments in connection with the acceleration of vesting of currently outstanding Company Stock Options or necessary to enable Company to pay off all outstanding Company Stock Options on or before the Effective Date).

                  (v) Amend the certificate of incorporation, by-laws or other governing documents of Company or any of its Subsidiaries.

                  (vi) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or equity interests of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or any assets that are material, individually or in the aggregate, to Company or any of its Subsidiaries.

                  (vii) Subject to a Lien or other encumbrance or sell, lease, license or otherwise dispose of any of its material properties or assets or any Intellectual Property Rights, except in the ordinary course of business consistent with past practices and except transactions between a wholly owned Subsidiary of Company and Company or another wholly owned Subsidiary of Company, or adopt a plan of complete or partial liquidation.

                  (viii) Incur or modify any indebtedness for borrowed money or the deferred purchase price of any property or services (excluding trade payables and other accrued current liabilities arising in the ordinary course of business) or guarantee any such indebtedness of another Person; issue or sell any debt securities of Company or any of its Subsidiaries; guarantee any debt securities of another Person (other than indebtedness to, guarantees of, or issuances or sales to Company or a wholly owned Subsidiary of Company); enter into any "keep well" or other agreement to maintain any financial condition of another Person; or enter into any capital lease obligations.

                  (ix) Make any loans, advances or capital contributions to, or investments in, any other Person, other than to Company or any direct or indirect Subsidiary of Company, or, except in an amount or amounts not to exceed $300,000 in the aggregate, settle or compromise any material claims or litigation.

                  (x) Except in the ordinary course of business in an amount or amounts not to exceed $50,000 in the aggregate, make any capital expenditures, whether or not pursuant to plan.

                  (xi) Take any action that would cause any of Company's representations and warranties herein to become untrue in any material respect.

                  (xii) Authorize, or commit or agree to take, any of the foregoing actions.

            (b) Company shall promptly provide Buyer with copies of all filings made by it or its Affiliates with any Governmental Entity in connection with this Agreement and the Transactions contemplated hereby.

            (c) Company shall, before filing a material amended Tax return, changing any material method of Tax accounting or settling or compromising any material Tax litigation, Tax claim, income Tax or other Tax liability of Company or any of its Affiliates, consult with Buyer and its advisors as to the positions and elections that will be taken or made with respect to such matter and shall not enter into any such settlement or compromise without the consent of Buyer.

     Section 7.2 CONDUCT OF COMPANY'S AFFILIATES (EXCLUDING ITS SUBSIDIARIES) PENDING THE MERGER. From and after the date hereof until the date on which Company shall have caused Buyer's designees to be appointed to Company's Board of Directors pursuant to Section 1.3, Company shall cause its Affiliates (excluding its Subsidiaries) to (a) carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, (b) other than the repurchase of units to the extent permitted by any settlement of the Koch Action, refrain from acquiring or agreeing to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or equity interests of, or by any other manner, any other Person or division thereof, or any assets that are material, individually or in the aggregate, to such Affiliate, (c) refrain from making any capital expenditures other than in connection with the repair, maintenance or improvement of currently held assets, (d) only for those Affiliates whose governing documents permit or are currently being amended (subject to court approval in the Koch Action) to permit reinvestment of proceeds into the purchase of additional equipment, refrain from declaring, setting aside or making any distributions in respect of its equity interests except in the ordinary course consistent with past practice, and (e) refrain from adopting any shareholder rights plan or similar plan or arrangement. Notwithstanding anything in this Agreement to the contrary, in no event shall Company be required to take any action to cause any of its Affiliates (other than its Subsidiaries) to take any action or refrain from taking any action solely to the extent that the taking of such action by Company would violate any fiduciary duties under applicable Law or the governing documents of such Affiliate owed by Company as a manager or general partner of such Affiliate.

     Section 7.3 SPECIAL MEETING.

            (a) If required by applicable Law in order to consummate the Merger, Company shall take all actions necessary, in accordance with applicable Law and its certificate of incorporation and by-laws, to convene a special meeting of its stockholders (the "SPECIAL MEETING") as promptly as reasonably practicable following the date on which Buyer completes the purchase of the shares of Company Common Stock pursuant to the Offer (the "OFFER COMPLETION DATE"), for the purpose of considering and taking action upon the Merger and this Agreement. Subject to Section 8.8(b), Company's Board of Directors shall recommend approval of the Merger and this Agreement and shall take all lawful action to solicit and obtain such approval.

            (b) If Buyer shall acquire at least 90% of the outstanding shares of Company Common Stock, pursuant to the Offer or otherwise, the parties agree, subject to satisfaction or (to the extent permitted hereunder) waiver of all conditions to the Merger, to take all necessary and appropriate action to cause the Merger to be effective as soon as reasonably practicable after the Offer Completion Date without the Special Meeting.

     Section 7.4 FURTHER ACTION; CONSENTS; FILINGS.

            (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate actions and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective as promptly as practicable the Transactions and to cooperate with each other in connection with the foregoing. Without limiting the generality of the foregoing, each of the parties agrees to take all appropriate actions to obtain from Governmental Entities any Governmental Authorizations required to be obtained or made by Buyer, Company or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, and to make all necessary filings, and thereafter make any other required submissions, that are required under (i) the Exchange Act, the Securities Act or the Blue Sky Laws, (ii) the HSR Act or any other Merger Control Laws, and (iii) any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested by the nonfiling party or its advisors in connection therewith.

            (b) Each of Buyer and Company shall file, as soon as practicable after the commencement of the Offer, notifications under the HSR Act. Buyer and Company shall, and shall cause their Subsidiaries who are required to do so to, file any other applications or notices required under other Merger Control Laws, respond as promptly as practicable to all inquiries or requests that may be made pursuant to any Merger Control Laws for additional information or documentation, and respond as promptly as practicable to all inquiries and requests received from any Governmental Entity in connection with antitrust matters or matters relating to Permits. Each of Buyer and Company, to the extent applicable, further agrees to file contemporaneously with the filing of the applications any requests for waivers of applicable Governmental Authorizations as may be available and to expeditiously prosecute such waiver requests and diligently submit any additional information or amendments for which any Governmental Entity may ask with respect to such waiver requests. The parties shall cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other parties and its advisors prior to filing or responding.

            (c) Prior to the date on which Company shall have caused Buyer's designees to be appointed to Company's Board of Directors pursuant to Section 1.3, Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to assist Buyer in its integration of the acquisition of Company, including the prompt and orderly transition of employees, customers and suppliers of Company's and its Affiliates' businesses and providing assistance to Buyer in connection with the integration of Company's and its Affiliates' lines of business and services with those of Buyer.

Section 7.5 ESCROW. Buyer and Company have entered into an Escrow Agreement, in the form attached as EXHIBIT 7.5 hereto (the "ESCROW AGREEMENT"), with Bank of San Francisco (the "ESCROW AGENT"). Buyer has delivered to the Escrow Agent cash in the amount of $1,200,000, and Company has delivered to the Escrow Agent cash in the amount of $1,700,000, each of which the Escrow Agent will hold, pursuant to the Escrow Agreement, in an interest-bearing account with an institution the deposits in which are insured by an agency of the United States or, upon joint instructions of Buyer and Company, invested in securities issued by the United States or any department or agency thereof. Buyer and Company acknowledge and agree that the Escrow Agent will release and pay over such amounts, including the proceeds and income derived (directly or indirectly) therefrom, to Buyer and/or Company solely as provided in the Escrow Agreement.

     Section 7.6 COMPANY STOCK OPTIONS. In connection with the Transactions:

            (a) At the Offer Conditions Satisfaction Date, without any action on the part of the holder thereof, each unvested Company Stock Option which remains as of such time unexercised in whole or in part shall be automatically and immediately vested and fully exercisable.

            (b) In the event any holder of any Company Stock Options exercises any Company Stock Options or surrenders any Company Stock Options to Company (which may take the form of a letter to Company requesting a cash out of such holder's Company Stock Options pursuant to this Section 7.6(b)), in either case on or after the Offer Conditions Satisfaction Date and before the Effective Time, Company shall pay to such holder cash in an amount equal to the excess, if any, of the Offer Price over the exercise price of such Company Stock Option.

            (c) The Board of Directors of Company (or a duly appointed committee thereof responsible for the administration of the Company Stock Option Plans in accordance with the terms of each such plan) shall, prior to or as of the Offer Conditions Satisfaction Date, take all necessary actions, pursuant to and in accordance with the terms of the Company Stock Option Plans and the instruments evidencing the Company Stock Options, to provide for the accelerated vesting described in Section 7.6(a).

                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

     Section 8.1 ACCESS TO INFORMATION; CONFIDENTIALITY.

            (a) From the date hereof until the Closing or the earlier termination of this Agreement in accordance with its terms, Company shall, and shall cause its Affiliates to, afford to Buyer and Buyer's accountants, counsel and other representatives full and reasonable access during normal business hours (and at such other times as the parties may mutually agree) to their properties, books, contracts, commitments, records and personnel and, during such period, furnish promptly to Buyer (a) a copy of each report, schedule and other document filed or received by them pursuant to the requirements of the Exchange Act and the Securities Act, and (b) all other information concerning their business, properties and personnel as Buyer may reasonably request, including information regarding customers, suppliers and personnel and the opportunity to meet with such Persons to discuss their business and relations with Company or its Affiliates. Company shall, and shall cause its Affiliates to, permit Buyer full access to the Intellectual Property Rights. Buyer shall conduct its review in a manner reasonably calculated not to disrupt Company's or its Affiliates' business and operations. No investigation pursuant to this Section 8.1 shall limit any representation or warranty of Company.

            (b) Buyer shall hold, and shall cause its employees, agents and representatives to hold, in confidence all "Confidential Information" in accordance with the terms of the Confidentiality Agreement, dated November 23, 1999, between Buyer and Imperial Capital, LLC (the "CONFIDENTIALITY AGREEMENT"), which shall remain in full force and effect in accordance with the terms thereof, including in the event of any termination of this Agreement.

            (c) Company shall hold, and shall cause its employees, agents and representatives to hold, in confidence, unless compelled to disclose by non-appealable judicial or administrative process or, in the opinion of its counsel, by applicable Law, all documents and information concerning Buyer or any of its Affiliates furnished to Company or any of its Affiliates in connection with the Transactions, except to the extent that such information can be shown to have been (i) previously known to Company, (ii) in the public domain through no fault of Company, or (iii) later lawfully acquired by Company from other sources not under a confidentiality obligation to Buyer or any of its Affiliates.

     Section 8.2 PROXY STATEMENT.

            (a) If required by applicable Law in order to consummate the Merger, Company shall prepare a proxy statement satisfying all requirements of the Exchange Act for the purposes of holding the Special Meeting. Such proxy statement in the form mailed by Company to its stockholders, together with any and all amendments or supplements thereto, are herein referred to as the "PROXY STATEMENT."

            (b) If applicable, Buyer will furnish Company with such information concerning it and its Subsidiaries as is necessary in order to cause the Proxy Statement, insofar as it relates to Buyer and its Subsidiaries, to comply with applicable Law. Buyer agrees to promptly advise Company if, at any time prior to the Special Meeting, any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide Company with the information needed to correct such inaccuracy or omission. Buyer will furnish Company with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to Buyer and its Subsidiaries, to comply with applicable Law after the mailing thereof to the stockholders of Company.

            (c) If applicable, Company will include in the Proxy Statement such information concerning Company and its Subsidiaries as is necessary in order to cause such Proxy Statement, insofar as it relates to Company and its Subsidiaries, to comply with applicable Law. If, at any time prior to the Special Meeting, any information included or incorporated by reference by Company in the Proxy Statement is or becomes incorrect or incomplete in any material respect, Company shall correct such inaccuracy or omission. Company will include or incorporate such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to Company and its Subsidiaries, to comply with applicable Law after the mailing thereof to the stockholders of Company.

            (d) If required by applicable Law in order to consummate the Merger, Company shall (i) promptly file with the SEC, use commercially reasonable efforts to have cleared with the SEC and thereafter mail to its stockholders, as promptly as practicable after the Offer Completion Date, the Proxy Statement and all other proxy materials necessary or appropriate for the Special Meeting, (ii) use commercially reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the Merger, and (iii) otherwise comply with all legal requirements applicable to stockholders meetings.

     Section 8.3 RELATED AGREEMENT. Simultaneously with the execution and delivery of this Agreement and as material consideration for the execution and delivery of this Agreement by Buyer, Robert Tidball, Doug Goodrich, Steel Partners II, L.P., Steel Partners L.L.C. and Warren G. Lichtenstein are entering into the Related Agreement pursuant to which they, among other things, agree to tender their shares of Company Common Stock pursuant to the Offer, grant to Buyer the Related Option, and vote their shares of Company Common Stock in favor of the Merger.

     Section 8.4 PUBLIC ANNOUNCEMENTS. On or before the Closing Date, neither Buyer nor Company shall (nor shall they permit any of their respective Affiliates to), without prior consultation with the other parties and such other parties' review of and consent to any public announcement concerning the Transactions, issue any press release or make any public announcement with respect to Transactions during such period, and Buyer and Company shall, to the extent practicable, allow the other parties reasonable time to review and comment on such release or announcement in advance of its issuance and use reasonable efforts in good faith to reflect the reasonable and good faith comments of such other party; provided, however, that no party shall be prevented from making any disclosure required by Law at the time so required because of any delay on the part of another party. The parties intend that the initial announcement of the terms of the Transactions shall be made by a joint press release of Buyer and Company.

     Section 8.5 INDEMNIFICATION OF COMPANY'S DIRECTORS AND OFFICERS. Buyer agrees that all rights to indemnification existing as of the date hereof in favor of any director, officer, employee or agent of Company or any of its Subsidiaries ("INDEMNIFIED PARTIES") as provided by Law in their respective certificates of incorporation, by-laws or other governing documents or in indemnification agreements with Company or any of its Subsidiaries, or otherwise in effect as of the date hereof, shall survive the Offer and the Merger and shall continue in full force and effect. Without limiting the generality of the foregoing, in the event any Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including the Transactions, occurring prior to or at the Effective Time, the Surviving Corporation shall, to the extent required by any such right to indemnification existing at Law, in Company's or any of its Subsidiaries' certificates of incorporation, by-laws or other governing documents or in any such indemnification agreements, pay as incurred such Indemnified Party's legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith.

     Section 8.6 NOTICE OF BREACHES AND CERTAIN EVENTS.

            (a) Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to Company, of (i) any representation or warranty made by it contained in this Agreement which, to its knowledge, has become untrue or inaccurate in any material respect, or (ii) the failure by it, to its knowledge, to comply with or satisfy in any material respect any covenant, condition, or agreement to be complied with or satisfied by it under this Agreement; PROVIDED, HOWEVER, that such notification shall not excuse or otherwise affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

            (b) Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to Company, of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the Transactions, (ii) any notice or other communication from any Governmental Entity in connection with this Agreement or the Transactions, (iii) any actions, suits, claims, investigations, orders, decrees, complaints or proceedings commenced, or to its knowledge, threatened against, relating to or involving or otherwise affecting Company, Buyer or any of their respective Affiliates that relate to the consummation of the Transactions, and
(iv) any substantial damage to any material asset of Company or any of its Affiliates.

            (c) Buyer shall give prompt notice to Company of the occurrence, to its knowledge, of any of the events described in clause (c)(ii), clause (d), clause (e), clause (f), clause (g) or clause (i) of EXHIBIT 1.1 hereto; PROVIDED, HOWEVER, that such notification shall not excuse or otherwise affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     Section 8.7 TRANSFER AND GAINS TAXES AND CERTAIN OTHER TAXES AND EXPENSES. Buyer agrees that the Surviving Corporation will pay all real property transfer, gains and other similar taxes and all documentary stamps, filing fees, recording fees and sales and use taxes, if any, and any penalties or interest with respect thereto, payable in connection with consummation of the Merger without any offset, deduction, counterclaim or deferment of the payment of the Merger Consideration.

     Section 8.8 ACQUISITION PROPOSALS.

            (a) Company agrees that it shall not nor shall any of its Affiliates or any of its or its Affiliates' officers, directors, employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Affiliates), directly or indirectly, initiate, solicit, induce, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets of Company or more than 5% of the Company Common Stock or the capital stock or other equity interests of any of its Affiliates (other than any repurchases of limited partnership interests of Affiliates as may be required under any settlement of the Koch Action) or the assets any of its Subsidiaries (any such proposal or offer (other than a proposal or offer made by Buyer) being hereinafter referred to as an "ACQUISITION PROPOSAL"). Company further agrees that neither it nor any of its Affiliates nor any of its or its Affiliates' officers, directors, employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Affiliates) shall, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal. Notwithstanding the foregoing, (A) in the event that any of Company's Affiliates (excluding its Subsidiaries) shall be requested to provide information to any of such Affiliate's partners or members (or any assignee of any of such partners or members) who requests such information in accordance with the provisions of such Affiliate's governing documents or as provided by Law, such Affiliate shall be permitted to provide to such Person the information requested if and only to the extent that (i) such Affiliate, after consultation with and receipt of advice from Company's outside legal counsel, shall have made a good faith determination that the requested information is required to be so provided by Law or by such Affiliate's governing documents,
(ii) prior to providing any such information, Company notifies Buyer of such request, and (iii) neither Company nor any of its Affiliates takes any other actions prohibited by this Section 8.8(a), and (B) Company and its Board of Directors shall be permitted (1) to comply with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, and (2) in response to an unsolicited bona fide written Acquisition Proposal by any Person, to engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that (i) neither the Offer Completion Date nor the Special Meeting shall have occurred, (ii) Company's Board of Directors, upon the advice of Company's financial advisors and outside legal counsel, concludes in good faith that such Acquisition Proposal could reasonably be expected to result in a Superior Proposal and, after consultation with and receipt of advice from Company's outside legal counsel, that the failure to take such action could reasonably be deemed to constitute a breach of its fiduciary duties under applicable Law, (iii) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, Company's Board of Directors receives from such Person an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement (including the standstill provisions contained therein, unless Company shall have amended the Confidentiality Agreement to modify any standstill provisions therein to be no more restrictive of Buyer than such Person is restricted pursuant to such confidentiality agreement), (iv) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, Company's Board of Directors notifies Buyer immediately upon receipt thereof of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers, and (v) Company's Board of Directors uses its good faith efforts to minimize the costs and expenses to Company associated with any such actions, so long as such cost-minimization efforts would not prevent Company from carrying out its fiduciary duties under applicable Law. Company agrees that it will keep Buyer informed, on a current basis, of the status and terms of any Acquisition Proposals and the status of any such discussions or negotiations. Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal and enforce the right to recover or cause to be destroyed all information regarding Company or its Affiliates in the possession of such Persons and their respective Affiliates, representatives and advisors. Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of this
Section 8.8(a) of the obligations undertaken in this Section 8.8(a) and that any breach of the provisions of this Section 8.8(a) by any officer or director of Company or its Affiliates or any investment banker, financial advisor, attorney, accountant or other representative of Company or its Affiliates will be deemed a breach by Company.

            (b) Except as permitted in this Section 8.8(b), neither Company's Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Buyer, or take any action not explicitly permitted by this Agreement that would be inconsistent with, the approval or recommendation by such Board of Directors or committee of the Transactions, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "ACQUISITION AGREEMENT") related to any Acquisition Proposal. Notwithstanding the foregoing, in the event that, prior to the Offer Completion Date, Company's Board of Directors, after consultation with and receipt of advice from Company's financial advisors and outside legal counsel, determines in good faith that an Acquisition Proposal constitutes a Superior Proposal and that the failure to take such action could reasonably be deemed to constitute a breach of its fiduciary duties under applicable Law, Company's Board of Directors may (x) modify in any adverse manner or withdraw its approval or recommendation of the Merger in connection with the Special Meeting, (y) approve or recommend a Superior Proposal, and (z) if it so chooses, cause Company to enter into an Acquisition Agreement with respect to such Superior Proposal but, in each of the cases, only if (A) two days have elapsed following Buyer's receipt of written notice from Company advising Buyer that the Board of Directors of Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the Person making such Superior Proposal, and advising Buyer that the Board of Directors of Company has determined, upon the advice of Company's financial advisors and outside legal counsel, that it will no longer recommend approval of the Merger,
(B) Company has paid the Termination Fee (plus the third-party fees and expenses provided in Section 10.3(b)) to Buyer, and (C) Company has terminated this Agreement in accordance with its terms. During the two-day period referred to in clause (A) of the immediately preceding sentence, Buyer shall not enter into any agreement with the Person making the Superior Proposal concerning an Acquisition Proposal with regard to Company.

            (c) During the period from the date of this Agreement until the Effective Time or earlier termination of this Agreement, Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Affiliates is a party (other than any involving Buyer). During such period, Company agrees to enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements or to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having competent jurisdiction.

            (d) During the period from the date of this Agreement until the Effective Time or earlier termination of this Agreement, Company shall not enter into any shareholder rights or similar plan.

     Section 8.9 CASH BALANCE. Without incurring any indebtedness, Company shall have, on the Initial Expiration Date and on the Offer Conditions Satisfaction Date, a minimum cash balance, when combined with any amounts deposited with the Escrow Agent by Company pursuant to the Escrow Agreement, of not less than the amount shown on EXHIBIT 8.9 hereto.

     Section 8.10 SEVERANCE POLICY. Buyer shall maintain, with respect to each of the employees listed on Exhibit 8.10 hereto, Company's severance policy as in effect on the date hereof and as described in Exhibit 8.10 hereto, and shall recognize all service of each such employee with Company at the levels set forth on Exhibit 8.10 hereto for purposes of calculating applicable severance amounts payable pursuant to the policy; provided, however, that Buyer shall have no obligation to continue the vesting of any additional benefits for any employee under such policy and shall have no obligation to extend the benefits of such policy to any employee not listed on Exhibit 8.10 hereto. With respect to those severance agreements listed on Schedule 5.5 hereto, from and after the Offer Conditions Satisfaction Date, Buyer agrees to assume and be bound by the terms of such agreements.

     Section 8.11 HEALTH BENEFITS. From and after the Effective Time, to the extent permitted by the sponsor or other issuer thereof, Buyer shall maintain, without change (except as required pursuant to the terms thereof), with respect to each officer or employee of Company, Company's currently existing policies of group health insurance for the duration of the current policy year. Buyer shall, not later than one month prior to the end of such policy year, commence a review and evaluation of Company's group health insurance in light of projected insurance costs, market conditions generally, the insurance benefits provided to employees of Affiliates of Buyer and such other considerations as Buyer may determine.

                                   ARTICLE IX

                              CONDITIONS PRECEDENT

     Section 9.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

            (a) Buyer shall have purchased shares of Company Common Stock pursuant to the Offer; provided that this condition shall be deemed to have been satisfied with respect to the obligation of Buyer to effect the Merger if Buyer fails to accept for payment, or to pay for, shares of Company Common Stock pursuant to the Offer in violation of the terms of the Offer or this Agreement.

            (b) If required by applicable Law in order to consummate the Merger, this Agreement and the Merger shall have been approved and adopted by the requisite vote of the holders of Company Common Stock at the Special Meeting in the manner required by Law and the rules of the American Stock Exchange or any other stock exchange or market, but only if Buyer shall have used its best efforts to satisfy such condition.

            (c) The waiting period applicable to the consummation of the Merger under the HSR Act and any other applicable Merger Control Laws shall have expired or been terminated and any material consents from third parties listed on EXHIBIT 9.1 hereto which are required to be received prior to the Closing Date with respect to the Transactions shall have been received.

            (d) The consummation of the Merger shall not be prohibited by any provision of applicable Law or restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling by a Governmental Entity of competent jurisdiction.

                                   ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

     Section 10.1  TERMINATION.  This  Agreement  may be  terminated at any time
prior  to  the  Effective  Time,   whether  before  or  after  approval  by  the
stockholders of Company:

            (a) By mutual written consent of Buyer and Company.

            (b) By Buyer or Company if (i) any Governmental  Entity of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any order, judgment, decree, injunction or ruling which, after commercially reasonable efforts on the part of Buyer and Company to resist, resolve or lift, permanently restrains, enjoins or otherwise prohibits the Merger and such order, judgment, decree, injunction or ruling shall have become final and nonappealable, or (ii) the purchase of shares of Company Common Stock pursuant to the Offer shall not have been consummated on or before June 30, 2001, provided that the right to terminate this Agreement under this Section 10.1(b)(ii) shall not be available to any party whose failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the purchase of shares of Company Common Stock pursuant to the Offer to occur on or before such date.

            (c) By Buyer or Company if the Merger shall not have been consummated on or before the first anniversary of the date of this Agreement, provided that the right to terminate this Agreement under this Section 10.1(c) shall not be available to any party whose failure to perform in any material respect any covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date.

            (d) By Buyer if the Board of Directors of Company, or any committee thereof, shall (i) modify in any adverse manner or withdraw the Company Board Approval or any part thereof (including by amending the Schedule 14D-9), (ii) approve or recommend a Superior Proposal pursuant to Section 8.8(b), or (iii) resolve to take any of the actions specified in clauses (i) or (ii) above.

            (e) By Company if Company shall enter into any Acquisition Agreement with any Person concerning a Superior Proposal, but only if (i) Company's Board of Directors, after consultation with and receipt of advice from Company's financial advisors and outside legal counsel, determines in good faith that the proposed Acquisition Agreement constitutes a Superior Proposal and that the failure to enter into such Acquisition Agreement could reasonably be deemed to constitute a breach of its fiduciary duties under applicable Law, and (ii) two days have elapsed following Buyer's receipt of written notice from Company advising Buyer that the Board of Directors of Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the Person making such Superior Proposal, and advising Buyer that the Board of Directors of Company has determined, upon the advice of Company's financial advisors and outside legal counsel, that it will no longer recommend approval of the Merger.

     Section 10.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 10.1, this Agreement and the Related Agreement shall forthwith terminate and there shall be no liability hereunder on the part of any of Company, Buyer or their respective officers or directors; provided, however, that Sections 5.21 and 6.5 (Brokers), the second to last sentence of
Section 8.1 (Confidentiality), Section 8.8 to the extent that the Termination Fee is required to be paid, until such Termination Fee (plus the third-party fees and expenses provided in Section 10.3(b)) is paid, this Section 10.2,
Section 10.3 (Fees and Expenses), 10.6 (Liquidated Damages), Section 11.6 (Governing Law) and 11.11 (Litigation) shall survive the termination and remain in full force and effect; and, provided, further, that each party shall remain liable for any breaches prior to the termination of this Agreement with respect to such party's covenants hereunder and representations and warranties hereunder.

     Section 10.3 FEES AND EXPENSES.

            (a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, except as otherwise provided in this Section
10.3 or in Section 8.8 or Section 10.2.

            (b) Buyer and Company agree that Company shall be obligated to pay to Buyer the sum of $1,000,000 (the "TERMINATION FEE"), plus third-party fees and expenses (including investment banking fees, financing fees, third-party due diligence fees, accounting fees and legal fees) incurred by Buyer in connection with this Agreement and the Transactions (which the parties agree shall be equal to no more and no less than $500,000) solely as follows:

                  (i) If  Buyer  shall  terminate  this  Agreement  pursuant  to
Section 10.1(b), provided that Buyer shall not be entitled to the Termination Fee pursuant to this Section 10.3(b)(i) if the events or circumstances giving rise to such termination right were beyond the control of Company and Company used commercially reasonable efforts to attempt to cause such events or circumstances to (A) not occur, or (B) cease to exist.

                  (ii) If Buyer  shall  terminate  this  Agreement  pursuant  to
Section 10.1(d).

                  (iii) Upon any breach of the Related Agreement or any determination by a court with jurisdiction thereover that the Related Agreement is unenforceable, but only if the court challenge was brought by a party thereto other than Buyer.

                  (iv) If Company shall  terminate  this  Agreement  pursuant to
Section 10.1(e).

                  (v) If Buyer shall terminate this Agreement and then, on or before the first anniversary of the date hereof, Company enters into a definitive purchase agreement, with an Alternative Price in excess of the Offer Price, with any Person with whom Company entered into or otherwise initiated, solicited or conducted any discussions or negotiations concerning an Acquisition Proposal prior to the termination of this Agreement but after the date hereof; PROVIDED, HOWEVER, that if such definitive purchase agreement is entered into after the six-month anniversary of the date hereof, the parties to such definitive purchase agreement must have closed the transactions contemplated thereby, whether such closing occurs before or after the first anniversary of the date hereof.

            (c) The Termination Fee (plus the third-party fees and expenses provided in Section 10.3(b)) shall be paid prior to, and shall be a pre-condition to the effectiveness of, any termination of this Agreement by Company pursuant to Section 10.1(e). Except as otherwise set forth in Section 10.3(b)(v), the Termination Fee (plus the third-party fees and expenses provided in Section 10.3(b)) shall be paid within two Business Days following any termination of this Agreement by Buyer pursuant to Section 10.1. All payments under Section 10.3(b) shall be made by wire transfer of immediately available funds to an account designated by Buyer.

     Section 10.4 AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after approval hereof by the stockholders of Company, but, after such approval, no amendment shall be made which under applicable Law would require approval of Company's stockholders without the further approval of such stockholders; provided, however, that from and after the date on which Company shall have caused Buyer's designees to be appointed to Company's Board of Directors pursuant to Section 1.3 until the Effective Time, if there is no Continuing Director, then this Agreement cannot be amended except as required by Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 10.5 WAIVER. At any time prior to the Closing, the parties hereto may, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or other acts of any other party hereto,
(b) waive any inaccuracies in the representations and warranties by any other party contained herein or in any documents delivered by any other party pursuant hereto, and (c) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein; provided, however, that from and after the date on which Company shall have caused Buyer's designees to be appointed to Company's Board of Directors pursuant to Section
1.3 until the Effective Time, if there is no Continuing Director, then Company can neither waive nor extend the aforementioned items or performances of the aforementioned actions except as required by Law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     Section 10.6 LIQUIDATED DAMAGES. In the event of a breach of this Agreement by Buyer which results in the failure of the parties to consummate the Transactions on or before June 30, 2001, (a) Buyer shall pay to Company, as liquidated damages, $1,000,000, and (b) neither Buyer nor any of its Affiliates shall, for a period of twelve months following such breach, unless such action involves an offer to purchase shares of Company Common Stock at an Alternative Price in excess of the Offer Price, (i) acquire, publicly offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of Company or any of its Affiliates or, except in the ordinary course of business, any assets of Company or any of its Affiliates, (ii) make or in any way participate in, directly or indirectly, any solicitation of proxies (as such terms are used in the rules of the Securities and Exchange Commission) or consents to vote, or seek to advise or influence any Person or entity with respect to the voting of, any voting securities of Company, (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any merger, consolidation, business combination, tender or exchange offer, restructuring, recapitalization or other extraordinary transaction involving Company or any of its securities or material assets, (iv) form, join or in any way participate in any "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) in connection with any voting securities of Company, (v) otherwise act, alone or in concert with others, to seek to control or influence the management, Board or Directors or policies of Company, or (vi) have any discussions or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, assist or encourage, any other Person in connection with any of the foregoing.

                                   ARTICLE XI

                               GENERAL PROVISIONS

     Section 11.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations and warranties in this Agreement shall not survive the date on which Company shall have caused Buyer's designees to be appointed to Company's Board of Directors pursuant to Section 1.3.

     Section 11.2 NOTICES. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile (with confirmation of receipt), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     If to Company:

              PLM International, Inc.
              One Market
              Steuart Street Tower, Suite 800
              San Francisco, California  94105
              Attention:  Stephen Bess
              Facsimile:  (415) 905-7256

     With copies to:

              Greene Radovsky Malone & Share LLP
              Four Embarcadero Center, Suite 400
              San Francisco, California  94111
              Attention:  Joseph S. Radovsky
              Facsimile:  (415) 777-4961

     If to Buyer:

              MILPI Acquisition Corp.
              200 Nyala Farms Road
              Westport, Connecticut  06880
              Attention:  James A. Coyne
              Facsimile:  (203) 341-9988

     With copies to:

              Nixon Peabody LLP
              437 Madison Avenue
              New York, New York  10022
              Attention:  Richard F. Langan, Jr.
              Facsimile:  (212) 940-3111

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 11.2.

     Section 11.3 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at Law or in equity.

     Section 11.4 ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein), together with the Confidentiality Agreement and the Related Agreement, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     Section 11.5 ASSIGNMENTS; PARTIES IN INTEREST. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including to confer third party beneficiary rights, except for the provisions of Article IV and Sections 4.1(c), 7.6, 8.10 and 8.11.

     Section 11.6 GOVERNING LAW. This Agreement shall be governed in all respects by the Laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of Law). The exclusive venue for the adjudication of any dispute or proceeding arising out of this Agreement or the performance hereof shall be the courts located in Dover County, Delaware, and the parties hereto and their Affiliates each consents to and hereby submits to the jurisdiction of any court located in Dover County, Delaware or Federal courts in Delaware.

     Section 11.7 HEADINGS; DISCLOSURE. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Any disclosure by Company or Buyer in any portion of its respective Disclosure Schedule shall be deemed disclosure in each other portion of such Disclosure Schedule to which such disclosure reasonably relates on its face.

     Section   11.8   CERTAIN    DEFINITIONS   AND   RULES   OF    CONSTRUCTION.

            (a) As used in this Agreement:

     "ACQUISITION AGREEMENT" has the meaning set forth in Section 8.8(b).

     "ACQUISITION PROPOSAL" has the meaning set forth in Section 8.8(a).

     "AFFILIATE" as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with that Person, including, with respect to Company, each of the limited liability companies, limited partnerships and other investment programs for which Company or any of its Subsidiaries serves, directly or indirectly, as a manager or general partner or in any similar capacity (including Professional Lease Management Income Fund I, LLC and the PLM Equipment Growth Fund series of investment partnerships); for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGREEMENT" has the meaning set forth in the preamble to this Agreement.

     "ALTERNATIVE PRICE" shall mean the price per share (after giving effect to any stock splits, reverse stock splits, combinations, stock dividends, recapitalizations, redenominations of share capital and similar events declared, paid or made after the date hereof) paid or offered or agreed to be paid. In calculating the Alternative Price, (i) if any portion of the consideration is to be paid in the form of securities or assets other than cash, the value of such securities or assets shall be determined based upon fair market value on the day prior to consummation of the transaction, (ii) amounts paid into escrow and contingent payments shall be included as part of the consideration, and (iii) the consideration shall also include the aggregate amount of (A) dividends or other distributions declared by Company after the date hereof other than normal recurring dividends in amounts not materially greater than currently paid, and
(B) amounts paid by Company to purchase any securities of Company after the date hereof.

     "BENEFIT PLANS" has the meaning set forth in Section 5.8(a).

     "BLUE SKY LAWS" has the meaning set forth in Section 5.4(b).

     "BUSINESS DAY" shall mean any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close.

     "BUYER" has the meaning set forth in the preamble to this Agreement.

     "BUYER DISCLOSURE SCHEDULE" has the meaning set forth in Article VI, Introduction.

     "BUYER MATERIAL ADVERSE EFFECT" shall mean any circumstance, event or occurrence or series of circumstances, events or occurrences which individually or in the aggregate with all other circumstances, events or occurrences would have a material adverse effect on Buyer's ability to consummate the Transactions (including the Offer and the Merger).

     "CERCLA" has the meaning set forth in Section 5.17.

     "CERTIFICATE OF MERGER" has the meaning set forth in Section 2.1.

     "CERTIFICATES" has the meaning set forth in Section 4.2.

     "CLOSING" has the meaning set forth in Section 2.2.

     "CLOSING DATE" has the meaning set forth in Section 2.2.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "COMPANY" has the meaning set forth in the preamble to this Agreement.

     "COMPANY BOARD APPROVAL" has the meaning set forth in Section 5.22.

     "COMPANY COMMON STOCK" has the meaning set forth in Section 1.1(a).

     "COMPANY DISCLOSURE SCHEDULE" has the meaning set forth in Article V, Introduction.

     "COMPANY FINANCIAL STATEMENTS" has the meaning set forth in Section 5.5(b).

     "COMPANY MATERIAL ADVERSE EFFECT" shall mean any circumstance, event or occurrence or series of circumstances, events or occurrences which individually or in the aggregate with all other circumstances, events or occurrences would be reasonably likely to have a material adverse effect on (i) the business, assets, operations, financial condition, revenues or results of operations of Company and its Subsidiaries taken as a whole (which shall not be deemed to occur unless there is a reduction in value or damages in excess of $250,000), other than any Company Material Adverse Effect caused or resulting from (A) the announcement of the Offer or the pendency of the consummation of this Agreement, (B) the taking of any action contemplated or permitted by this Agreement, or (C) the cessation of the employment with Company, for whatever reason, of any or all of Steve Bess, Susan Santo and Rick Brock, or (ii) Company's ability to consummate the Transactions (including the Offer and the Merger). For purposes of determining whether a Company Material Adverse Effect has occurred, the parties will not consider (1) the Koch Action or the results or effects thereof (but only if Company abides by the ruling of any court with jurisdiction over the Koch Action, or, without the consent of Buyer, does not modify the settlement of the Koch Action as currently proposed), (2) the McBride Action or the results or effects thereof, and/or (3) any claim brought or that could be brought by Marubeni or any of its Affiliates, or Guaranty Federal Bank, F.S.B. ("GUARANTY Federal") or any of its Affiliates, arising out of or relating to any breach of, or claim for indemnification under, the Asset Purchase Agreement, dated May 24, 2000, among Company, Marubeni and certain of Company's former Affiliates, as amended (or that certain agreement with Marubeni described in Section 5.7(b)), or the Stock Sale Agreement, dated October 26, 1999, as amended, between Company and Guaranty Federal, as applicable, unless Company has knowledge as of the date hereof of the circumstance, event or occurrence or series of circumstances, events or occurrences giving rise to such claim.

     "COMPANY PREFERRED STOCK" has the meaning set forth in Section 5.2(a).

     "COMPANY  QUARTERLY  FINANCIAL  STATEMENTS"  has the  meaning  set forth in
Section 5.5(c).

     "COMPANY STOCK OPTION" has the meaning set forth in Section 4.1(c)(i).

     "COMPANY STOCK OPTION CONSIDERATION" has the meaning set forth in Section 4.1(c)(i).

     "COMPANY STOCK OPTION PLAN" has the meaning set forth in Section 4.1(c)(i).

     "COMPANY'S FAIRNESS OPINION" has the meaning set forth in Section 5.23.

     "COMPANY'S FAIRNESS OPINION ADVISOR" has the meaning set forth in Section 5.21.

     "CONFIDENTIALITY AGREEMENT" has the meaning set forth in Section 8.1.

     "CONTINUING DIRECTOR" has the meaning set forth in Section 1.3(a).

     "CONTRACTS" has the meaning set forth in Section 5.14.

     "DELAWARE LAW" has the meaning set forth in Section 2.3.

     "EFFECTIVE TIME" has the meaning set forth in Section 2.3.

     "ENVIRONMENTAL LAWS" has the meaning set forth in Section 5.17.

     "ENVIRONMENTAL PERMITS" has the meaning set forth in Section 5.17.

     "ERISA" shall have the meaning set forth in Section 5.8(a).

     "ERISA AFFILIATE" has the meaning set forth in Section 5.8(a).

     "ESCROW AGENT" has the meaning set forth in Section 7.5.

     "ESCROW AGREEMENT" has the meaning set forth in Section 7.5.

     "EXCHANGE ACT" has the meaning set forth in Section 5.4(b).

     "GAAP" has the meaning set forth in Section 5.5(b).

     "GOVERNMENTAL ENTITY" has the meaning set forth in Section 5.4(b).

     "GOVERNMENTAL REGULATION" has the meaning set forth in Section 5.11.

     "GUARANTY FEDERAL" has the meaning set forth in the definition of Company Material Adverse Effect.

     "HAZARDOUS MATERIALS" has the meaning set forth in Section 5.17.

     "HSR ACT" has the meaning set forth in Section 5.4(b).

     "HSR CONDITION" has the meaning set forth in EXHIBIT 1.1 to this Agreement.

     "INDEMNIFIED PARTIES" has the meaning set forth in Section 8.5.

     "INITIAL EXPIRATION DATE" has the meaning set forth in Section 1.1(a).

     "INTELLECTUAL  PROPERTY  RIGHTS"  has the  meaning  set  forth  in  Section
5.15(a).

     "IRS" shall mean the U.S. Internal Revenue Service.

     "KOCH ACTION" means (i) the lawsuit filed as a putative class action on January 22, 1997 in the Circuit Court of Mobile County, Mobile, Alabama, Case No. CV-97-251, against Company and certain of its Subsidiaries, and (ii) the lawsuit filed as a putative class action on May 28, 1997 in the San Francisco Superior Court, San Francisco, California, Case No. 987062, and any related matters filed under the Federal Arbitration Act in the United States District Court for the Northern District of California.

     "LAWS" shall mean any domestic (federal, state or local), foreign or supranational law, rule, regulation, order, judgment or decree.

     "LIEN" shall mean any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, preemptive right, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever other than, with respect to Liens on securities, restrictions imposed by federal and applicable state securities Laws.

     "MARUBENI" has the meaning set forth in Section 5.7(b).

     "MARUBENI AGREEMENT" has the meaning set forth in Section 5.7(b).

     "MCBRIDE ACTION" means the lawsuit styled as McBride v. PLM International, Inc., U.S. District Court for the Northern District of California, Case No. C95 02818 CW.

     "MERGER" has the meaning set forth in Section 2.1.

     "MERGER CONSIDERATION" has the meaning set forth in Section 4.1(a)(iii).

     "MERGER CONTROL LAWS" means the HSR Act and the Laws of any other Governmental Entity with respect to competition, mergers or other business combinations.

     "MINIMUM CONDITION" has the meaning set forth in Section 1.1(a).

     "OFFER" has the meaning set forth in Section 1.1(a).

     "OFFER COMPLETION DATE" has the meaning set forth in Section 7.3(a).

     "OFFER CONDITIONS SATISFACTION DATE" has the meaning set forth in Section 1.1(b).

     "OFFER DOCUMENTS" has the meaning set forth in Section 1.1(c).

     "OFFER PRICE" has the meaning set forth in Section 1.1(a).

     "PAYING AGENT" has the meaning set forth in Section 4.3(a).

     "PERMITS" has the meaning set forth in Section 5.11.

     "PERSON" shall include individuals, corporations, partnerships, limited liability companies, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

     "PROPERTY RIGHTS" has the meaning set forth in Section 5.13.

     "PROXY STATEMENT" has the meaning set forth in Section 8.2(a).

     "RELATED AGREEMENT" has the meaning set forth in the preamble to this Agreement.

     "RELATED OPTION" has the meaning set forth in the Related Agreement.

     "SCHEDULE 14D-9" has the meaning set forth in Section 1.2(b).

     "SCHEDULE TO" has the meaning set forth in Section 1.1(c).

     "SEC" shall mean the U.S. Securities and Exchange Commission.

     "SEC REPORTS" has the meaning set forth in Section 5.5(a).

     "SECURITIES ACT" has the meaning set forth in Section 5.4(b).

     "SPECIAL MEETING" has the meaning set forth in Section 7.3(a).

     "SUBSIDIARY" shall mean, with respect to Buyer, Company or any other Person, any corporation, partnership, joint venture or other legal entity of which Buyer, Company or such other Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity, excluding, with respect to Company, each of the limited liability companies, limited partnerships and other investment programs for which Company or any of its Subsidiaries serves, directly or indirectly, as a manager or general partner or in any similar capacity (including Professional Lease Management Income Fund I, LLC and the PLM Equipment Growth Fund series of investment partnerships).

     "SUPERIOR PROPOSAL" means a bona fide unsolicited written Acquisition Proposal to acquire a majority of the voting power of the shares of Company Common Stock then outstanding or all or substantially all the assets of Company for consideration consisting of cash or securities which the Board of Directors of Company concludes in good faith (after consultation with and receipt of advice from Company's financial advisors and outside legal counsel), taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, (i) would, if consummated, result in a transaction that is more favorable to Company's stockholders (in their capacities as stockholders), from a financial point of view, than the Transactions, and (ii) is reasonably capable of being completed, including a conclusion that its financing, to the extent required, is then committed or is, in the good faith judgment of the Board of Directors of Company (after consultation with and receipt of advice from Company's financial advisors and outside legal counsel), reasonably capable of being financed by the Person making such Acquisition Proposal.

     "SURVIVING CORPORATION" has the meaning set forth in Section 2.1.

     "TAX" shall mean any federal, state, local, foreign or provincial income, gross receipts, property, sales, service, use, license, lease, excise, franchise, employment, payroll, withholding, employment, unemployment insurance, workers' compensation, social security, alternative or added minimum, ad valorem, value added, stamp, business license, occupation, premium, environmental, windfall profit, customs, duties, estimated, transfer or excise tax, or any other tax, custom, duty, premium, governmental fee or other assessment or charge of any kind whatsoever, together with any interest, penalty or addition to tax imposed by any Governmental Entity.

     "TERMINATION FEE" has the meaning set forth in Section 10.3(b).

     "TRANSACTIONS" has the meaning set forth in Section 1.2(a).

            (b) Other Rules of Construction.

                  (i) References in this Agreement to any gender shall include references to all genders. Unless the context otherwise requires, references in the singular include references in the plural and vice versa. References to a party to this Agreement or to other agreements described herein means those Persons executing such agreements.

                  (ii) The words "include", "including" or "includes" shall be deemed to be followed by the phrase "without limitation" or the phrase "but not limited to" in all places where such words appear in this Agreement. The word "or" shall be deemed to be inclusive.

                  (iii) This Agreement is the joint drafting product of Buyer and Company, and each provision has been subject to negotiation and agreement and shall not be construed for or against either party as drafter thereof.

                  (iv) In each case in this Agreement where this Agreement or a Contract is represented or warranted to be enforceable will be deemed to include as a limitation to the extent that enforceability may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar Laws affecting the enforcement of creditors' rights generally and to general equitable principles, whether applied in equity or at Law.

                  (v) All references in this Agreement to financial terms shall be deemed to refer to such terms as they are defined under GAAP, consistently applied.

                  (vi) References in this Agreement to a Person's "knowledge" shall be deemed to refer to such Person's actual knowledge or, in the case of a Person that is not an individual, the actual knowledge of such Person's officers, directors, managers, general partners and their equivalents.

     Section 11.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

     Section 11.10 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economics or legal substance of the Transactions are not affected in any manner materially adverse to any party. Upon determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

     Section 11.11 LITIGATION. In the event of any litigation between Buyer, Company or any third-party beneficiary hereof concerning the terms of this Agreement or the Transactions, the prevailing party will be entitled to reimbursement of its reasonable costs and expenses, including reasonable attorneys fees incurred in trial, appellate and post-appellate proceedings.

     IN WITNESS WHEREOF, Buyer and Company have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized all as of the date first written above.


                                       MILPI ACQUISITION CORP.



                                       By:     /S/ James A. Coyne
                                          --------------------------------------
                                          James A. Coyne, Vice President



                                       PLM INTERNATIONAL, INC.



                                       By:     /S/ Robert Tidall
                                          --------------------------------------
                                          Robert Tidball, Chairman

ANNEX B - OPINION OF IMPERIAL CAPITAL


December 21, 2000

The Board of Directors
PLM International, Inc.
One Market
Steuart Street Tower, Eighth Floor
San Francisco, California 94105

Gentlemen:


You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of PLM International, Inc. (the "Company"), of the aggregate consideration to be received by the shareholders of the Company in connection with the sale of the common stock of the Company to a newly formed corporation affiliated with Equis Financial Group (the "Buyer"). By way of background, on December 11, 2000, the Board held a special meeting to consider the Buyer's offer of $3.50 per share and, in connection therewith and at the Board's request, we issued our opinion, dated December 13, 2000, with respect to the fairness of such offer from a financial point of view (the "Initial Opinion"). Subsequent to the issuance of the Initial Opinion, the Buyer revised the terms of its offer. Pursuant to the terms of the revised offer (the "Transaction"), the Buyer will tender cash consideration equal to $3.46 per share (the "Consideration") for 100% of the outstanding shares of the Company. The tender offer is conditioned upon the Buyer receiving at least 50.1% of the outstanding shares of the Company. Upon a successful tender, the Buyer will subsequently merge with the Company and will pay the remaining shareholders the Consideration.


In connection with the rendering of this opinion, we have:

(i) analyzed certain historical business and financial information relating to the Company, including the Company's Form 10-K for the year ended December 31, 1999 and the Company's Form 10-Q for the period ended September 30, 2000;

(ii) reviewed certain financial forecasts and other data provided to us by the Company, including business plans prepared by senior management of the Company;

(ii) conducted discussions with members of senior management of the Company with respect to the historical operations, businesses and prospects of the Company, the strategic objectives of the Company and possible benefits which might be realized from the Transaction;

(iii) reviewed public information with respect to certain other companies with financial profiles which we deemed to be relevant;

(iv) reviewed the historical market prices and trading activity for the Company's common stock and compared them with those of certain publicly traded companies which we deemed to be relevant;

(v) prepared and delivered to over 200 potential financial and strategic buyers an executive summary describing the Company and subsequently prepared and delivered to over 50 interested parties a confidential information memorandum describing the Company;

(vi) reviewed four written letters of interest to purchase the shares of the Company; and

(vii) conducted such other financial studies, analyses and investigation as we deemed appropriate.

With your consent, we have relied upon the accuracy and completeness of the foregoing financial and other information and have not assumed responsibility for independent verification of such information or conducted any independent valuation or appraisal of any assets of the Company, nor have we been furnished with any such appraisals. With respect to the financial forecasts, we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. We have also relied upon the assurances of senior management of the Company that they are unaware of any facts that would make the information or financial forecasts provided to us incomplete or misleading. We assume no responsibility for, and express no view as to such forecasts or the assumptions on which they are based.

Our opinion expressed herein has been prepared for the information of the Board of Directors of the Company, and our opinion is rendered in connection with the sale of the common stock of the Company to the Buyer. This opinion does not constitute a recommendation to any holder of common stock as to whether such holder should tender his shares to the Buyer. This opinion does not address the business decision of the basis for recommendation in Schedule 14D-9 to engage in the Transaction or address the relative merits of any alternatives discussed by the Board of Directors. No opinion is expressed herein, nor should one be implied, as to the fair market value of the Company's common stock or the prices at which it may trade at any time. It is understood that this opinion may not be disclosed or otherwise referred to or used for any other purpose without our prior written consent, except as may otherwise be required by law or by a court of competent jurisdiction; provided, however, that this opinion may be reproduced in full in the Schedule 14D-9 related to the Transaction.

In the ordinary course of its business and in accordance with applicable state and federal securities laws, Imperial Capital, LLC may trade the securities of the Company for its own account and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

Imperial Capital, LLC is currently acting as financial advisor to the Board of Directors of the Company in connection with the sale of the Company and will receive a fee in connection with the rendering of this opinion and upon the sale of the Company. Additionally, Imperial Capital, LLC has performed investment banking services for affiliates of the Buyer in the past.

Based on and subject to the foregoing, we are of the opinion that as of the date hereof, the Consideration to be received by the shareholders of the Company in the Transaction is fair to such shareholders from a financial point of view. This opinion replaces the Initial Opinion in its entirety.

Very truly yours,



/S/ IMPERIAL CAPITAL, LLC
--------------------------
IMPERIAL CAPITAL, LLC

ANNEX C - DELAWARE GENERAL CORPORATION LAW SECTION 262


Section 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
(i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

(8 Del. C. 1953,ss.262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186,ss.24; 57 Del.
Laws, c. 148,ss.ss.27-29; 59 Del. Laws, c. 106,ss.12; 60 Del. Laws, c.
371,ss.ss.3-12; 63 Del. Laws, c. 25,ss.14; 63 Del. Laws, c. 152,ss.ss.1, 2; 64
Del. Laws, c. 112,ss.ss.46-54; 66 Del. Laws, c. 136,ss.ss.30-32; 66 Del. Laws,
c. 352,ss.9; 67 Del. Laws, c. 376,ss.ss.19, 20; 68 Del. Laws, c. 337,ss.ss.3, 4;
69 Del. Laws, c. 61,ss.10; 69 Del. Laws, c. 262,ss.ss.1-9; 70 Del. Laws, c.
79,ss.16; 70 Del. Laws, c. 186,ss.1; 70 Del. Laws, c. 299,ss.ss.2, 3; 70 Del.
Laws, c. 349,ss.22; 71 Del. Laws, c. 120,ss.15; 71 Del. Laws, c.
339,ss.ss.49-52.)